Exhibit 10.1 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTERISKS [***], HAVE BEEN OMITTED BECAUSE THE CONFIDENTIAL OMITTED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL. EQUITY PURCHASE AGREEMENT BY AND AMONG PROJECT LABRADOR HOLDCO, LLC, AND BRIDGE2 SOLUTIONS, LLC, ASPIRE LOYALTY TRAVEL SOLUTIONS, LLC, BRIDGE2 SOLUTIONS CANADA LTD., B2S RESALE, LLC BAKKT OPCO HOLDINGS, LLC DATED AS OF July 23, 2025

-i- TABLE OF CONTENTS Page ARTICLE I. CERTAIN DEFINITIONS .....................................................................................1 1.1 Certain Definitions .........................................................................................................1 1.2 Terms Defined Elsewhere in This Agreement .............................................................13 ARTICLE II. THE TRANSACTION ........................................................................................14 2.1 The Closing ..................................................................................................................14 2.2 Purchase and Sale ........................................................................................................15 2.3 Closing Adjustment Statement ....................................................................................15 2.4 Escrow Account ...........................................................................................................15 2.5 Withholding Rights ......................................................................................................16 2.6 Payment Procedures .....................................................................................................16 ARTICLE III. POST-CLOSING ADJUSTMENTS .................................................................16 3.1 Closing Date Balance Sheet .........................................................................................16 3.2 TTM Working Capital Report .....................................................................................17 3.3 Disputes Regarding Closing Date Balance Sheet ........................................................17 3.4 Dispute Resolution .......................................................................................................17 3.5 Final Working Capital Adjustment ..............................................................................18 3.6 Final Indebtedness Adjustment ....................................................................................18 3.7 Final TTM Working Capital Adjustment ....................................................................19 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES .............................................................................................................19 4.1 Corporate Organization ................................................................................................19 4.2 Acquired Entities Capitalization ..................................................................................19 4.3 Authority; Approval .....................................................................................................20 4.4 Consents and Approvals of Governmental Entities .....................................................20 4.5 Acquired Company Financial Statements ....................................................................21 4.6 Absence of Certain Changes ........................................................................................22 4.7 Litigation ......................................................................................................................23 4.8 Acquired Entities Taxes and Tax Returns ...................................................................23 4.9 Employee Plans ............................................................................................................26 4.10 Labor and Employment Matters ..................................................................................28 4.11 Contracts ......................................................................................................................31 4.12 Customers and Suppliers..............................................................................................32 4.13 Properties and Assets ...................................................................................................33 4.14 Permits; Compliance with Applicable Laws ................................................................34 4.15 Intellectual Property .....................................................................................................34 4.16 Privacy; Data Security .................................................................................................38 4.17 Related Party Arrangements ........................................................................................38 4.18 Insurance ......................................................................................................................38 4.19 Environmental Matters.................................................................................................39 4.20 Broker’s Fees ...............................................................................................................39

4.21	Absence of Certain Payments	39
4.22	Sanctions Compliance	39
4.23	Sufficiency of Assets	39
4.24	Non-Reliance	40
4.25	Disclaimer of Warranties	40

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PARENT 40

5.1	Organization	40
5.2	Authority and Validity	40
5.3	No Violation	41
5.4	Equity Interests	41
5.5	Litigation	41
5.6	Broker's Fees	41
5.7	Non-Reliance	41
5.8	Disclaimer of Warranties	42

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER................42

6.1	Organization	42
6.2	Authority and Validity	42
6.3	No Violation	43
6.4	Consents and Approvals	43
6.5	Litigation	43
6.6	Financial Capability	43
6.7	Source of Funds; Anti-Money Laundering Laws	43
6.8	Acquisition for Investment	44
6.9	Brokers	44
6.10	No Reliance	44
6.11	Disclaimer of Warranties	45

ARTICLE VII. COVENANTS 45

7.1	Further Assurances	45
7.2	Confidentiality	45
7.3	Publicity	45
7.4	Employee Matters	46
7.5	Preservation of Records; Post-Closing Cooperation	47
7.6	Tax Matters	47
7.7	Conduct of the Business	51
7.8	Access to Information; Contact with Customers and Suppliers	53
7.9	Wrong Pockets	54
7.10	Consents	55
7.11	Termination of Certain Agreements	55
7.12	No Solicitation	55
7.13	Domain Names	55

ARTICLE VIII. CONDITIONS TO THE PURCHASE AND SALE................56

8.1	Conditions to Obligations of Purchaser	56
8.2	Conditions to Obligation of the Acquired Companies and the Parent	58

-ii-

-iii- ARTICLE IX. ...............................................................................................................................59 9.1 Survival ........................................................................................................................59 9.2 Indemnification by Parent ............................................................................................59 9.3 Indemnification by Purchaser ......................................................................................60 9.4 Indemnification Procedures .........................................................................................60 9.5 Limitations on Indemnification ....................................................................................62 9.6 Sole and Exclusive Remedy .........................................................................................63 ARTICLE X. TERMINATION ..................................................................................................64 10.1 Termination ..................................................................................................................64 10.2 Effect of Termination ...................................................................................................64 ARTICLE XI. GENERAL PROVISIONS ................................................................................65 11.1 Notices .........................................................................................................................65 11.2 Amendment ..................................................................................................................66 11.3 Waiver ..........................................................................................................................66 11.4 Further Assurances.......................................................................................................66 11.5 Specific Performance and Injunctive Relief ................................................................66 11.6 Fees and Expenses .......................................................................................................67 11.7 Entire Agreement .........................................................................................................67 11.8 Severability ..................................................................................................................67 11.9 Assignment ..................................................................................................................67 11.10 Parties in Interest..........................................................................................................67 11.11 Governing Law ............................................................................................................67 11.12 Jurisdiction; Forum ......................................................................................................67 11.13 Waiver of Jury Trial .....................................................................................................68 11.14 Attorneys’ Fees ............................................................................................................68 11.15 Counterparts .................................................................................................................68 11.16 Headings ......................................................................................................................69 11.17 General Interpretative Provisions ................................................................................69 11.18 Disclosure ....................................................................................................................69 11.19 Legal Representation ...................................................................................................69

-1- EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT, dated as of July 23, 2025 (as amended from time to time, this “Agreement”), by and among Project Labrador Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of Roman DBDR Technology Advisors, Inc. (“Purchaser”), BRIDGE2 SOLUTIONS, LLC, a Delaware limited liability company (“Bridge2 Company”), B2S RESALE, LLC, a Delaware limited liability company (“B2S Resale”), ASPIRE LOYALTY TRAVEL SOLUTIONS, LLC, a Florida limited liability company (“Aspire Company”), BRIDGE2 SOLUTIONS CANADA LTD., a Canada private limited company (“Canada Company” and together with Bridge2 Company and Aspire Company, the “Acquired Companies”), and BAKKT OPCO HOLDINGS, LLC, a Delaware limited liability company (the “Parent”). Each of Purchaser, the Acquired Companies, and the Parent is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”. RECITALS WHEREAS, the Parent owns, of record and beneficially, one hundred percent (100%) of the issued and outstanding Equity Interests (as defined below); WHEREAS, pursuant to the terms of this Agreement, the Parent shall place the Escrow Amount (as defined below) into the Escrow Account (as defined below), the release of the Escrow Amount shall be contingent on certain events and conditions, as set forth in this Agreement and the Escrow Agreement; and WHEREAS, Purchaser, the Acquired Companies, and the Parent desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein, and also to prescribe various conditions to such transactions, as set forth in, and subject to the provisions of, this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual, representations, warranties covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows: ARTICLE I. CERTAIN DEFINITIONS 1.1 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below, except as otherwise expressly provided or unless the context clearly requires otherwise: (a) “Acquired Companies Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned, or used or held for use, by any of the Acquired Companies or the Acquired Subsidiary, including any Intellectual Property that is subject to the Pre-Closing Assignment.

-2- (b) “Acquired Companies Material Adverse Effect” means any event, occurrence, circumstance or change that individually or in the aggregate has, or would, with the passage of time, be reasonably likely to have (i) a material adverse effect on the business, results of operations or financial condition of the Acquired Companies (assuming for purposes of this Agreement that the Pre-Closing Assignment was effective as of the use of this defined term) (together, in the aggregate), taken as a whole, or (ii) materially impair or delay the ability of the Acquired Companies to consummate the transactions contemplated by this Agreement and/or perform their respective obligations under this Agreement, other than, with respect to the foregoing clause (i), an effect resulting from an Excluded Matter. “Excluded Matter” means any one or more of the following: (A) any change in, or effects arising from or relating to, general business or economic conditions affecting any industry in which the Acquired Companies operate, (B) any event, occurrence, circumstance or change affecting the United States or foreign economies or securities or banking or financial markets in general, or other general business, banking, financial or economic conditions, (C) any change from, or effects arising from or relating to, the occurrence, escalation, or material worsening of any act of God or other calamity, earthquakes, natural disasters, disease outbreak, epidemic, pandemic, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, (D) the effect of any action taken by Purchaser or its affiliates with respect to the Transactions or with respect to the Acquired Companies (together, in the aggregate), (E) the effect of any changes in applicable Laws or accounting rules, including changes to GAAP, (F) the failure of the Acquired Companies to meet any of their internal projections, forecasts, estimates, plans, predictions, performance metrics, or operating statistics or the inputs into such items (whether or not shared with Purchaser or its affiliates or representatives); provided, that this clause (F) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in an Acquired Companies Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Acquired Companies Material Adverse Effect), (G) national or international political, labor or social conditions, (H) any failure by Purchaser to comply with the terms of or to take actions required by this Agreement, (I) compliance by the Acquired Companies with the terms of, or the taking of any action required by, this Agreement, or (J) any event, occurrence, circumstance or change resulting from the public announcement of this Agreement, compliance with the terms of this Agreement or the consummation of the Transactions, including any termination of, reduction in, or similar adverse impact on, relationships, contractual or otherwise, with any customers, suppliers, financing sources, licensors, licensees, distributors, partners, employees, or others having relationships with any Acquired Company, except, in the cause of clauses (A), (B), (C) and (G) above, to the extent that any such change, condition, event or effect has a materially disproportionate and adverse effect on the Business relative to the other businesses in the industries in which the Acquired Companies operate. (c) “Acquired Companies Products” means all products and services (other than professional and consulting services) developed, produced, licensed, sold, distributed, performed, marketed or provided by or on behalf of any of the Acquired Companies or the Acquired Subsidiary in the one (1) year preceding the date hereof, and all products and services currently under development by or on behalf of any of the Acquired Companies or the Acquired Subsidiary.

-3- (d) “Acquired Companies Registered Intellectual Property” means the Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Companies or the Acquired Subsidiary that is Registered Intellectual Property. (e) “Acquired Companies Source Code” means Source Code to Acquired Companies Products. (f) “Acquired Entities” means the Acquired Companies and the Acquired Subsidiary. (g) “Acquired Subsidiary” means B2S Resale, LLC, a Delaware limited liability company. (h) “Adjustment Escrow Amount” means $1,500,000. (i) “affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. (j) “Alternative Transaction” means any transaction or series of transactions, or any offer, proposal, inquiry or indication of interest, involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which any of the Acquired Entities is an constituent corporation (i) in which a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons (other than an Acquired Entity) directly or indirectly acquires beneficial or record ownership of securities of any class of voting securities of any of the Acquired Entities, or (ii) in which any of the Acquired Entities issues securities of any class of voting securities of any of the Acquired Entities; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets (other than in the ordinary course of business); or (c) any liquidation or dissolution of any Acquired Entity. (k) “Ancillary Agreements” means the Braintree Note, the Transition Services Agreement, the Escrow Agreement and any other document, agreement certificate or instrument required to be delivered pursuant thereto and pursuant to this Agreement. (l) “Braintree Agreement” means the Braintree Payment Services Agreement, between PayPal, Inc. and Bridge2 Solutions LLC, effective as of December 23, 2019, as amended pursuant to that certain Amendment to Paypal Agreement(s), effective as of November 10, 2023. (m) “Braintree Loan Amount” means the amount of cash held as collateral pursuant to the Braintree Agreement as of the Closing Date. (n) “Braintree Note” means the promissory note in the amount of the Braintree Loan Amount in the form of Exhibit A. (o) “Business” means the loyalty and travel redemption business carried on by the Acquired Entities.

-4- (p) “business day” means any day other than a day on which banks in New York City, New York are required or authorized to be closed. (q) “Canada Equity Interests” means all issued and outstanding shares of the Canada Company. (r) “Cash on Hand” means cash, cash equivalents (including money market accounts, money market funds, money market instruments and demand deposits) of the Acquired Companies. “Cash on Hand” shall expressly exclude Restricted Cash. (s) “CEWS” means the Canada Emergency Wage Subsidy, enacted in section 125.7 of the ITA, and any other COVID-19 related loan program or direct or indirect wage, rent or other subsidy of a Canadian Governmental Entity. (t) “Code” means the Internal Revenue Code of 1986, as amended. (u) “Confidentiality Agreement” means that certain Confidentiality Agreement, dated March 31, 2025, between Purchaser and the Public Parent. (v) “Contract” means any agreement, contract, indenture, lease (whether for real or personal property), obligation, promise, subcontract, commitment or undertaking (whether written or oral and whether express or implied) that is legally binding. (w) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or debt which is convertible into voting securities, by contract, credit arrangement or otherwise. (x) “Data Room” means that electronic data room established by the Acquired Companies or its affiliates for purposes of the Transactions. (y) “Encumbrances” means any lien, pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, option, license, right of first refusal, preemptive right or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). (z) “Environment” means any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium. (aa) “Environmental Laws” means any applicable federal, state, local or common law rule, regulation, ordinance, code, order, judgment or other Law regulating human health and safety or, injury to, or the pollution or protection of, the Environment. (bb) “Equity Interests” means, collectively, the Membership Interests and the Canada Equity Interests.

-5- (cc) “Escrow Agent” means Acquiom Financial LLC. (dd) “Escrow Agreement” means the escrow agreement in substantially the form attached hereto as Exhibit B. (ee) “Escrow Amount” means (i) the Indemnity Escrow Amount, plus (ii) the Adjustment Escrow Amount. (ff) “Escrow Termination Date” means the date (i) that is twelve (12) months after the Closing Date in respect of the Indemnity Escrow Amount, and (ii) on which all adjustments are finally determined pursuant to ARTICLE III hereof in respect of the Adjustment Escrow Amount. (gg) “Expired Contracts” means Contracts that are expired, terminated, or pursuant to which no material transactions have occurred in the two (2) years prior to the date of this Agreement. (hh) “Estimated Working Capital” means the amount of the most negative value of Working Capital that existed in the twelve (12) months prior to the Closing Date. (ii) “Fraud” means Delaware common law fraud (that includes the element of scienter) with respect to (a) the making of the representations and warranties pursuant to ARTICLE IV of this Agreement, against Purchaser, by the Acquired Companies (or any agent, employee, officer or director of the Acquired Companies solely to the extent such Person had actual knowledge of such Fraud), (b) the making of the representations and warranties pursuant to ARTICLE V of this Agreement, against Purchaser, by Parent (or any affiliate, agent, employee, officer or director of Parent solely to the extent such Person had actual knowledge of such Fraud), or (c) the making of the representations and warranties pursuant to ARTICLE VI of this Agreement, against the Acquired Companies or the Parent, by Purchaser (or any affiliate, agent, employee, officer or director of Purchaser solely to the extent such Person had actual knowledge of such Fraud). (jj) “Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Corporate Organization), Section 4.2 (Acquired Entities Capitalization), Section 4.3 (Authority; Approval); Section 4.4 (Consents and Approvals of Governmental Entities) (other than clause (ii) thereof), Section 4.8 (Acquired Entities Taxes and Tax Returns), Section 4.20 (Broker’s Fees), Section 4.23 (Sufficiency of Assets), Section 5.1 (Organization); Section 5.2 (Authority and Validity), Section 5.3 (No Violation), Section 5.4 (Equity Interests) and Section 5.6 (Broker’s Fees). (kk) “GAAP” means United States generally accepted accounting principles. (ll) “Generative AI Tools” means artificial intelligence systems or models that have the ability to generate content or output, including content or output closely resembling or mimicking human-created content or output. (mm) “Governmental Entity” means any domestic or foreign national, provincial, state or local governmental, any subdivision, bureau, commissioner, commission or authority

-6- thereof, any court or tribunal or any quasi-governmental or private body or self-regulatory organization exercising any regulatory or taxing authority thereunder (including the IRS). (nn) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. (oo) “Income Tax” means all income and franchise Taxes. (pp) “Indebtedness” of any Person means any of the following: (a) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets; (b) all Liabilities secured by any Encumbrance upon property or assets owned by such Person, even though such person has not assumed or become liable for the payment of such Liabilities (other than any Permitted Encumbrance); (c) all Liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; (d) Liabilities with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (e) all guaranties, surety or indemnity obligations by such Person; (f) all Liabilities for underfunded employee pension benefit plans, annual or other bonus obligations, any unpaid severance Liabilities currently being paid or payable in respect of any Acquired Companies’ employees and service providers who terminated employment or whose services to any Acquired Company have ceased (as applicable) prior to the Closing and deferred compensation Liabilities, together, in each case, with the employer portion of any associated payroll taxes; (g) Unpaid Income Taxes of such Person; (h) earnout liabilities and deferred payments for historical acquisitions; (i) unfunded benefit liabilities with respect to the Acquired Entities’ maintained pension plan; or (j) all guaranties, surety or indemnity obligations by such Person with respect to the obligations described in clauses (a) through (i); provided, however, that the definition of “Indebtedness” shall not include in any event Liabilities of the Braintree Loan Amount related to the Braintree Agreement and Liabilities taken into consideration with respect to the definitions of “Working Capital” or “Transaction Expenses”. (qq) “Indebtedness Deficit” means the amount, if any, by which the absolute value of Estimated Indebtedness exceeds the absolute value of Final Indebtedness (as defined in ARTICLE III hereto). (rr) “Indebtedness Surplus” means the amount, if any, by which the absolute value of Final Indebtedness exceeds the absolute value of Estimated Indebtedness. (ss) “Indemnified Taxes” means all Taxes (i) of any Acquired Entity for any Pre-Closing Tax Period, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary Tax group of which any Acquired Entity is or was a member prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 or any corresponding or similar provision of state, local, or non-U.S. Tax Law, (iii) all Taxes of any Person (other than Taxes of Purchaser and its Affiliates) imposed on any Acquired Entity as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business, a principal purpose of which does not relate to Taxes) or pursuant to any Law, which liability for such Taxes arises from an event or transaction occurring at or before the Closing, (iv) any Taxes of the Parent (other than Transfer

-7- Taxes borne by Purchaser pursuant to Section 7.6(c)), (v) incurred by Purchaser or its direct or indirect equityholders (determined on a “with and without” basis and taking into account Section 951(a)(2)(B) of the Code) with respect to income that was, or would be, recognized in a Pre- Closing Tax Period under Sections 951, 951A or 952 of the Code under a “closing of the books” if the Closing Date were the last day of the taxable year for each Acquired Entity and its owner, (vi) any and all Transfer Taxes required to be paid by the Parent pursuant to Section 7.6(c), and (vii) any Taxes imposed on the Canada Company as a result of a failure by it, on or before the Closing Date, to comply with the transfer pricing provisions of section 247 of the ITA, including the contemporaneous documentation requirements thereof. (tt) “Indemnity Escrow Amount” means $1,000,000. (uu) “Insurance Premium Amount” means an amount equal to the annual premium for insurance coverage of the Business as recommended and quoted by Parent’s insurance broker, AON plc or an affiliate, prior to or on the Closing Date. (vv) “Intellectual Property” means Intellectual Property Rights and Technology. (ww) “Intellectual Property Rights” means any and all statutory or common law rights in, to, or arising under the following in any jurisdiction worldwide and under any international treaties or conventions: (i) patents, patent applications of any kind, and patent rights (“Patents”); (ii) copyrights in both published and unpublished works and similar rights in works of authorship (“Copyrights”); (iii) rights in trade secret and other confidential or proprietary information; (iv) registered and unregistered trademarks, trade dress, corporate names, trade names, logos, service marks, and other rights in indicia of origin, source or quality, together with all goodwill associated with any of the foregoing (“Trademarks”); (v) domain names, web addresses and social media identifiers (“Domains”); (vi) mask works; (vii) any registrations or applications for registration for any of the foregoing, including any provisionals, divisions, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions (as applicable); and (viii) any and all other intellectual property rights and/or proprietary rights. (xx) “ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended. (yy) “Knowledge of the Acquired Companies” means the actual knowledge, after reasonable inquiry, of the individuals listed on Schedule 1.1(yy). (zz) “Law” means any and all statutes, laws, ordinances, rules, regulations, orders, Permits, case law and other rules of law enacted, promulgated or issued by any Governmental Entity, and to the extent they have the force of law, all policies, guidelines, standards, notices and protocols of any Governmental Entity. (aaa) “Liability” means any debt, liability, deficiency, penalty, assessment, fine, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due and regardless of when asserted) and including all losses, fees, costs and expenses relating thereto.

-8- (bbb) “Loss” means any actual loss, damage, expense, Tax, liability or cost, whether or not involving the claim of another Person. Notwithstanding the foregoing, Losses shall not include (i) consequential damages, including any damages based on lost profits or diminution in value or damages based on a loss of goodwill or multiple of earnings, (ii) remote or speculative damages, or (iii) punitive or exemplary damages, except, in the case of the foregoing clauses (i), (ii) and (iii), to the extent any such punitive or exemplary damages are payable to a third party pursuant to an Indemnification Claim pursuant to this Agreement. (ccc) “Membership Interests” means all issued and outstanding membership interests in Aspire Company and Bridge2 Company. (ddd) “Non-Scheduled Contracts” means (i) end user license agreements, purchase order terms, or similar Contracts provided or entered into in connection with commercially available off-the-shelf technology or hardware (including technology offered on a SaaS, PaaS, or IaaS or similar basis and technology available through retail channels, distribution networks, or that is pre-installed as a standard part of hardware), in each case, where such software or hardware is not incorporated into any Acquired Companies Products and is made available for a total cost of less than $100,000, (ii) Open Source Licenses, (iii) non-disclosure agreements entered into in the ordinary course of business, (iv) Contracts where the only licenses to Intellectual Property are those that are incidental to the purpose of such Contract, such as licenses to feedback, suggestions, or a party’s Trademark(s) for inclusion on customer lists (or similar promotional purposes) or use in the provision of services, (v) Contracts pursuant to which an Acquired Entity makes available Acquired Companies Products to its customers or end users entered into in the ordinary course of business, substantially in the form of any of the Acquired Entities’ forms of customer agreement, copies of which have been provided to Purchaser, and (vi) Contracts with current and former employees, consultants, or contractors of any Acquired Company or the Acquired Subsidiary entered into in the ordinary course of business, substantially in the form of such Acquired Entities’ forms of employee confidentiality and invention assignment agreement and contractor agreement, copies of which have been provided to Purchaser. (eee) “Open Source Software” means any software (in source or object code form) that is subject to (i) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (ii) any other license meeting the definition of “Open Source” promulgated by the Open Source Initiative, available online at http://www.opensource.org/osd.html (any such license, an “Open Source License”). (fff) “ordinary course of business” means any action taken by a Person that is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person. (ggg) “Organizational Documents” means the organizational documents of a non-natural Person, including, as applicable, the charter, or certificate of incorporation, bylaws, articles of organization or certificate of formation, operating agreement, trust agreement or similar governing documents, as amended.

-9- (hhh) “Outpayce Agreement” means that certain Outpayce B2B Wallet Agreement, between Bridge2 Solutions LLC and Outpayce S.A.U. provided to Purchaser in draft form. (iii) “Pass Through Tax Return” means all Tax Returns with respect to Pass- Through Taxes. (jjj) “Pass-Through Taxes” means any income Taxes with respect to the operations of the business of an Acquired Company if Parent (or its direct or indirect owners) would be liable as a matter of Law for such income Taxes (e.g., the income tax liability for items of income, gain, loss, deduction and credit passed-through to owners with respect to a partnership for U.S. federal or applicable state and local income Tax purposes). (kkk) “Payment Network” means Mastercard International, Incorporated (including its subsidiaries), Visa Inc. (including its subsidies), Discover Financial Services, LLC (including its subsidiaries), American Express (including its subsidiaries), Diners Club, Voyager, Carte Blanche, National Automated Clearinghouse Association, and any other credit, debit, payment, or other card network or association, debit card network, electronic payments or funds transfer network, or similar organization or association having payment and transfer clearing or oversight responsibilities, in each case with whom any Acquired Company has a sponsorship agreement or is registered at any time by a member or participant of any such network, organization or association. (lll) “Payment Network Rules” means the rules, regulations, bylaws, standards, policies, and manuals of, or applicable to, any Payment Network, including with respect to the processing of payment card information, electronic payments or funds transfers, such as, without limitation, the Payment Card Industry Data Security Standard. (mmm)“Permits” means any and all approvals, authorizations, consents, business licenses, permits or certificates granted by a Governmental Entity to a Person or any of its subsidiaries. (nnn) “Permitted Encumbrances” means: (i) Encumbrances for Taxes that are not yet due and delinquent or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) mechanics’, materialmens’, workmens’, repairmens’, contractors’ or other similar liens arising or incurred in the ordinary course of business, (iv) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (v) easements, rights-of-way, covenants, conditions, restrictions and other similar charges and Encumbrances of record not interfering materially with the ordinary conduct of the Business or detracting materially from the use, occupancy, value or marketability of title of the assets subject thereto, (vi) with respect to Intellectual Property, (1) restrictions associated with third party rights and licenses and (2) non-exclusive rights granted under Intellectual Property Rights in the ordinary course of business, and (vii) defects, irregularities or imperfections of title and other Encumbrances that,

-10- individually or in the aggregate, do not impair in any material respect the continued use or the value of the asset or property to which they relate. (ooo) “Person” means an individual, corporation, partnership, association, trust, unincorporated organization or other entity or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). (ppp) “Personal Data” means information or data in any medium that alone or in combination with other information could identify, relate to, describe, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, to an identified or identifiable individual, household, or device or that is defined as “personal data,” “personal information,” “personally identifiable information,” or any equivalent term under applicable Laws. (qqq) “Pre-Closing Assignment” means the assignment made immediately prior to the Closing, pursuant to which the Parent and its affiliates will assign certain assets and Contracts to at least one of the Acquired Companies, in each case, as set forth in Schedule 1.1(qqq). (rrr) “Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date, and the portion of any Straddle Period ending on the Closing Date. (sss) “Public Parent” means Bakkt Holdings, Inc. (ttt) “Purchase Price” means an amount of cash equal to $1.00. (uuu) “Registered Intellectual Property” means Intellectual Property Rights that have been issued, registered, filed, certified or otherwise perfected or recorded with or by any Governmental Entity or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing, that has not been cancelled, abandoned, lapsed, not renewed or expired and is not capable of being revived. (vvv) “Restricted Cash” means cash which is not freely usable because it is subject to restrictions or limitations on use or distribution by Law, Contract or otherwise, including, without limitation, restriction on dividends and repatriations or any other form of restriction. (www) “Source Code” means uncompiled human readable source code underlying any computer software program written in a language designed to compiled prior to execution, and excluding human readable source code written in languages traditionally distributed in source code form and designed to run on an interpreted basis (e.g. HTML, Javascript, Perl, PHP, and the like). (xxx) “Straddle Period” means any Tax period that begins on or prior to the Closing Date and ends after the Closing Date. (yyy) “subsidiary” or “subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

-11- (zzz) “Target Working Capital” means $0. (aaaa) “Tax” or “Taxes” means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, goods and services, harmonized sales, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, any deemed overpayment of taxes or obligation to repay an amount in respect of CEWS, (ii) solely for purposes of the definition of "Indemnified Taxes", escheat or unclaimed property obligations and foreign financial account reporting or non-filing penalties, and (iii) interest, penalties, additional taxes and additions to tax imposed with respect thereto. (bbbb) “Tax Returns” means returns, reports, elections, designations, information statements and other documents with respect to Taxes required to be filed with the Internal Revenue Service or any other Governmental Entity, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. (cccc) “Technology” means any and all of the following and any tangible embodiments thereof: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, software, computer programs, compilations, data, databases, data collections, derivative works, literary works, mask works, and sound recordings, (ii) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items, (iii) technology, formulae, algorithms, procedures, processes, methods, techniques, know-how, creations, and improvements (whether patentable or unpatentable and whether or not reduced to practice), (iv) specifications, designs, industrial designs, models, devices, prototypes, schematics, configurations and development tools, and (v) databases or other compilations or collections of data or information. (dddd) “Total Consideration” means the Purchase Price subject to adjustment following the Closing pursuant to ARTICLE III. (eeee) “Transaction Expenses” means the aggregate amount of any out-of-pocket costs, fees and expenses incurred and payable by the Acquired Companies prior to the Closing in connection with this Agreement and the transactions contemplated hereby, including (a) fees and expenses of the financial advisors, legal counsel, investment bankers, accountants and auditors of the Acquired Companies, (b) any change of control, transaction, retention, incentive bonuses or any severance that becomes payable in connection with the transactions contemplated hereby (whether paid or provided prior to, on or following the Closing), (c) any change of control, transaction, bonuses or any severance arising from the termination of employment of any Acquired Companies’ employees prior to the Closing, in each case that are unpaid immediately prior to the Closing, and (d) the employer portion of any employment Taxes incurred in connection with the payments described in this definition.

-12- (ffff) “Transaction Tax Deductions” means, without duplication, Income Tax deductions available for a Pre-Closing Tax Period at a more likely than not or higher level of confidence for applicable Income Tax purposes resulting from the payment or accrual of (i) compensatory payments, to the extent borne by the Acquired Companies (either prior to the Calculation Time or accounted for as Transaction Expenses or Final Indebtedness) or by Parent, (ii) Transaction Expenses, provided, however, that with respect to any “success-based fee” (as defined in IRS Revenue Procedure 2011-29) with respect to the transactions contemplated by this Agreement, the portion of such fee that will be treated as a “Transaction Tax Deduction” shall not exceed the amount allowable as a deduction pursuant to the safe harbor election provided in Section 4 of IRS Revenue Procedure 2011-29, or (iii) Final Indebtedness, including fees, expenses, premiums and penalties with respect to the prepayment of Indebtedness on or prior to the Closing Date. (gggg) “Transition Services Agreement” means the transition services agreement in substantially the form attached hereto as Exhibit C, as amended from time to time. (hhhh) “TTM Working Capital Surplus” means if the Final Working Capital minus the Final TTM Working Capital is a negative number, the absolute value of such number, if any. (iiii) “Union” means any union, works council, or labor organization or other Person purporting to act as exclusive bargaining representative of any employees or Contingent Workers. (jjjj) “Unpaid Income Tax” means, with respect to an Acquired Company, an amount (which shall not be less than zero with respect to any jurisdiction or Tax) equal to the aggregate amount of all unpaid Income Taxes of such Acquired Companies, determined in accordance with the past practices of such Acquired Company, for any Pre-Closing Tax Period (including the pre-Closing portion of any Straddle Period) for which the Tax Return of such Acquired Company in respect of such Tax is not yet due. (kkkk) “Working Capital” means an amount equal to (i) the Acquired Company’s current assets (defined to include only accounts receivable, non-Income Tax assets, allowance for bad debts, credit card receivables, deposits, prepaid expense and other receivables and to specifically exclude Cash on Hand and deferred Tax assets) minus (ii) the Acquired Companies’ current liabilities (defined to include only accounts payable, non-Income Tax liabilities, accrued expenses (inclusive of set amount of $600,000 for accrued vacation) and short-term deferred revenue, and to specifically exclude deferred Tax liabilities, lease obligations, and long-term deferred revenue), in each case determined in accordance with GAAP consistently applied in accordance with the accounting practices of the Acquired Companies and in accordance with Schedule 3.1 attached hereto (the “Form Working Capital Statement”). Notwithstanding anything to the contrary in this Agreement, any deferred Taxes, Income Taxes or Transaction Expenses shall not be deemed to be a current asset or current liability for purposes of this definition. (llll) “Working Capital Deficit” means if the Estimated Working Capital minus the Final Working Capital (as defined in ARTICLE III hereto) is a positive number, such positive number, if any.

-13- (mmmm) “Working Capital Surplus” means if the Estimated Working Capital minus the Final Working Capital is a negative number, the absolute value of such number, if any. 1.2 Terms Defined Elsewhere in This Agreement. The following terms have the meanings set forth in the sections indicated below: Term Section Acquired Companies Preamble Acquired Companies Disclosure Letter ARTICLE IV Acquired Companies Documents 4.3(a) Acquired Companies Financial Statements 4.5(a) Acquired Companies Privacy and Security Obligations 4.16(a) Acquired Company Plan 4.9(a) Aggregate Deductible 9.5(a)(i) Agreement Preamble Allocation Statement 7.6(f) Anti-Money Laundering Laws 6.7 Arbitrating Accountant 0 Aspire Company Preamble Attorney-Client Information 11.19 Available Employees 7.4(b) B2S Resale Preamble Balance Sheet 4.5(a) Bridge2 Company Preamble Calculation Time 3.1 Canada Company Preamble Closing 2.1 Closing Date 2.1 Closing Date Balance Sheet 3.1 Closing Indebtedness Amount 3.1 Closing Working Capital Amount 3.1 Contaminants 4.15(m) Contingent Workers 4.10(b) Continuing Available Employees 8.1(f)(iii) Continuing Employees 7.4(a) De Minimis Threshold 9.5(a)(i) Dispute 3.3 Dispute Notice 3.3 Dispute Period 9.4(a) DPA 6.9 Employment Offer 7.4(d) ERISA 4.9(a) ERISA Affiliate 4.9(a) Escrow Account 2.6 Estimated Indebtedness 2.3 Estimated Working Capital 2.3

-14- Term Section Final Indebtedness 3.1 Final Working Capital 3.1 Financial Statements 4.5(a) Foreign Acquired Company Plan 4.9(i) Indemnification Claim 9.4(a) Indemnified Party 9.4(a) Indemnifying Party 9.4(a) Latest Balance Sheet Date 4.5(a) Law Firm 11.19 Material Contract 4.11(a) Material Customers 4.12(a) Material Suppliers 4.12(b) Offer Letter 8.1(f)(iii) Parent Preamble Parent Group Members 11.19 Parent Representative 7.12 Parent-Prepared Tax Returns 7.6(a)(i) Party, Parties Preamble Personal Property Leases 4.13(c) Processing 4.16(a) Proposal 7.12 Purchase and Sale 2.2 Purchaser Preamble Purchaser Group Members 11.19 Purchaser Indemnified Parties 9.2 Purchaser-Prepared Tax Returns 7.6(a)(ii) Real Property Leases 4.13(b) Related Claims 11.12 Related Parties 4.17 Representatives 4.25 Restrictive Covenant Agreement 8.1(f)(iii) Sanctions Laws 4.22 Seller Indemnified Parties 9.3 Tax Contest 7.6(d) Third Party IP 4.15(i) Transactions 11.19 Transfer Taxes 7.6(c) WARN Act 4.10(i) Working Capital Dispute Period 3.3 ARTICLE II. THE TRANSACTION 2.1 The Closing. The closing of the Purchase and Sale (the “Closing”) will take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 900 S Capital of Texas Hwy, Las Cimas

-15- IV, Fifth Floor, Austin, Texas 78746, one (1) business day following the satisfaction (or waiver by the Party entitled to the benefit thereof) of the conditions to Closing set forth in ARTICLE VIII (other than the conditions that must be satisfied (or waived by the Party entitled to the benefit thereof) at the Closing), unless another time or place is mutually agreed upon in writing by Purchaser and the Parent. The date upon which the Closing occurs shall be referred to herein as the “Closing Date.” 2.2 Purchase and Sale. At the Closing and subject to and upon the terms and conditions of this Agreement, Purchaser shall purchase from Parent, and Parent shall sell, assign, convey and transfer to Purchaser all of the Equity Interests in exchange for, the Total Consideration (the “Purchase and Sale”). 2.3 Closing Adjustment Statement. Not less than three (3) business days prior to the Closing Date, the Parent shall prepare a statement, in form and substance reasonably satisfactory to Purchaser, setting forth good faith estimates of (i) the Estimated Working Capital, (ii) the Indebtedness of the Acquired Companies as of the Closing (the “Estimated Indebtedness”), and (iii) the calculation of the Purchase Price resulting from the foregoing. 2.4 Escrow Account. Notwithstanding anything to the contrary herein, the Escrow Amount shall be (i) deposited in the Escrow Account, (ii) held in escrow by the Escrow Agent for the purpose of, (A) with respect to the Indemnity Escrow Amount, securing any claims by Purchaser or its affiliates for indemnification from the Parent pursuant to ARTICLE IX, and (B) with respect the Adjustment Escrow Amount, securing any Working Capital or Indebtedness adjustment in favor of Purchaser or Parent pursuant to Section 3.5 and/or Section 3.6, and (iii) disbursed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Indemnity Escrow Amount may only be used with respect to claims for indemnification pursuant to ARTICLE IX and the Adjustment Escrow Amount may only be used with respect to Working Capital or Indebtedness adjustments pursuant to Section 3.5 and/or Section 3.6. On the applicable Escrow Termination Date, Parent and Purchaser shall cause the Escrow Agent to pay the remaining amount of the Escrow Amount to Parent, in accordance with, and subject to, the terms of the Escrow Agreement; provided, however, that the Escrow Account shall not terminate with respect to any amount of the Indemnity Escrow Amount, and Purchaser shall not be required to distribute any amount of the Indemnity Escrow Amount, that, in the reasonable good faith judgment of Purchaser and the Parent, may be necessary to satisfy any Losses with respect to any Indemnification Claim delivered to the Parent prior to the expiration of the applicable survival period in respect of such Indemnification Claim (it being understood and agreed that such amounts shall be limited to Losses reasonably expected to be incurred by Purchaser based on the facts and circumstances of such unsatisfied Indemnification Claim as of the Escrow Termination Date). If at any time after the Escrow Termination Date, it shall become apparent, in the reasonably good faith judgment of Purchaser and the Parent, that any amount referred to in the preceding sentence exceeds the Losses reasonably expected to be incurred by Purchaser with respect to the unsatisfied Indemnification Claim, Purchaser and the Parent shall instruct the Escrow Agent to deliver such excess amount to the Parent in accordance with, and subject to, the terms of the Escrow Agreement. All Parties agree for all Tax purposes that: (1) Parent shall be treated as the owner of the Escrow Amount, and all interest and earnings earned from the investment and reinvestment of the Escrow Amount, or any portion thereof, shall be allocable to Parent for U.S. federal income tax purposes

-16- until the Escrow Amount or a portion thereof becomes actually payable to Purchaser, and (2) in no event shall the aggregate payments under the Escrow Agreement to Purchaser exceed the Escrow Amount. The Parties agree that any Escrow Amounts payable to Purchaser shall be treated as adjustments to amounts treated as consideration paid by Purchaser pursuant to this Agreement for all U.S. federal, state, local, and non-U.S. income tax purposes, and no Party shall take any action or filing position inconsistent with the foregoing. 2.5 Withholding Rights. Notwithstanding any other provision in this Agreement to the contrary, Purchaser and the Acquired Companies shall be entitled to deduct and withhold from the consideration otherwise payable (directly or indirectly) pursuant to this Agreement to the Parent such amounts as Purchaser or each of the Acquired Companies is required to deduct and withhold with respect to the making of such payment under the Code, the ITA or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Purchaser or the Acquired Companies, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of which such deduction and withholding was made by Purchaser or the Acquired Companies, as applicable. Purchaser or the Acquired Companies, as applicable, shall (except with respect to payroll or employment Tax, backup withholding, or withholding due to non-delivery of the deliverable described in Section 8.1(g)) notify the Parent at least five (5) business days prior to deducting or withholding any amounts of their intent to deduct and withhold and shall reasonably cooperate with the Parent to minimize any such deductions and withholding in accordance with applicable Law. 2.6 Payment Procedures. At the Closing, (i) Purchaser shall transfer (via a wire transfer of immediately available funds) to the Parent, cash in an amount equal to the Purchase Price, and (ii) the Parent shall transfer (via a wire transfer of immediately available funds) to the Escrow Agent’s designated account (the “Escrow Account”), cash in an amount equal to the Escrow Amount. ARTICLE III. POST-CLOSING ADJUSTMENTS 3.1 Closing Date Balance Sheet. As soon as practicable, and in any event within sixty (60) days after the Closing Date occurs, Purchaser shall in good faith prepare, or shall cause to be prepared, and deliver to the Parent a balance sheet of the Acquired Companies as of 12:01 a.m. in New York City, New York on the Closing Date (the “Calculation Time”), which shall be prepared and determined in accordance with this Agreement and GAAP (the “Closing Date Balance Sheet”), in a form consistent with the Form Working Capital Statement, and shall include a statement of the amount of (i) greatest absolute value of Working Capital that existed in the twelve (12) months prior to the Closing Date (the “Closing Working Capital Amount”), and (ii) the amount of Indebtedness that existed as of the Calculation Time (provided that Unpaid Income Taxes included therein shall be calculated as of the end of the Closing Date) (the “Closing Indebtedness Amount”), together with a representation that such Closing Date Balance Sheet and the Closing Working Capital Amount and Closing Indebtedness Amount were prepared and determined in accordance with this Agreement and GAAP. The Working Capital as finally determined pursuant to this ARTICLE III is referred to herein as the “Final Working Capital.” The Indebtedness as finally determined pursuant to this ARTICLE III is referred to herein as the

-17- “Final Indebtedness.” At the request of the Parent, Purchaser shall provide the Parent with all information and documentation supporting the Closing Date Balance Sheet, and the Final Working Capital and Final Indebtedness that the Parent reasonably requests and, upon reasonable prior notice, shall make appropriate financial representatives of Purchaser and the Acquired Companies available to answer questions with respect thereto. 3.2 TTM Working Capital Report. As soon as practicable, and in any event within sixty (60) days after the twelve (12) month anniversary of the Closing Date, Purchaser shall in good faith prepare, or cause to be prepared, and deliver to the Parent, a report setting forth the Working Capital for the twelve (12) month period following the Closing Date, which shall be prepared and determined in accordance with this Agreement and GAAP (the “TTM Working Capital Report”), and shall include a statement of the amount of the greatest absolute value of Working Capital that existed in the twelve (12) months following the Closing Date (the “TTM Working Capital”), in a form consistent with the Form Working Capital Statement, together with a representation that the TTM Working Capital Report was prepared and determined in accordance with this Agreement and GAAP. The TTM Working Capital as finally determined pursuant to this Article II is referred to herein as the “Final TTM Working Capital”. At the request of the Parent, Purchaser shall provide the Parent with all information and documentation supporting the TTM Working Capital Report that the Parent reasonably requests and, upon reasonable prior notice, shall make appropriate financial representatives of Purchaser and the Acquired Companies available to answer questions with respect thereto. 3.3 Disputes Regarding Closing Date Balance Sheet. The Parent shall have thirty (30) days after the date Purchaser delivers (i) the Closing Date Balance Sheet and (ii) the TTM Working Capital Report, as applicable ( “Working Capital Dispute Period”) to dispute in writing any of the elements of or amounts reflected on the Closing Date Balance Sheet or the TTM Working Capital Report, as applicable, and affecting the calculation of the Closing Working Capital Amount, Closing Indebtedness Amount and the Final TTM Working Capital, as applicable (a “Dispute”). If (i) the Parent, before the expiration of the Working Capital Dispute Period, accepts and approves in writing the Closing Date Balance Sheet in the form in which it was delivered and confirms to Purchaser that there will be no Dispute with respect thereto pursuant to this Section 3.3, or (ii) the Parent does not give written notice to Purchaser of a Dispute (a “Dispute Notice”) before the expiration of the Working Capital Dispute Period, the Closing Date Balance Sheet in the form in which it was delivered to the Parent, and (i) the Final Indebtedness, and Final Working Capital or (ii) Final TTM Working Capital, as applicable, set forth therein shall be final and binding upon the Parties. If the Parent has a Dispute, the Parent shall deliver to Purchaser a Dispute Notice within the Working Capital Dispute Period, setting forth, in reasonable detail, the elements and amounts with which it disagrees and the reasons therefor. During the 30-day period following the delivery of the Dispute Notice, Purchaser and the Parent shall use commercially reasonable efforts to resolve the Dispute and agree in writing upon the final content of the disputed Closing Date Balance Sheet. If Purchaser and the Parent agree as to the content of the Closing Date Balance Sheet or the TTM Working Capital Report, as applicable, within such 30-day period, the (i) Final Working Capital, and Final Indebtedness or (ii) Final TTM Working Capital, as applicable, as so agreed shall be final and binding upon the Parties for purposes of this Agreement. 3.4 Dispute Resolution. If Purchaser and the Parent are unable to resolve any Dispute within the 30-day period after the Parent’s delivery of a Dispute Notice, the Parent and Purchaser

-18- shall jointly engage Grant Thornton LLP (the “Arbitrating Accountant”) acting as an expert and not an arbitrator to promptly resolve any Disputes. If Grant Thornton LLP is unable or unwilling to serve as Arbitrating Accountant, the Arbitrating Accountant shall be an accounting firm selected promptly by agreement of Purchaser and the Parent. In connection with the resolution of any Dispute, the Arbitrating Accountant and the Parent shall have reasonable access during normal business hours upon at least three (3) business days’ advance notice to all relevant portions of documents, records, work papers, facilities and financial and accounting personnel of the Acquired Companies to the extent necessary to evaluate and conform the Closing Date Balance Sheet to the requirements of this ARTICLE III (but excluding Tax Returns of Purchaser and its affiliates, other than Tax Returns of the Acquired Companies). The Arbitrating Accountant shall allow Purchaser and the Parent to present their respective positions regarding the Dispute. The Arbitrating Accountant may, at its discretion, conduct a conference concerning the Dispute, at which conference each of Purchaser and the Parent shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no other hearings or any oral examinations, testimony, depositions, discovery or other similar proceedings. The Arbitrating Accountant shall thereafter promptly render its decision on the question in writing and finalize the Closing Date Balance Sheet or TTM Working Capital Report, as applicable. Absent manifest error in calculation, such written determination shall be final and binding upon the Parties for purposes of this Agreement, and judgment may be entered on the determination. Upon the resolution of all Disputes, the Closing Date Balance Sheet or TTM Working Capital Report, as applicable, shall be revised promptly to reflect the resolution, and the (i) Closing Working Capital Amount and Closing Indebtedness Amount set forth thereon shall be treated as the Final Working Capital and Final Indebtedness, or (ii) the TTM Working Capital as set forth therein shall be treated as the Final TTM Working Capital, as applicable, in each case, which shall be final and binding on the Parties. The fees and expenses of the Arbitrating Accountant shall be allocated between the Parent and Purchaser so that (A) the Parent’s share of such fees and expenses shall be equal to the product of (i) the aggregate amount of such fees and expenses, multiplied by (ii) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by the Parent (as determined by the Arbitrating Accountant), and the denominator of which is the total value in dispute, and (B) Purchaser shall pay the balance of such fees and expenses. 3.5 Final Working Capital Adjustment. If, and only if, the Final Working Capital results in a Working Capital Deficit, then Parent shall cause the Escrow Agent to release the amount of such Working Capital Deficit to Purchaser from the Adjustment Escrow Amount no later than the fifth business day following the date such amount is finally determined pursuant to this ARTICLE III. If, and only if, the Final Working Capital results in a Working Capital Surplus, then Purchaser shall pay the amount of such Working Capital Surplus to Parent no later than the fifth business day following the date such amount is finally determined pursuant to this ARTICLE III. 3.6 Final Indebtedness Adjustment. If, and only if, the Final Indebtedness results in an Indebtedness Surplus, then Parent shall cause the Escrow Agent to release the amount of such Indebtedness Surplus to Purchaser from the Adjustment Escrow Amount no later than the fifth business day following the date such amount is finally determined pursuant to this ARTICLE III. If, and only if, the Final Indebtedness results in an Indebtedness Deficit, then Purchaser shall pay

-19- the amount of such Indebtedness Deficit to Parent no later than the fifth business day following the date such amount is finally determined pursuant to this ARTICLE III. 3.7 Final TTM Working Capital Adjustment. If, and only if, the Final TTM Working Capital results in a TTM Working Capital Surplus, then Purchaser shall pay the amount of such Working Capital Surplus to Parent no later than the fifth business day following the date such amount is finally determined pursuant to this ARTICLE III. In no event shall any Indebtedness, Transaction Expenses or other amounts as of the Calculation Time or the Closing be counted twice in making any calculation that affects the Total Consideration, including without limitation, any calculation of the Total Consideration, the Indebtedness, Final Indebtedness, the Working Capital or the Final Working Capital. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES Except in each case as set forth herein or in the disclosure schedule delivered by the Acquired Companies to Purchaser concurrently herewith (the “Acquired Companies Disclosure Letter”), each of the Acquired Companies represents and warrants to Purchaser, as of the date hereof, as follows: 4.1 Corporate Organization. Each Acquired Entity is duly organized, validly existing and in good standing (to the extent such concepts are recognized) under the Laws of the jurisdiction of its organization. Each Acquired Entity is qualified to conduct its business as currently conducted by it and is in good standing as a foreign entity under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not be material to the Business. Each Acquired Entity has all requisite entity power and authority to carry on its business as currently conducted by it, except where the failure to hold such power or authority would not be material to the Business. Each Acquired Entity has made available to Purchaser true, correct and complete copies of their respective Organizational Documents as in effect on the date hereof, which Organizational Documents are in full force and effect, and no Acquired Entity is in material violation of any of its Organizational Documents. 4.2 Acquired Entities Capitalization. (a) The Equity Interests constitute all the issued and outstanding equity interests of the Acquired Companies. All issued and outstanding Equity Interests have been duly authorized, validly issued and fully paid and, to the extent applicable, are nonassessable, are wholly owned (beneficially and of record) by Purchaser, are free and clear of any Encumbrances, preemptive rights, purchase options, call options rights of first refusal or similar rights or restrictions on transfer (other than restrictions under applicable federal, provincial, state and other securities Laws) and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right, or any similar right or in violation of any federal or state securities Law. There are no options, warrants, convertible securities or other similar rights or commitments relating to the Equity Interests or obligating an Acquired Entity to issue, transfer, or sell any interest in, such entities other than pursuant to their respective Organizational Documents. There are no agreements between the Acquired Entities and Parent, Parent’s beneficial

-20- holders or their respective affiliates with respect to the voting or transfer of the Equity Interests or with respect to any other aspect of the Business, other than pursuant to the Acquired Companies’ Organizational Documents. (b) The Acquired Companies do not own any subsidiaries, other than the Acquired Subsidiary. The Acquired Subsidiary is wholly owned by Bridge2 Solutions, LLC. All of the issued and outstanding equity interests of the Acquired Subsidiary have been duly authorized, validly issued and fully paid, are free and clear of all Encumbrances preemptive rights, purchase options, call options rights of first refusal or similar rights or restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws) and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right, or any similar right or in violation of any federal or state securities Law. There are no options, warrants, convertible securities or other similar rights or commitments relating to the Equity Interests or obligating the Acquired Entities to issue, transfer, or sell any interest in, such entities other than pursuant its Organizational Documents. 4.3 Authority; Approval. (a) Authority. Each Acquired Company has full power and authority to execute and deliver this Agreement and each other Ancillary Agreement, document and instrument to be executed and delivered by such Acquired Company pursuant hereto (collectively, the “Acquired Companies Documents”) and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Acquired Companies Documents and the consummation of the transactions contemplated hereby by each Acquired Company have been duly authorized by all requisite action on the part of such Acquired Company and the Parent. This Agreement has been, and each of the Acquired Companies Documents will be at or prior to the Closing, duly and validly executed and delivered by the applicable Acquired Companies and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Acquired Companies Documents will, when so executed and delivered, constitute, the legal, valid and binding obligations of the Acquired Companies, enforceable against it in accordance with its and their terms, subject to bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. (b) Approval. Each of the Acquired Companies have received all necessary approvals of this Agreement and the transactions contemplated by this Agreement, including the Purchase and Sale, upon the terms and subject to the conditions set forth herein. 4.4 Consents and Approvals of Governmental Entities. Except (a) as required by the HSR Act, Sherman Antitrust Act, the Clayton Act, the Federal Trade Commission Act, the Investment Canada Act, or any other federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade that require the consent, waiver, authorization, approval, order or Permit of or from, or registration, declaration or filing with, or notice to any Governmental Entity; (b) as otherwise set forth in Section 4.4 of the Acquired Companies Disclosure Letter; and (c) such filings as may be required in connection with any Tax

-21- obligations, no consent, waiver, authorization, approval, order or Permit of or from, or registration, declaration or filing with, or notice to any Governmental Entity, is required by the Acquired Entities in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 4.4 of the Acquired Companies Disclosure Letter, the execution, delivery and performance by the Acquired Companies of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, result in the acceleration of, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination or cancellation under, or result in the creation of any Encumbrance upon any asset of the Acquired Entities pursuant to, any provision of (i) any applicable Law or applicable order of any Governmental Entity or (ii) any Material Contract. 4.5 Acquired Company Financial Statements. (a) The Acquired Companies have made available to Purchaser in Section 4.5(a) of the Acquired Companies Disclosure Letter true copies of (a) the pro forma financial statements for the Acquired Companies consisting of the unaudited pro forma balance sheet as of March 31, 2025 (the “Balance Sheet” and such date, the “Latest Balance Sheet Date”), and (b) the unaudited pro forma statement of revenue and direct expenses of the Acquired Companies for the year ended March 31, 2025 (collectively, the “Acquired Companies Financial Statements”, or the “Financial Statements”). (b) The Acquired Companies Financial Statements were derived from the books and records of the Public Parent and its affiliates, which have been prepared, in all material respects, in accordance with GAAP consistently applied throughout the period involved (except for any changes in application noted therein), and present fairly, in all material respects, the financial position of the Acquired Companies as of March 31, 2025 and the results of revenue and direct expenses for the period then ended, as applicable; provided that the foregoing representations and warranties concerning the Financial Statements are qualified by the fact that the Acquired Companies have not operated as a separate standalone Business and do not necessarily reflect amounts that the Acquired Companies would incur on a standalone basis. (c) All accounts receivable of the Business reflected in the Financial Statements are collectible by the Acquired Entities (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) and are (i) valid, genuine and existing, (ii) not subject to any material defenses, setoffs or counterclaims except as may be reflected in the Financial Statements, and (iii) reasonably expected to be collectible in the ordinary course of business. (d) Other than the Transaction Expenses, the Acquired Companies do not have any Liabilities of a type required by GAAP to be reflected in a balance sheet, except (a) those which are specifically reflected and adequately reserved in the Balance Sheet, (b) Liabilities in an aggregate amount less than $10,000 which have arisen after the Latest Balance Sheet Date in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any action), and (c) Liabilities under Contracts, excluding Liabilities arising out of or relating to any breach of any Contract.

-22- 4.6 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Section 4.6 of the Acquired Companies Disclosure Letter, since the Latest Balance Sheet Date, the Acquired Companies have been operated in the ordinary course of business and there has not been an Acquired Companies Material Adverse Effect. As amplification but not limitation of the foregoing, since the Latest Balance Sheet Date, no Acquired Entity has: (i) changed or amended any of its respective Organizational Documents; (ii) issued or authorized the issuance of Equity Interests, or other equity interests in the Acquired Entities of any class, or securities convertible or exchangeable or exercisable for Equity Interests or other equity interests, or any options, warrants or other rights of any kind to acquire any equity interests or such convertible or exchangeable securities of the Acquired Entities; (iii) adopted a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization; (iv) made any loan or advance to any Person, other than the extension of trade credit in the ordinary course of business and advances to officers and other employees of the Acquired Entities or their affiliates in the ordinary course of business for travel and similar business expenses; (v) sold, encumbered or otherwise transferred any tangible or intangible assets having a fair market value in excess of twenty five thousand dollars ($25,000.00) individually or one hundred thousand ($100,000.00) in the aggregate other than sales of Acquired Companies Products in the ordinary course of business; (vi) acquired or agreed to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any of the capital stock, other equity interests or assets of, or by any other manner, any other Person; (vii) made any material change to its business practices; (viii) commenced or settled any legal proceeding, claim or lawsuit against any Person for an amount involving in excess of twenty five thousand dollars ($25,000) in the aggregate or involving equitable or injunctive relief; (ix) (A) waived or extended any statute of limitations with respect to Taxes or obtained or sought an extension to file any Tax Return (other than pursuant to an automatic extension of time to file), (B) made, changed or revoked any material Tax election, (C) adopted, elected or changed any Tax accounting period or method, (D) filed any income or other material amended Tax Return, (E) settled any audit, assessment, dispute, action or investigation in respect of a material amount of Taxes, or (F) entered into any “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to Taxes;

-23- (x) except to the extent required by applicable Law, permitted any material change in (i) any investment, accounting, financial reporting, inventory, credit, or allowance policy of the Acquired Entities; (ii) any method of calculating any bad debt, contingency or other reserve of the Acquired Entities for accounting, financial reporting or Tax purposes; or (iii) permitted any change in the fiscal year of the Acquired Entities; (xi) (A) materially increased, or promised to materially increase, the compensation of any employee of any Acquired Entity; or (B) paid any bonus or other remuneration to any officer or employee outside of the ordinary course of business; or (xii) entered into any agreement to, or otherwise became obligated to, do any of the foregoing actions other than or pursuant to this Agreement and the other agreements contemplated hereby. 4.7 Litigation. There are no legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the Knowledge of the Acquired Companies, threatened against an Acquired Entity or any Acquired Entity’s directors, officers or employees, in their capacity as such, and to the Knowledge of the Acquired Companies, there is no basis for any of the foregoing. No Acquired Entity is subject to any arbitration, proceeding under collective bargaining contracts or otherwise, or, to the Knowledge of the Acquired Companies, any governmental investigation or inquiry. No Acquired Entity is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator. Section 4.7 of the Acquired Companies Disclosure Letter includes a description of all litigation, claims, proceedings or, to the Knowledge of the Acquired Companies, investigations involving an Acquired Entity or any of their respective directors, officers or employees, in their capacity as such, occurring, arising or existing, since January 1, 2020. 4.8 Acquired Entities Taxes and Tax Returns. (a) The Acquired Entities have timely paid all income or other material Taxes (whether or not shown on any Tax Return) that they are required to have paid. There are no Encumbrances for Taxes (other than for Taxes not yet due and payable) upon any of the assets of the Acquired Entities. (b) No action, suit, proceeding, or audit is pending against or with respect to the Acquired Entities regarding Taxes, and so such action, suit, proceeding or audit has been proposed or threatened in writing. There is no Tax deficiency, reassessment, claim, adjustment, proposed adjustment or other notice relating to Taxes or Tax Returns outstanding, assessed, asserted, or proposed against any Acquired Entity that remains unresolved. (c) The Acquired Entities have timely filed all income or other material Tax Returns required to be filed by them, and all such Tax Returns have been properly completed in compliance in all material respects with applicable Laws, and are true, complete and correct in all material respects.

-24- (d) Each Acquired Entity has timely withheld and paid over to the appropriate Governmental Entity all Taxes which it is required to withhold from amounts paid or owing to any employee, independent contractor, creditor, holder of securities or other third party. (e) The Acquired Entities have not waived any statute of limitations for the period of assessment or collection of Taxes, or agreed to or requested any extension of time for the period with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. The Acquired Entities have not sought or obtained an extension (other than automatic extensions) in the time to file any Tax Return that remains unfiled. (f) No Acquired Entity (i) is a party to, is bound by, and has any obligation under, any tax-sharing agreement (other than credit or other commercial agreements a primary purpose of which does not related to Taxes), and (ii) has a potential Liability (for Taxes or otherwise) to any Person as a result of, or pursuant to, any such tax-sharing agreement (other than credit or other commercial agreements a primary purpose of which does not relate to Taxes). (g) No Acquired Entity is a party to, is bound by, and has any obligation under, any closing or similar agreement, Tax abatement or similar agreement or any other agreements with any Governmental Entity with respect to any period for which the statute of limitations has not expired and no Acquired Company is subject to any Tax ruling or has a request for a Tax ruling pending before a Governmental Entity. (h) The Acquired Entities do not have Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or as a result of similar Liability, operation of law, by contract or otherwise (other than pursuant to credit or other commercial agreements a primary purpose of which does not relate to Taxes). (i) The Acquired Entities have not entered into any transaction identified as a “listed transaction,” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2). (j) The Acquired Entities have made available to Purchaser correct and complete copies of all Tax Returns filed by it on or after January 1, 2020. (k) Bridge2 Company, B2S Resale and Aspire Company are classified as disregarded entities (within the meaning of Treasury Regulation Section 301.7701-2(c)) for U.S. federal and applicable state and local income tax purposes. Bridge2 Company and Aspire Company were treated as partnerships for U.S. federal income and applicable state and local income tax purposes from February 22, 2020 until the date of this Agreement. Canada Company is treated as a corporation for U.S. federal and state and local income tax purposes and has been since its formation. No Acquired Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any combined, consolidated, unitary or similar group for any U.S. federal or applicable state, local or non-U.S. income Tax purposes. (l) No written claim has been made by any Governmental Entity in a jurisdiction (whether within or without the United States) where an Acquired Entity has not filed

-25- Tax Returns that such Acquired Entity is or may be subject to taxation by or required to file Tax Returns in that jurisdiction. (m) No Acquired Entity has a permanent establishment, fixed place of business or source of income giving rise to an obligation to file income Tax Returns in any country other than the country in which is its organized. Canada Company has not been (i) a “surrogate foreign corporation” as defined in Section 7874(a)(2)(B) of the Code, or (ii) subject to U.S. federal income Tax on a net basis under any provision of the Code. (n) No Acquired Entity is a party to or a member of any joint venture, partnership, limited liability company, trust or other arrangement or contract which is treated as a partnership for Tax purposes. (o) No Acquired Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) compromise, agreement or settlement relating to Taxes entered into prior to the Closing by an Acquired Entity, (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received or deferred revenue accrued prior to the Closing outside of the ordinary course of business. With respect to the Acquired Entities, Purchaser will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) application of Section 952(c)(2) of the Code, or (ii) application of Section 951 or 951A of the Code with respect to income earned or recognized or payments received, in each case, outside of the ordinary course of business, prior to the Closing. (p) As of the Closing Date, there is no power of attorney given by, or binding upon, any Acquired Entity with respect to Taxes for any period for which the statute of limitations (including any applicable waivers or extensions) has not yet expired. (q) Each Acquired Entity has, in all material respects, properly collected and remitted any required sales, use, value added and similar Taxes with respect to sales made or services provided to any Person and has properly received and retained any appropriate Tax exemption certificates or other documentation for all such sales made or services provided without charging or remitting sales, use, value added or similar Taxes that qualify as exempt from sales or similar Taxes. (r) Each Acquired Entity has, in all material respects, timely complied with its reporting, filing, and other obligations under any escheat, unclaimed property, or abandoned property Laws and is not improperly in possession of, and has not improperly disposed of, property which it is obligated to transfer to a Governmental Entity or other Person pursuant to any escheat, unclaimed property, or abandoned property Laws.

-26- (s) No Acquired Entity has made or been subject to an election pursuant to which such Acquired Company would be required to make a “Specified Income Tax Payment” (as defined in IRS Notice 2020-75) or similar Tax payment. (t) The Equity Interests of the Canada Company are not taxable Canadian property, as defined in subsection 248(1) of the ITA. (u) The Canada Company has (i) duly and timely completed and filed all Tax Returns in respect of CEWS required under Laws to be filed by it, or that it elected to file, and all such Tax Returns are complete, correct and accurate, and (ii) not claimed CEWS to which it was not entitled. (v) The Canada Company has timely collected and remitted to the appropriate Governmental Entity all Taxes which it is required to collect and remit under Laws. (w) There are no circumstances existing that could result in the application of any of sections 15, 17, 78 or 80-80.04 of the ITA to the Canada Company. The Canada Company has not claimed nor will it claim any reserve under any provision of the ITA in respect of its taxation year ending in connection with the Closing, except to the extent it has claimed a similar reserve or applied a similar accounting policy that is taken into account in the Closing Date Balance Sheet in a manner that reduces the Purchase Price. (x) The Canada Company has not undertaken, participated in or been contractually obligated to participate in any “reportable transaction”, as defined in subsection 237.3(1) of the ITA, any “notifiable transaction”, as defined in subsection 237.4(1) of the ITA or any similarly reportable transaction under any other Law. (y) Each Acquired Entity has, in all material respects, complied with all Laws relating to the reporting of foreign financial accounts. 4.9 Employee Plans. (a) Section 4.9(a) of Acquired Companies Disclosure Letter sets forth a complete list of each material Acquired Company Plan. “Acquired Company Plan” means any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, or any other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, vacation, leave of absence, retiree medical or life insurance, supplemental retirement, severance retention, change in control, compensation and employment plan, arrangement or agreement that is maintained, administered or contributed to by the Acquired Companies or any ERISA Affiliates for the benefit of any current or former employee of any Acquired Company or with respect to which any Acquired Company otherwise has any Liability. For purposes of this Section 4.9, “ERISA Affiliate” means any other entity (whether or not incorporated) that, together with any Acquired Company, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA. For each material Acquired Company Plan, the respective Acquired Company has furnished to Purchaser the following, to the extent applicable: (i) a true and complete copy of the document embodying such Acquired Company Plan and any amendments thereto, (ii) the trust or funding arrangement for such Acquired Company Plan, (iii)

-27- the most recent summary plan description and summary of material modifications for such Acquired Company Plan, (iv) the most recently filed Form 5500 for such Acquired Company Plan, (v) the most recently received determination or opinion letter from the Internal Revenue Service with respect to such Acquired Company Plan, (vi) the last three years of non-discrimination testing results, and (vii) all non-routine correspondence to and from any Governmental Entity. (b) Neither any Acquired Entity nor any ERISA Affiliate has ever, within the last six (6) years, maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (ii) a “multiple employer plan” within the meaning of Section 4063 of ERISA, (iii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iv) any funded welfare benefit plan within the meaning of Section 419 of the Code, or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). (c) (i) Each of the Acquired Company Plans has been operated and administered in material compliance with its terms and conditions and with all applicable Laws; (ii) all contributions or other amounts payable by any of the Acquired Companies with respect to each Acquired Company Plan and all other liabilities of the Acquired Companies with respect to each Acquired Company Plan, as to current or prior plan years, have in all material respects been timely paid or properly accounted for on the financial statements of the Acquired Companies; (iii) with respect to the Acquired Company Plans, none of the Acquired Companies nor any of their ERISA Affiliates has engaged in a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code; (iv) there are no pending or to the Knowledge of the Acquired Companies, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Acquired Company Plans or any trusts related thereto; and (v) no Acquired Company or any ERISA Affiliate has at any time attempted to maintain, for any Acquired Company Plan, a “grandfathered” status under the Affordable Care Act. (d) The execution and delivery of this Agreement and the consummation of the Purchase and Sale will not (i) result in a material increase in the Acquired Companies contribution to any Acquired Company Plan; or (ii) create, give rise to or accelerate the time of vesting or payment of any bonus, severance or other payments under any Acquired Company Plan. (e) Each Acquired Company Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the Internal Revenue Service or was established by a master/prototype or volume submitter plan that is the subject of a current favorable opinion letter issued by the Internal Revenue Service. (f) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee of the Acquired Companies that individually or collectively could give rise to any “parachute payment” as defined in Section 280G of the Code. (g) Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, no Acquired Company Plan provides for or promises medical, retiree disability or

-28- retiree life insurance to any current or former employee, director or officer of the Acquired Companies. (h) Each Acquired Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Acquired Company Plan is, or to the Knowledge of the Acquired Companies, will be, subject to the penalties of Section 409A(a)(1) of the Code. (i) Each Acquired Company Plan subject to the laws of any jurisdiction outside of the United States (a “Foreign Acquired Company Plan”) is in material compliance with the applicable provisions of the legal requirements of each jurisdiction in which such plan is maintained and has no unfunded liabilities that are not offset by insurance or fully accrued on the financial statements of the Company in accordance with GAAP. Each Foreign Acquired Company Plan required or intended to be registered, qualified or approved under applicable law has in fact been registered, qualified or approved, as the case may be, under applicable law and has been maintained in good standing with applicable regulatory authorities in all material respects, and if intended to qualify for favorable tax treatment, there are no existing circumstances or events that have occurred that would reasonably be expected to affect adversely such favorable tax treatment with respect to such Foreign Acquired Company Plan. (j) No Acquired Company Plan provides for any tax “gross-up” or similar “make-whole” payments. 4.10 Labor and Employment Matters. (a) Section 4.10(a) of Acquired Companies Disclosure Letter contains a complete and accurate list of all employees of the Acquired Entities as of the date of this Agreement, setting forth for each employee: (i) the employee’s position or title; (ii) the entity that employs the individual; (iii) whether classified as exempt or non-exempt for wage and hour purposes; (iv) whether paid on a salary, hourly or commission basis; (v) the employee’s annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a commission-only basis), as applicable; (vi) bonus and commission targets, as applicable; (vii) average scheduled hours per week; (viii) date of hire; (ix) business location (e.g., country, U.S. state); (x) status (i.e., active or inactive and if inactive, the type of leave and estimated duration); and (xi) any visa or work permit status and the date of expiration, if applicable. Each Acquired Entity employee is authorized to work in the jurisdiction in which he or she works. The employees listed in Section 4.10(a) of Acquired Companies Disclosure Letter are sufficient in number and skill to permit Purchaser to operate the Business in substantially the same manner it was operated immediately prior to the date hereof and the Closing. (b) Section 4.10(b) of Acquired Companies Disclosure Letter contains a complete and accurate list of all of the individual independent contractors, consultants, temporary employees, and leased employees (in each case excluding third party vendors to the extent such vendors employ more than one individual) used by any Acquired Entity and classified by the respective Acquired Entity as other than employees, or compensated other than through Form W-

-29- 2 wages paid by the respective Acquired Entity through its payroll function (“Contingent Workers”) currently engaged by the respective Acquired Entity, showing for each Contingent Worker: (i) such Contingent Worker’s role in the business; (ii) fee and other compensation arrangements, as applicable; (iii) any notice period required prior to termination of the services engagement; (iv) fees and other compensation accrued to such Contingent Worker during calendar year 2024; (v) fees and other compensation accrued to such Contingent Worker thus far during calendar year 2025; (vi) estimate of average hours of services performed for the respective Acquired Entity per week; and (vii) the primary location (e.g., city, U.S. state) from which services are performed. (c) The Acquired Entities do not have any material liability for the classification of any of their employees as exempt for the purposes of the Fair Labor Standards Act and state, local and foreign wage and hour Laws (as applicable) rather than non-exempt, and are, and for the past three (3) years have been, otherwise in compliance in all material respects with such Laws (including with respect to the payment of wages and overtime). To the extent that any Contingent Workers are or were engaged by any Acquired Entities, no Acquired Entity has any material liability for the classification of any Person as Contingent Workers as distinguished from Form W-2 employees in accordance with applicable Law and for the purpose of all employee benefit plans and perquisites. (d) Each Acquired Entity is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and regulations respecting, and its own policies regarding, labor and employment matters, including but not limited to those concerning fair employment practices, pay equity, the classification and treatment of independent contractors, the classification and treatment of employees as exempt or non-exempt, workplace safety and health, work authorization and immigration (including with respect to the Immigration Reform Control Act of 1986 and all applicable Laws, regulations, and policies with respect to collecting, verifying, and retaining complete and accurate copies of a U.S. Citizenship and Immigration Services Form I-9 for each current and former employee), unemployment compensation, workers’ compensation, accommodation of disabilities, interactive process, discrimination, harassment, whistleblowing, retaliation, affirmative action, hiring (including background checks, credit reports and “Ban the Box” Laws), prevailing wages, terms and conditions of employment, child labor, reductions in force, the WARN Act, employee leave (including but not limited to sick leave, family and medical leave, parental leave, leave related to COVID-19, vacation leave, and paid time off), restrictive covenants, meal and rest breaks, wage statements, and wages and hours (including but not limited to payment of minimum wages and overtime). (e) Except as would not result in material Liability to any Acquired Entity, the Acquired Entities have fully and timely paid all wages, wage premiums, salaries, bonuses, commissions, severance payments, vacation payouts, expense reimbursements, and other amounts that have come due and payable to its current and former employees and Contingent Workers pursuant to applicable Law, Contract or any applicable Acquired Entity policy. No Acquired Entity is liable for any employment taxes or any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

-30- (f) Currently and within the past three (3) years, each Acquired Entity is not, and has not been, involved in any way, in any form of litigation, arbitration, mediation, investigation (including but not limited to an internal investigation), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning any current or former employee or Contingent Worker of any Acquired Entity (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, the misclassification of employees or independent contractors, violation of restrictive covenants, sexual or other harassment or misconduct, or unfair labor practices), and no such matters are pending or, to the Knowledge of the Acquired Companies, threatened against any Acquired Entity or any employee or Contingent Worker thereof, as applicable. None of the employment policies or practices of any Acquired Entity is currently being audited or investigated, and within the past three (3) years none has been audited or investigated, by any Governmental Entity and, to the Knowledge of the Acquired Companies, no such audit or investigation is planned, threatened, or imminent. (g) In the past three (3) years, no material allegations of sexual harassment or sexual misconduct have been made to any of the Acquired Entities (or any of their respective management- or executive-level employees, or any human resources or similar employees) against any of their respective current or former officers, directors, employees, or Contingent Workers and none of the Acquired Entities nor any of their respective management- or executive-level employees (or any human resources or similar employees) have otherwise become aware of any such allegations. To the Knowledge of the Acquired Companies, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or sexual misconduct against or involving any Acquired Entity or any officer, director, employee, or Contingent Worker thereof. In the past three (3) years, there have not been any material internal investigations by or on behalf of any Acquired Entity (or any employee or agent of any Acquired Entity) with respect to any such claims or allegations nor have there been any settlements or out-of-court or pre-charge or pre- litigation arrangements relating to such matters. (h) Except as set forth on Section 4.10(h) of Acquired Companies Disclosure Letter, (i) there is no, and during the past three (3) years there has not been, any labor strike, picketing of any nature, organizational campaign, labor dispute, slowdown, stoppage, lockout or any other concerted interference with normal operations, pending or, to the Knowledge of the Acquired Companies, threatened against or affecting the business of any Acquired Entity; (ii) no Acquired Entity has any duty to bargain with Union with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker; (iii) there is no collective bargaining agreement or other Contract with any Union, or work rules or practices agreed to with any Union, binding on any Acquired Entity, or being negotiated, with respect to any Acquired Entity’s operations or any employee or Contingent Worker; (iv) no Acquired Entity has engaged in any material unfair labor practice; and (v) to the Knowledge of the Acquired Companies, there are no and for the past three (3) years there have been no union organizing or decertification activities involving any employes of any Acquired Entity. (i) In the past three (3) years, no Acquired Entity has implemented or announced any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or similar actions that triggered notice, payment,

-31- or other obligations under the federal Worker Adjustment and Retraining Notification Act or any similar state, local or foreign Law or regulation (the “WARN Act”). For the past three (3) years, each Acquired Entity has complied in all respects with the WARN Act, including with respect to any notice or payment obligations, as applicable, and no Acquired Entity has any outstanding Liabilities related to the WARN Act. (j) In the past twelve (12) months, no Acquired Entity has modified the job duties of any employee such that he or she discontinued performing services in connection with the Business (other than employee terminations in the ordinary course of business). 4.11 Contracts. (a) Except for any Contracts set forth in Section 4.11(a) of the Acquired Companies Disclosure Letter (each, a “Material Contract”), as of immediately after the effectiveness of the Pre-Closing Assignment, the Acquired Companies are not a party to or bound by any written Contract of the type described in the subsections below, other than those that are Expired Contracts or Non-Scheduled Contracts: (i) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case payment by an Acquired Entity in excess of one hundred thousand dollars ($100,000.00) per year; (ii) third party commission, representative, distributorship or sales agency Contract involving in any one case payment by an Acquired Entity in excess of one hundred thousand dollars ($100,000.00) per year; (iii) note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person; (iv) Contract relating to the disposition or acquisition by the Acquired Entities of any assets not in the ordinary course of business and exceeding one hundred thousand ($100,000.00) in value; (v) Contract containing (A) covenants expressly limiting in any material respect the freedom of any Acquired Entity, or that would limit the freedom of Purchaser or any of its affiliates after the Closing Date, to compete with any Person in a product line or line of business or to operate in any geographical area, (B) any material “exclusivity” rights granted by any Acquired Entity or that requires any Acquired Entity, or that would require Purchaser or any of its affiliates after the Closing Date, to deal exclusively with, or grant exclusive rights or rights of first refusal to, any client, vendor, supplier, distributor, contractor or other Person, or (C) a “most- favored-nation”, “best pricing” or other similar term or provision by which another party to such Contract is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person; (vi) Contract with any Material Customer or Material Supplier;

-32- (vii) Contract with any Governmental Entity; (viii) Contract which involves the expenditure of more than five hundred thousand dollars ($500,000.00) in the aggregate or requires performance by any party more than two (2) years from the date hereof that, in either case, is not terminable by at least one Acquired Entity without penalty on notice of ninety (90) days or less; (ix) Contract with any director, officer, employee, or Contingent Worker that provides for severance or any other post-termination payments or benefits; (x) Contract with any director, officer, employee, or Contingent Worker that may entitle such individual to bonus, retention, change of control, severance or other amounts to be paid to such individual at the Closing or otherwise in connection with the transactions contemplated by this Agreement; (xi) Contracts under which any of the Acquired Entities (A) is granted rights by others in or under Intellectual Property or (B) has granted rights to others in or under Intellectual Property; (xii) collective bargaining agreement and any other agreement executed with a Union or similar organization; or (xiii) other Contract material to the Acquired Entities, in the aggregate. (b) As of immediately after the effectiveness of the Pre-Closing Assignment, each Material Contract is valid and binding and in full force and effect as to the obligations of an Acquired Entity, in each case insofar as such Acquired Entity is a party thereto, and, to the Knowledge of the Acquired Companies, is valid and binding and in full force and effect as to the obligations of the third parties thereto. No Acquired Entity has, in the three (3) years prior to the date of this Agreement, received any written notice of any default or event that, with notice or lapse of time, or both, would constitute a default by such Acquired Company under any Material Contract. Except as set forth on Section 4.13(b) of Acquired Companies Disclosure Letter, (i) no Acquired Entity, nor, to the Knowledge of the Acquired Companies, any party thereto is in material breach or material default under any Material Contract and (ii) to the Knowledge of the Acquired Companies, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Material Contract (in each case, with or without notice of lapse of time or both). (c) The execution, delivery and performance by the Acquired Companies of this Agreement does not, and the consummation of the transactions contemplated hereby will not, materially conflict with, or result in any material violation of or material default under, or give rise to a right of termination or cancellation under, any provision of any Material Contract. 4.12 Customers and Suppliers. (a) Section 4.12(a) of the Acquired Companies Disclosure Letter sets forth the name of the top ten (10) customers of the Acquired Entities based on the revenues of the Acquired Entities (on a consolidated basis) for each of the two (2) most recent fiscal years (the “Material

-33- Customers”). No Material Customer has cancelled or otherwise terminated its relationship with the Acquired Entities or has materially decreased its usage or purchase of the services or products of the Acquired Entities. No Material Customer has, to the Knowledge of the Acquired Companies, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Acquired Entities or to decrease materially or limit its usage or purchase of the services or products of the Acquired Entities. (b) Section 4.12(b) of the Acquired Companies Disclosure Letter sets forth the name of the top ten (10) vendors, suppliers, service providers and other similar business relationships of the Acquired Entities (collectively, the “Material Suppliers”) for each of the two (2) most recent fiscal years and the amounts paid or payable to such Material Supplier in the last two (2) fiscal years. No Acquired Entity has received any written indication from any such Material Supplier to effect that such Material Supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Acquired Entities (whether as a result of the consummation of the transactions contemplated hereby or otherwise). 4.13 Properties and Assets. (a) No Acquired Entity owns, nor has any Acquired Entity ever owned, a fee interest in any real property. (b) Section 4.13(b) of the Acquired Companies Disclosure Letter sets forth each real property lease or sublease to which an Acquired Entity is a party as a tenant and all Contracts related to such real property or sublease (the “Real Property Leases”). No Acquired Entity is a party to any lease, sublease, license or occupancy agreement pursuant to which such Acquired Entity leases, licenses or permits the occupancy of space by any individual or entity. Since January 31, 2020, no Acquired Entity has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by such Acquired Entity or permit termination, modification or acceleration under any of the Real Property Leases. The rent set forth in each Real Property Lease is the actual rent being paid, and there are no separate agreements or understandings with respect to the same. To the Knowledge of the Acquired Companies, there is no condition, event or circumstance that would constitute a default under any of the Real Property Leases, and each Real Property Lease is valid, binding and in full force and effect. There are no material disputes, oral agreements or forbearance programs in effect as to any of the Real Property Leases. (c) Section 4.13(c) of the Acquired Companies Disclosure Letter sets forth all leases of personal property by the Acquired Entities as of immediately after the Pre-Closing Assignment (“Personal Property Leases”) involving annual payments by the Acquired Entities in excess of one hundred thousand dollars ($100,000.00). No Acquired Entity has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default by such Acquired Entity, respectively, under any of the Personal Property Leases. (d) The Acquired Entities own good and marketable title to, or a valid leasehold interest in, free and clear of all Encumbrances (other than Permitted Encumbrances), all of the tangible personal property and tangible assets of the Acquired Entities.

-34- (e) The buildings, improvements, machinery, equipment, personal properties, vehicles and other tangible assets of the Acquired Entities located upon or used in connection with the Real Property Leases are operated in conformity with all applicable Laws and regulations, are in good condition and repair, except for reasonable wear and tear, and are usable in the ordinary course of business. 4.14 Permits; Compliance with Applicable Laws. (a) Section 4.14(a) of the Acquired Companies Disclosure Letter contains a complete listing and summary description of all Permits. Each Acquired Entity owns, possesses or has the right to use in the operation of its business all Permits that are necessary for such Acquired Entity to conduct its business in all material respects as currently conducted. No Acquired Entity is in, or has been since January 1, 2020, material default or material violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any such Permits. (b) Since January 1, 2020, each Acquired Entity has at all times conducted its business in material compliance with all applicable Laws, and to the Knowledge of the Acquired Companies, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a violation by any Acquired Entity of, or failure on the party of any Acquired Entity to comply with, any applicable Law in any material respect. Since January 1, 2020, no Acquired Entities has received any written notice, or to the Knowledge of the Acquired Companies, other communication from any Governmental Entity or any other Person of any actual or possible violation of, or failure to comply with, any applicable Law nor is any Acquired Entity in default with respect to any judicial order applicable to the Acquired Entities. 4.15 Intellectual Property. (a) Section 4.15(a) of the Acquired Companies Disclosure Letter lists, as of the date of this Agreement (assuming the Pre-Closing Assignment had been effective on the date of this Agreement), all Acquired Companies Registered Intellectual Property, including: (i) registered Trademarks and applications to register Trademarks, (ii) Patents and applications for Patents, (iii) all registered Copyrights and applications to register Copyrights, and (iv) Domains, in each case listing, as applicable, (A) the name of the applicant/registrant and current owner, (B) the jurisdiction where the application/registration is located, (C) the status of such application/registration, (D) the application or registration number, (E) applicable registrar and the registration renewal date for Domains, and (F) actions that must be taken, including the payment of maintenance and renewal fees, within 120 days following the date of this Agreement in order to prosecute or maintain such Acquired Companies Registered Intellectual Property. (b) As of the date of this Agreement (assuming for purposes of this representation that the Pre-Closing Assignment had been effective on the date of this Agreement), all Acquired Companies Registered Intellectual Property (i) is subsisting, valid and enforceable and (ii) has been duly maintained (including the payment of maintenance fees).

-35- (c) There is no claim or action pending or, to the Knowledge of the Acquired Companies, threatened by any other Person against any Acquired Entity, Parent or any of their respective affiliates challenging the validity or enforceability of, or contesting the rights of the Acquired Entities (or in the case of such Intellectual Property assigned to the Acquired Companies pursuant to the Pre-Closing Assignment, the rights of the Parent or its affiliates that hold the rights to such Intellectual Property) with respect to, any of the Acquired Companies Intellectual Property, and no Acquired Company, Parent or any of their respective affiliates has received written notice of any such claim or action in the six (6) years prior to the date of this Agreement. (d) Assuming for purposes of this representation that the Pre-Closing Assignment was effective as of the date hereof, in each case in which an Acquired Entity has sought to acquire ownership of Intellectual Property Rights from a third party (other than an employee, contractor or consultant of an Acquired Entity), such Acquired Entity has entered into a written assignment with such third party, copies of which from the six (6) year period preceding the date of this Agreement have been made available to Purchaser, and no such third party has made any written assertion or allegation to any of the Acquired Entities that such third party retains any ownership or other right (other than non-exclusive rights granted by an Acquired Entity for the benefit of an Acquired Entity) in or to any Acquired Companies Intellectual Property. (e) Immediately after the Pre-Closing Assignment becomes effective, the Acquired Companies Intellectual Property owned or purported to be owned by any Acquired Entities will be exclusively owned by such Acquired Entity, free and clear of all liens other than Permitted Encumbrances. Immediately after the Pre-Closing Assignment becomes effective, (i) the Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Entities, (ii) the Intellectual Property that is the subject of the Contracts identified in Section 4.11(a)(xi)(A) of the Acquired Companies Disclosure Letter, (iii) the Non-Scheduled Contracts that (but for the exception) would have been identified in Section 4.11(a)(xi)(A) of the Acquired Companies Disclosure Letter and which have been made available to Parent and (iv) the Intellectual Property (if any) that is the subject of the Transition Services Agreement, collectively constitute all of the Intellectual Property necessary for the operation of the Business. No Acquired Entity or Parent or their respective affiliates has (1) sold, transferred, or otherwise divested any Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Entities, or (2) granted any third party any exclusive right to any Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Entities. (f) The Acquired Entities, Parent and their respective affiliates have taken reasonable measures to protect from unauthorized use and unauthorized disclosure of any trade secrets and other confidential and proprietary information included in the Acquired Companies Intellectual Property. (g) All current and former employees, contractors and consultants of the Acquired Entities, Parent or their respective affiliates who have created or developed any Acquired Companies Intellectual Property that is used or held for use in the Business have executed a written agreement with such Acquired Entity, Parent or affiliate that assign to such entity all rights, title and interest in and to such Acquired Companies Intellectual Property.

-36- (h) No Acquired Entity, Parent or any of their respective affiliates has, directly or indirectly, provided or licensed, and is not obligated to provide or license, any Acquired Companies Source Code to any third Person, including without limitation pursuant to any source code escrow arrangement, other than employees, contractors, and other third party service providers providing services to or on behalf of the Acquired Entities, Parent, or any of their respective affiliates, as applicable, in the ordinary course of business, pursuant to reasonable non- use and non-disclosure restrictions protecting such Acquired Companies Source Code. (i) Neither the operation of the Business nor any activity by any of the Acquired Entities, including the design, development, distribution, and sale of the Acquired Companies Products, infringes, constitutes misappropriation of or otherwise violates (or in the past six (6) years infringed, constituted misappropriation of or otherwise violated) the Intellectual Property Rights of any third party (“Third Party IP”); provided that the representation and warranty in this clause (i) is made to the Knowledge of the Acquired Companies with respect to the Patents of others. (j) To the Knowledge of the Acquired Companies, no Person is infringing upon, misappropriating or otherwise violating any Acquired Companies Intellectual Property owned or purported to be owned by any Acquired Entities. In the three (3) years prior to the date of this Agreement, no Acquired Entity, Parent or their respective affiliates has brought any claims, including any actions before any Governmental Entity, against any third party with respect to any Acquired Companies Intellectual Property. No Acquired Companies Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement to which any of the Acquired Entities, Parent or their respective affiliates is a party, or, to the Knowledge of the Acquired Companies, to which any third party is a party, that restricts in any manner the use, provision, transfer, assignment or licensing thereof or affects the validity, use or enforceability of such Acquired Companies Intellectual Property. (k) There is no claim or action pending or threatened in writing by any other Person against any Acquired Entity, Parent or their respective affiliates alleging that any of the operation of the Business or any activity by any Acquired Entity infringes, misappropriates or otherwise violates (or in the past six (6) years infringed, misappropriated or otherwise violated) any Third Party IP. (l) Except as set forth in Section 4.15(l)(i) of the Acquired Companies Disclosure Letter, none of the Acquired Companies Products contain, incorporate, link to or are called by, are distributed with or otherwise use any Open Source Software, in a manner which subjects any Acquired Companies Source Code to any requirement under any applicable Open Source License to distribute, disclose, make available or offer such Acquired Companies Source Code (A) in Source Code form, (B) for the purpose of making modifications or derivative works, or (C) for little or no fee. The Acquired Entities are materially in compliance with all Open Source Licenses to which they are subject and no Acquired Entity has received a written notice or request from any third party to disclose, distribute or license any Acquired Companies Source Code pursuant to an Open Source License, or alleging noncompliance with any such Open Source License.

-37- (m) To the Knowledge of the Acquired Companies, the Acquired Companies Products do not contain any viruses, worms, time-bombs, key-locks, or any other items that could disrupt or interfere with the operation of the Acquired Companies Products or equipment upon which the Acquired Companies Products operate, or the safety, security or integrity of the data, information or signals the Acquired Companies Products produce or process (“Contaminants”). The Acquired Companies use industry standard methods to (i) detect and prevent any Contaminants that may be present in the Acquired Companies Products and (ii) subsequently correct or remove such Contaminants. The Acquired Companies Products do not include or install undocumented or unauthorized portals, key-logs, codes, commands or other access (including backdoors) to the Acquired Companies Products or the data, information or signals the Acquired Companies Products produce or process, or any spyware, adware, or other similar software that monitors the use of the Acquired Companies Products or contacts any remote computer without the knowledge and express consent of the user(s) of the applicable Acquired Companies Product and remote computer, as applicable. (n) No funding, facilities or personnel of any Governmental Entity, university, college, other educational institution or research center was used directly or indirectly in connection with the development of any Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Entities (assuming for purposes of this representation that the Pre-Closing Assignment was effective as of the date hereof) in such a manner as to give any of the foregoing any claim of ownership or right in or to any such Acquired Companies Intellectual Property. (o) None of the Acquired Entities is, or has been, a member or promoter of, or a contributor to, any industry standards body or similar organization which, as a result thereof, has a legal right to compel any of the Acquired Entities to grant or offer to any other Person any license or right to any Acquired Companies Intellectual Property. (p) The Acquired Entities use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws. The Acquired Entities, Parent and their respective affiliates have not included and do not include any trade secrets or other confidential or proprietary information in any prompts or inputs into any Generative AI Tools, except in cases where the applicable owner of such Generative AI Tools has agreed in writing (i) to keep such information confidential and not to use it for any purpose other than providing the applicable Generative AI Tool to the Acquired Entities and (ii) not to use such information to train the machine learning or algorithm of such tools or improve the services related to such tools. The Acquired Entities, Parent or their respective affiliates have not used Generative AI Tools to develop any Acquired Companies Intellectual Property owned or purported to be owned by any of the Acquired Entities that any of the Acquired Entities intended to maintain as proprietary in a manner that would materially affect any of the Acquired Entities’ ownership or rights therein. (q) Following the Closing Date, the Acquired Entities will have the same rights and privileges in the Acquired Companies Intellectual Property as the Acquired Entities had in the Acquired Companies Intellectual Property immediately prior to the Closing Date.

-38- 4.16 Privacy; Data Security. (a) Since January 1, 2020, each Acquired Entity has conducted its business in compliance in all respects with all applicable Laws, requirements of Contracts, policies and public statements of the Acquired Entities, in each case, governing privacy, data protection, and security with respect to the access to, or use, modification, destruction, disposal, receipt, compilation, security, storage, transfer, or other processing (“Processing”) of, Personal Data (“Acquired Companies Privacy and Security Obligations”), except as would not have an Acquired Companies Material Adverse Effect. Since January 1, 2020, no Acquired Entity has received any written notice alleging any violation by the Acquired Entities of applicable Acquired Companies Privacy and Security Obligations, except as would not have an Acquired Companies Material Adverse Effect. The execution, delivery, and performance by the Acquired Entities of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any material breach by any Acquired Entity of any Acquired Companies Privacy and Security Obligations. (b) Since January 1, 2020, each Acquired Entity has been in material compliance with all applicable Payment Network Rules. (c) Since January 1, 2020, the Acquired Entities or their affiliates have maintained commercially reasonable data security policies and procedures designed to protect the security and confidentiality of Personal Data in the possession or control of the Acquired Entities. Since January 1, 2020, no data breach or security incident has resulted in any unauthorized Processing of data, including Personal Data, in the Acquired Entity’s possession or control, except as would not have an Acquired Companies Material Adverse Effect. 4.17 Related Party Arrangements. Except for the Contracts listed on Section 4.17 of the Acquired Companies Disclosure Letter, there are no Contracts currently in effect between the Acquired Entities, on the one hand, and any member, officer, manager, employee, or affiliate of the Acquired Entities (“Related Parties”), on the other hand. Other than obligations to pay compensation and reimburse expenses arising in the ordinary course of business, there are no debts or other obligations owed by the Acquired Entities to any Related Parties. 4.18 Insurance. Section 4.18 of the Acquired Companies Disclosure Letter contains a list of all insurance policies held by, or for the benefit of, the Acquired Entities as of the date of this Agreement. To the Knowledge of the Acquired Companies, the Business has been covered by insurance arrangements entered into by the Parent or any of its affiliates, which insured the Acquired Entities against such risks, and subject to exclusions conditions and deductible amounts, as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth on Section 4.18 of the Acquired Companies Disclosure Letter, (i) all such insurance policies are in full force and effect, (ii) as of the date hereof, no Acquired Entity has received any written notice from any insurer under any such insurance policies, canceling or materially adversely amendment any such policy or denying renewal or coverage thereunder, and (iii) all premiums on such insurance policies due and payable as of the date hereof have been paid.

-39- 4.19 Environmental Matters. (a) The Acquired Entities are, and since January 1, 2020 have been, in compliance in all material respects with all Environmental Laws. The Acquired Entities hold, and are in material compliance with, all material Permits required under applicable Environmental Laws to permit the Acquired Entities to operate its assets in a manner in which it is currently operated and maintained and to conduct the Business as currently conducted. (b) No Acquired Entity has received any written notice regarding any actual or alleged violation of or liability under Environmental Laws. 4.20 Broker’s Fees. No Acquired Entity has employed any broker, finder or financial advisor or incurred any Liability for any broker’s fees, commissions, finder’s fees or advisor’s fees in connection with any of the transactions contemplated by this Agreement. 4.21 Absence of Certain Payments. No Acquired Entity nor, to the Knowledge of the Acquired Companies, any of such Acquired Entities directors, officers, employees or agents has, acting on behalf of such Acquired Entity, directly or indirectly made, authorized or promised to make, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any official, representative or agent of any Governmental Entity, regardless of form, whether in money, property, or services in a violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any other anti-bribery or anti-corruption Laws which are applicable to the Acquired Entity. 4.22 Sanctions Compliance. No Acquired Entity nor, to the Knowledge of the Acquired Companies, any of such Acquired Entity’s directors, officers, employees or agents is (i) a Person listed in the list of specially designated nationals maintained by the Office of Foreign Assets Control of the U.S. Treasury Department or (ii) in violation of any applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (A) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (B) the Canadian government or (C) the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, the “Sanctions Laws”). The Acquired Entities are not 50% or more owned by any Person or Persons specified in (i) or (ii) above or otherwise in violation of the Sanctions Laws. 4.23 Sufficiency of Assets. Except as set forth on Section 4.23 of the Acquired Companies Disclosure Letter, assuming (a) that the Parent or its affiliates provides (or causes to be provided) the services and access to assets pursuant to the Transition Services Agreement and this Agreement and (b) that Purchaser or its affiliates (including the Acquired Companies) employs or engages substantially all Continuing Employees as well the Continuing Available Employees, as of immediately after the effectiveness of the Pre-Closing Assignment, the assets of the Acquired Companies and the services to be provided to the Acquired Companies under the Transition Services Agreement, this Agreement and otherwise by the Continuing Employees and the Continuing Available Employees, together, constitute (i) substantially all of the assets and rights used by the Business immediately prior to the Closing, and (ii) substantially all of the assets of the Acquired Companies or its affiliates necessary for Purchaser to cause the Acquired Entities to comply with the terms of each Material Contract.

-40- 4.24 Non-Reliance. The Acquired Companies acknowledge that neither Purchaser nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Purchaser, its business or other matters that is not expressly included in ARTICLE VI. The Acquired Companies specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Purchaser has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person. 4.25 Disclaimer of Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO ACQUIRED COMPANY MAKES ANY REPRESENTATIONS OR WARRANTIES TO PURCHASER OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE IV. WITHOUT LIMITING THE FOREGOING, (A) ALL OTHER REPRESENTATIONS AND WARRANTIES ARE DISCLAIMED BY THE ACQUIRED COMPANIES, WHETHER EXPRESS OR IMPLIED AND WHETHER MADE OR DISTRIBUTED BY ANY ACQUIRED COMPANY, THE PARENT OR ANY OF ITS OR THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, AGENTS OR OTHER REPRESENTATIVES (COLLECTIVELY “REPRESENTATIVES”), INCLUDING ANY INFORMATION CONTAINED IN ANY CONFIDENTIAL INFORMATION MEMORANDA OR IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, OR IN RESPECT OF ANY OTHER MATTER OR THING WHATSOEVER; AND (B) NO REPRESENTATION OR WARRANTY HAS BEEN MADE OR IS BEING MADE CONCERNING ANY PROJECTIONS, ESTIMATES OR BUDGETS, WRITTEN OR ORAL, WITH RESPECT TO FUTURE REVENUES, EXPENSES, EXPENDITURES, FUTURE RESULTS OF OPERATIONS OR OTHERWISE. ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PARENT The Parent hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows: 5.1 Organization. The Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Parent has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Parent is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, except for where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to delay or impair Purchaser’s ability to consummate the transactions contemplated by this Agreement. 5.2 Authority and Validity. The execution, delivery and performance by the Parent of this Agreement, each other agreement, document, instrument or certificate contemplated hereby to which such the Parent is a party and of each of the transactions contemplated hereby and thereby

-41- have been duly and validly authorized by the Parent and no other act or proceeding on the part of the Parent, its board of directors or managers or equityholders, as applicable, is necessary to authorize the execution, delivery or performance by the Parent of this Agreement or each other agreement, document, instrument or certificate contemplated hereby to which such the Parent is a party or the consummation of any of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Parent, and this Agreement constitutes, and each other agreement, document, instrument or certificate contemplated hereby to which the Parent is a party upon execution and delivery by the Parent will each constitute, a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors’ rights generally and except for the limitations imposed by general principles of equity. 5.3 No Violation. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby by the Parent will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation or bylaws or other organizational documents of the Parent, as applicable; (ii) any applicable Law or applicable order of any Governmental Entity; or (iii) any of the Permits granted by a Governmental Entity to the Parent. 5.4 Equity Interests. Parent holds of record and owns beneficially one hundred percent (100%) of the issued and outstanding Equity Interests. At the Closing, Parent will transfer to Purchaser good and marketable title to the Equity Interests, in each case free and clear of all Encumbrances, restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and any other applicable U.S. federal or state or foreign securities Laws), options, warrants, rights, calls, commitments, proxies or other contract rights. 5.5 Litigation. There is no suit, claim, action or proceeding pending, or to the knowledge of Parent, threatened, nor, to the knowledge of Parent, is there any investigation pending, in each case; against Parent or any of its controlled affiliates and none of Parent or any of its controlled affiliates is subject to any outstanding order, writ, injunction or decree which would impact the Business or would adversely affect Parent’s performance under this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. 5.6 Broker’s Fees. Parent has not employed any broker, finder or financial advisor or incurred any Liability for any broker’s fees, commissions, finder’s fees or advisor’s fees in connection with any of the transactions contemplated by this Agreement for which Purchaser or any Acquired Entity may become liable. 5.7 Non-Reliance. The Parent acknowledges that neither Purchaser nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Purchaser, its business or other matters that is not expressly included in ARTICLE VI. The Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any

-42- Person, and acknowledges and agrees that the Purchaser has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person. 5.8 Disclaimer of Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE PARENT MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE V. WITHOUT LIMITING THE FOREGOING, (A) ALL OTHER REPRESENTATIONS AND WARRANTIES ARE DISCLAIMED BY THE PARENT, WHETHER EXPRESS OR IMPLIED AND WHETHER MADE BY THE PARENT OR ITS REPRESENTATIVES OR AFFILIATES, INCLUDING ANY INFORMATION CONTAINED IN ANY CONFIDENTIAL INFORMATION MEMORANDA OR IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, OR IN RESPECT OF ANY OTHER MATTER OR THING WHATSOEVER; AND (B) NO REPRESENTATION OR WARRANTY HAS BEEN MADE OR IS BEING MADE CONCERNING ANY PROJECTIONS, ESTIMATES OR BUDGETS, WRITTEN OR ORAL, WITH RESPECT TO FUTURE REVENUES, EXPENSES, EXPENDITURES, FUTURE RESULTS OF OPERATIONS OR OTHERWISE. ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to the Acquired Companies and the Parent, as of the date hereof and as of the Closing Date, as follows: 6.1 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to delay or impair Purchaser’s ability to consummate the transactions contemplated by this Agreement. 6.2 Authority and Validity. Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Acquired Companies and the Parent) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors’ rights generally and except for the limitations imposed by general principles of equity. No vote of the holders of any class or series of any securities of Purchaser is required to approve and adopt

-43- this Agreement, to approve the Purchase and Sale or otherwise to consummate the transactions contemplated by this Agreement. 6.3 No Violation. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby by Purchaser will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of formation, operating agreement or other organizational documents of Purchaser; (ii) any applicable Law or applicable order of any Governmental Entity; (iii) any Contract, including any lease, loan agreement, mortgage, or security agreement to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser’s properties or assets is subject; or (iv) any of the Permits granted by a Governmental Entity to Purchaser. 6.4 Consents and Approvals. No consent, waiver, authorization, approval, order, business license, certificate or Permit of or form, or registration, declaration or filing with, or notice to any Governmental Entity, or any other Person is required in connection with Purchaser’s execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. 6.5 Litigation. As of the date of this Agreement, there is no suit, claim, action or proceeding pending or, to the knowledge of Purchaser, threatened, nor, to the knowledge of Purchaser, is there any investigation pending, against Purchaser which would adversely affect Purchaser’s performance under this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. 6.6 Financial Capability. At Closing, Purchaser will have at least $15,000,000 available in financing to support the purchase card credit limit under the Outpayce Agreement, to be able to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and to carry on the Business for at least 12 months following the Closing. Immediately after giving effect to the transactions contemplated hereby, Purchaser shall be solvent and shall have adequate capital to carry on the Business. Purchaser has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities. 6.7 Source of Funds; Anti-Money Laundering Laws. Purchaser has not, and none of its directors, officers, employees, or, to the knowledge of Purchaser, any Representative or other Person acting for or on behalf of Purchaser, has, directly or indirectly, (a) established or maintained any unlawful fund of corporate monies or other properties, (b) created or caused the creation of any false or inaccurate books and records related to any of the foregoing or (c) otherwise violated any provision of any Anti-Money Laundering Laws. None of the funds used by Purchaser shall have been sourced in violation of Anti-Money Laundering Laws. For purposes of this provision, “Anti-Money Laundering Laws” means all applicable anti-money laundering laws, including 18 U.S.C. §§ 1956 and 1957, and all other applicable anti-money laundering and counter terrorist financing statutes of jurisdictions where Purchaser or its subsidiaries conduct business, and the rules and regulations thereunder.

-44- 6.8 Acquisition for Investment. Purchaser is acquiring the Equity Interests solely for its own account for investment and not with a view toward or for offer or sale in connection with any distribution thereof, or with any present intention of distributing or selling such Equity Interests. Purchaser acknowledges that the Equity Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws and agrees that the Equity Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without qualification under applicable securities Laws, except pursuant to an exemption from such qualification available under such securities Laws. 6.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Purchase and Sale based upon arrangements made by or on behalf of Purchaser. Non-Foreign Purchaser. Purchaser is not and is not controlled by a “foreign person,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). Purchaser does not permit any foreign person affiliated with Purchaser, whether affiliated as a limited partner or otherwise, to obtain through Purchaser any of the following with respect to the Acquired Companies: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Acquired Companies; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Acquired Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Acquired Companies; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Acquired Companies regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Acquired Companies, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Acquired Companies (as defined in the DPA). 6.10 No Reliance. Purchaser acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Acquired Companies and the nature and condition of their properties, assets and business and, in making the determination to proceed with the Transactions, has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in ARTICLE IV (as modified by the Acquired Companies Disclosure Letter thereto) and ARTICLE V. Purchaser acknowledges that none of the Acquired Companies, the Parent or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Companies, their business or other matters that is not expressly included in ARTICLE IV (as modified by the Acquired Companies Disclosure Letter thereto) and ARTICLE V. Without limiting the generality of the foregoing, none of the Acquired Companies, the Parent or any other Person has made a representation or warranty to Purchaser with respect to (a) any projections, estimates or budgets for the Business or (b) any materials, documents or information relating to the Acquired Companies made available to Purchaser or its Representatives in the Data Room or any information memorandum, management presentation, question and answer session or otherwise, except in each case as expressly covered by a representation or warranty set forth in ARTICLE IV (as modified by the Acquired Companies Disclosure Letter thereto) and ARTICLE V. Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by

-45- any Person, and acknowledges and agrees that the Parent and the Acquired Companies have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. 6.11 Disclaimer of Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES TO THE PARENT, THE ACQUIRED COMPANIES OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE VI. WITHOUT LIMITING THE FOREGOING, ALL OTHER REPRESENTATIONS AND WARRANTIES ARE DISCLAIMED BY PURCHASER, WHETHER EXPRESS OR IMPLIED AND WHETHER MADE BY PURCHASER OR ITS REPRESENTATIVES OR AFFILIATES. ARTICLE VII. COVENANTS 7.1 Further Assurances. Subject to the terms hereof, each of the Parties shall use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable; (ii) obtain from any Governmental Entity or any other third party any consents, licenses, Permits, waivers, approvals, authorizations or orders required to be obtained or made by the Acquired Companies or Purchaser or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement, the other Ancillary Agreements and the consummation of the Purchase and Sale and Transactions, including those set forth in Sections 4.4 and 4.11(c) of the Acquired Companies Disclosure Letter; (iii) as promptly as practicable, make all necessary filings, and thereafter make and cooperate with the other party with respect to any other required submissions, with respect to this Agreement and the Purchase and Sale required under any applicable Law; and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Acquired Companies and Purchaser shall cooperate with each other in connection with the making of all such filings; provided that Purchaser shall be solely responsible for any fees and costs relating to any filings. 7.2 Confidentiality. The Parties acknowledge that the information provided to it in connection with this Agreement and the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. 7.3 Publicity. Purchaser, on the one hand, and the Acquired Companies prior to the Closing or the Parent following the Closing, on the other hand, as applicable, shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Purchase and Sale, this Agreement or any other transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the Acquired Companies, the Parent and the Public Parent may, without the prior written consent of the other Party, issue such press release or make such public statement as reasonably determined by such Person to be necessary to comply with applicable Law, this

-46- Agreement, or any other agreement to which such Person or its affiliates may be a party; provided, that the Parent and Public Parent shall provide Purchaser a copy of public statement prior to its issuance and consider in good faith any comments Purchaser may have to such public statement. 7.4 Employee Matters. (a) Schedule 7.4(a) sets forth a list of certain employees of the Acquired Entities as of the date hereof (such individuals who remain employed by the Acquired Entities as of the Closing, the “Continuing Employees”). Notwithstanding anything to the contrary in this Section 7.4, the Continuing Employees are employed on an at-will basis and the terms of the provisions of this Section 7.4 do not confer employee contract rights to any of the Continuing Employees. (b) Schedule 7.4(b) sets forth a list of certain service providers of the affiliates of the Acquired Companies who provide services in connection with the Acquired Entities and who Parent acknowledges may be hired or engaged by Purchaser in connection with the Transaction (the “Available Employees”). (c) For a period of one (1) year from the date hereof: (i) neither Purchaser nor any of its Representatives will solicit for employment or engagement as an independent contractor or otherwise induce, influence, or encourage to terminate employment or engagement with the Parent or its affiliates, any service provider of Parent or its subsidiaries, except those service providers set forth on Schedule 4.10(b), Schedule 7.4(a) and Schedule 7.4(b); provided that the following circumstances shall not constitute “solicitation” for purposes of this Section 7.4(c)(i): (a) a service provider of Parent or its subsidiaries seeks employment or engagement on his or her own initiative without any prior direct or indirect contact by Purchaser or any of its Representatives; or (b) such service provider seeks employment or engagement with the applicable Person in response to a general advertisement or similar method not specifically directed at the service provider of Parent or any of its subsidiaries; and (ii) neither Parent nor any of its Representatives will solicit for employment or engagement as an independent contractor or otherwise induce, influence, or encourage to terminate employment or engagement with Purchaser or its affiliates, any Continuing Employee or Continuing Available Employee; provided, that the following circumstances shall not constitute “solicitation” for purposes of this Section 7.4(c)(ii): (a) a service provider of Purchaser or its affiliates seeks employment or engagement on his or her own initiative without any prior direct or indirect contact by Parent or any of its Representatives; or (b) such Continuing Employee or Continuing Available Employee, as applicable, seeks employment or engagement with the applicable Person in response to a general advertisement or similar method not specifically directed at the Continuing Employee or Continuing Available Employee, as applicable. (d) No later than ten (10) calendar days following the date hereof, Purchaser shall, or shall cause an affiliate to, make an offer of employment effective on the Closing Date and contingent on occurrence of the Closing (an “Employment Offer”), to the Available Employees

-47- listed in Schedule 7.4(d), provided that, in each case, such individual remains employed by Parent or its affiliates as of the date the applicable Employment Offer is made. (e) For a period of one (1) year following the Closing (or, if earlier, the date of termination of employment of the relevant employee), Purchaser shall (or shall cause its applicable subsidiary or subsidiaries to) provide (i) a base salary or wage rate and annual cash bonus opportunity that, in the aggregate, are at least equal to the aggregate base salary or wage rate and annual cash target bonus opportunity in effect for each Continuing Employee and each Available Employee to whom an Employment Offer is made and accepted immediately before the date hereof and (ii) employee benefits (other than equity-based benefits, equity-based compensation, long- term incentive compensation, change in control or similar payments or benefits, retention or similar payments or benefits, nonqualified or deferred compensation arrangements, defined benefit pension benefits and post-employment or retiree health or welfare benefits) that are substantially comparable, in the aggregate, provided to such employee immediately prior to the Closing. (f) Notwithstanding anything to the contrary set forth in this Agreement, this Section 7.4 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Purchaser, the Acquired Companies or any of their respective subsidiaries to terminate any Continuing Employee or Available Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 7.4, require Purchaser, the Acquired Companies or any of their respective subsidiaries to continue any Acquired Company Plan or prevent the amendment, modification, or termination thereof after the Closing; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend, or modify any benefit plan, program, agreement, or arrangement. 7.5 Preservation of Records; Post-Closing Cooperation. Each Party agrees that it shall preserve and keep any records held or controlled by it relating to the businesses of the Acquired Companies for a period of three (3) years from the Closing Date and shall make such records available to the other Parties (including provision of electronic access in forms such as Excel spreadsheets, Microsoft Word files or searchable PDF files, to the extent applicable, reasonably available and practicable) as may be reasonably required by such Party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations or audits of the Acquired Companies, the Parent or Purchaser, the preparation of Tax Returns or in order to enable the Acquired Companies, the Parent, the Public Parent or Purchaser to comply with their respective obligations under this Agreement and each Ancillary Agreement (except to the extent that providing such access or furnishing any such information or data would violate any Law applicable to Purchaser or jeopardize any applicable legal privilege) and applicable Law. Following the Closing, Purchaser will provide reasonable access to employees and/or agents of the Acquired Companies, the Parent, the Public Parent and any affiliate of the Public Parent (including, by telephone), as may be reasonably necessary for the Parent to perform its obligations hereunder. 7.6 Tax Matters. (a) Pre-Closing Tax Returns.

-48- (i) The Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Entities that are required to be filed on or prior to the Closing Date and all Pass-Through Tax Returns for the Acquired Entities that relate solely to a Pre-Closing Tax Period, in each case, that are required to be filed after the Closing Date (“Parent- Prepared Tax Returns”). Parent shall provide drafts of all such Parent-Prepared Tax Returns to Purchaser at least 30 days prior to the due date thereof for the Purchaser to review and comment. In the event that Parent and Purchaser cannot agree on the final form of such Parent-Prepared Tax Returns, disputes relating thereto shall be referred to the Arbitrating Accountant and resolved in accordance with this Section 7.6(a) and the procedures described in Section 3.3, mutatis mutandis. In the event such Parent-Prepared Tax Returns must be filed prior to the resolution of such dispute, such Parent-Prepared Tax Returns will be filed reflecting the positions of the party that owns the Acquired Companies at the time such Parent-Prepared Tax Returns are due and shall, if necessary, be amended in accordance with the conclusions of the Arbitrating Accountant. The Purchaser and Parent shall, and shall cause the Acquired Entities to, authorize and direct their respective officers to execute any and all Parent-Prepared Tax Returns in accordance with this Section 7.6(a)(i). (ii) The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Entities that relate to a Pre-Closing Tax Period that are due after the Closing Date that are not Parent-Prepared Tax Returns (“Purchaser-Prepared Tax Returns”). The Purchaser shall provide drafts of all such Purchaser-Prepared Tax Returns that relate to Income Taxes or other material Taxes to Parent with sufficient time for Parent to review and comment, and Purchaser shall consider any such comments in good faith. In the event a Purchaser-Prepared Tax Return is a Pass-Through Tax Return that covers a Straddle Period, such Tax Return shall be prepared, and disputes relating thereto shall be resolved in accordance with, the procedures described in Section 7.6(a)(i), mutatis mutandis, and Purchaser shall be authorized to make the election described in Section 754 of the Code or any similar election for income Tax purposes. (iii) Any Parent-Prepared Tax Returns and Purchaser-Prepared Tax Returns shall be prepared in accordance with the past practices of the Acquired Entities, except as required by applicable Law or this Section 7.6. (b) Amendments to Tax Returns and Elections. Neither Purchaser nor any affiliate of Purchaser shall (or shall cause or permit the Acquired Entities to) (i) make or change any Tax election with respect to a Pre-Closing Tax Period (other than a Straddle Period) except as otherwise specified in this Section 7.6, (ii) amend, refile or otherwise modify (including granting an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Acquired Entities with respect to any Pre-Closing Tax Period that was due and filed on or prior to the Closing Date, (iii) initiate any voluntary disclosure agreement, engage in any voluntary compliance procedures or make any other similar voluntary contact with any Governmental Entity with respect to any Taxes or Tax Returns of any Acquired Entity for any Pre- Closing Tax Period, or (iv) waive or extend the period applicable to any claim or assessment of Taxes or Tax Returns of an Acquired Entity for any Pre-Closing Tax Period in each case, to the extent that such action could reasonably be expected to give rise to adverse Tax consequences to Parent or any of its direct or indirect owners (including an indemnification obligation of Parent with respect to Taxes pursuant to Section 9.2 of this Agreement), without the prior written consent of the Parent (which consent shall not be unreasonably withheld, delayed or conditioned).

-49- Purchaser shall be permitted to be made an election under Section 338(g) of the Code with respect to the acquisition of Canada Company pursuant to this Agreement, and Parent and the Acquired Companies shall cooperate with the making of such election; provided, that, prior to making any election under Section 338(g) of the Code with respect to the acquisition of Canada Company, Purchaser shall reasonably cooperate with Parent to determine whether an election under Treasury regulation section 1.245A-5(e)(3)(i) (a “Section 245A Election”) is permitted to be made with respect to the acquisition of Canada Company pursuant to this Agreement, and, if such a Section 245A Election is permitted to be made, if requested by Parent, Purchaser and Parent shall cooperate to make a Section 245A Election with respect to Canada Company, including by entering into a binding agreement described in Treasury regulation section 1.245A-5(e)(3)(i)(C)(2), and no election under Section 338(g) of the Code shall be made with respect to the acquisition of Canada Company pursuant to this Agreement. (c) Transfer Taxes. All sales, use and transfer taxes, deed taxes, real property or leasehold interest transfer taxes, conveyance fees, documentary and recording charges and similar taxes imposed as a result of the transactions contemplated by this Agreement, together with any interest, penalties or additions to such transfer taxes (“Transfer Taxes”), shall be borne 50% of Parent and 50% by Purchaser. Purchaser and the Parent shall cooperate in filing all necessary Tax Returns under applicable Law with respect to Transfer Taxes. Purchaser and the Parent shall reasonably cooperate in mitigating any Transfer Taxes and in the preparation, execution and filing of all Tax Returns, applications or other documents with respect to any Transfer Taxes. (d) Tax Contests. Purchaser shall inform the Parent of the commencement of any audit, examination or proceeding relating in whole or in part to Taxes of the Acquired Entities with respect to any Pre-Closing Tax Period (“Tax Contest”), provided that failure to inform the Parent of any Tax Contest shall not affect the obligations of the Parent (including indemnification obligations) except to the extent that the Parent is actually and materially prejudiced by such failure. The Parent shall be entitled to control, in good faith and at its own expense, the defense of Tax Contests relating solely to Pre-Closing Tax Periods for which Liabilities arising from such Tax Contest could reasonably be expected to be entirely funded by an indemnification obligation of the Parent pursuant to this Agreement or imposed solely on Parent or Parent’s direct or indirect owners under applicable Law; provided, however, that (i) the Parent shall promptly notify Purchaser in writing of its intention to control such Tax Contest, (ii) the Parent shall provide all correspondence and documentation relating to such Tax Contest to the Purchaser, (iii) the Parent keep the Purchaser reasonably informed of all material developments on a timely basis, (iv) the Purchaser shall be entitled to participate in the defense of such Tax Contest, and (v) the Parent shall not settle or otherwise resolve such Tax Contest without the consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned). With respect to any Tax Contest controlled by Purchaser or one of its affiliates, (i) the Purchaser shall provide all correspondence and documentation relating to such Tax Contest to Parent, (ii) the Purchaser shall keep Parent reasonably informed of all material developments on a timely basis, (iii) Parent shall be entitled to participate in the defense of such Tax Contest, and (iv) the Purchaser shall not settle or otherwise resolve such Tax Contest without the consent of the Parent (which consent shall not be unreasonably withheld, delayed or conditioned). Parent, Purchaser and the Acquired Entities shall reasonably cooperate in connection with Tax Contests. Notwithstanding anything to the contrary contained in this Agreement, the procedures for all Tax Contests shall be governed exclusively by this Section 7.6(d).

-50- (e) Treatment of Purchase. For U.S. federal income Tax purposes (and applicable state and local income Tax purposes), the parties hereto agree to treat the purchase of the Membership Interests by Purchaser as a purchase by Purchaser of all of the assets of Bridge2 Company and Aspire Company (including stock in Canada Company) in exchange for Purchaser’s assumption of the liabilities of the Acquired Companies (other than Canada Company). The parties acknowledge and agree that, to the maximum extent permitted by applicable law, (A) any income of the Acquired Companies attributable to deferred revenue or prepaid amounts received on or prior to the Closing Date shall be reflected on the Income Tax Return of Parent for the taxable year that includes the Closing Date, and (B) the principles and holding in James M. Pierce Corp. v. Commissioner, 326 F.2d 67 (8th Cir. 1964) shall not apply to the transactions contemplated by this Agreement (including that there will be no “Pierce income” recognized by the Purchaser as a result of any deemed payment by Parent to the Purchaser in respect of deferred revenue or prepaid amounts of the Acquired Companies). The Parties agree that, for all U.S. federal and applicable state and local Tax purposes, the transactions contemplated by this Agreement will be reported in a manner that is consistent with the treatment described in this Section 7.6(e) and none of the Parties (nor any of their respective affiliates) will take any Tax position inconsistent therewith on any Tax Return or otherwise, except as otherwise required by law or by a “determination” within the meaning of Section 1313(a) of the Code. (f) Allocation of Purchase Price. Within ninety (90) days after the Closing, Purchaser shall prepare and deliver to the Parent a draft of a statement (the “Allocation Statement”) setting forth its proposed calculation of the aggregate amount of consideration under this Agreement for U.S. federal income and applicable state and local income Tax purposes to be allocated among the assets of Bridge2 Company and Aspire Company and the Canada Equity Interests and the proposed allocation for U.S. federal and applicable state and local income Tax purposes of such aggregate amount among such assets and equity interests. The Allocation Statement will be prepared in accordance with Section 1060 of the Code and the rules and Treasury Regulations promulgated thereunder. If within thirty (30) days after the Parent’s receipt of the draft Allocation Statement, the Parent shall not have provided comments in writing to such draft Allocation Statement, the draft Allocation Statement shall become the final Allocation Statement. In the event that the Parent provides comments in writing within such 30-day period, the Purchaser and Parent shall attempt to resolve in good faith any disputes relating to the Allocation Statement. In the event such disputes have not been resolved within thirty (30) days of Parent providing comments, such disputes shall be resolved in accordance with the procedures set forth in Section 3.3 and this Section 7.6(f). The final Allocation Statement, as determined under this Section 7.6(f), shall be binding upon the Parties. Purchaser and the Parent also shall allocate and report any adjustments to the amounts treated as consideration under this Agreement for U.S. federal and applicable state and local income Tax purposes pursuant to the foregoing procedure, mutatis mutandis, with respect to each such adjustment and in accordance with Treasury Regulations Section 1.1060-11, and any allocations made as a result of such adjustments shall become part of the Allocation Statement. The Parties agree to report the allocation of amounts treated as consideration for U.S. federal and applicable state and local income Tax purposes among the assets of Bridge2 Company and Aspire Company and the Canada Equity Interests in a manner consistent with the final Allocation Statement and agree to act in accordance with the final Allocation Statement in the preparation and filing of all Tax Returns (including, but not limited to, filing Form 8594) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided, however, that (i) Purchaser’s cost for the assets that it is deemed to acquire may differ from the

-51- total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the amount so allocated; (ii) the aggregate amount realized by the Parent may differ from the total amount allocated hereunder to reflect transaction costs that reduce the amount realized for federal income tax purposes; and (iii) neither the Parent or any of its affiliates nor Purchaser or any of its affiliates will be obligated to litigate any challenge to such Allocation Statement by a Governmental Entity. (g) Push-Out Election. Notwithstanding anything to the contrary in this Agreement, with respect to any Tax audit with respect to any Pre-Closing Tax Period for which an Acquired Company was treated as a partnership for U.S. federal or applicable state or local income Tax purposes, the applicable Acquired Company shall make (or the Parties hereto shall cause to be made) a “push-out” election pursuant to Section 6226 of the Code, if available under applicable law. (h) Cooperation. Parent, Purchaser, and the Acquired Companies shall, and shall cause their affiliates to, cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns, the filing of any amended Tax Returns, and responding to or defending Tax audits, Tax proceedings, or other Tax-related claims, in each case to be reimbursed by the requesting Party for reasonable out-of-pocket expenses directly related thereto. Such cooperation shall include, upon reasonable request of the Parent, Purchaser, or Acquired Companies, providing records and information that are reasonably relevant to such matters and making employees available on a mutually convenient basis to provide information. (i) Straddle Periods; Transaction Tax Deductions. For all purposes of this Agreement, in the case of a Straddle Period, the amount of Taxes allocable to the Pre-Closing Tax Period shall (i) in the case of Taxes that are based upon or measured by reference to income or receipts or imposed in connection with any sale, transfer, payment, or transaction, including income Taxes, sales, use or value added Taxes, employment Taxes, withholding Taxes, or similar Taxes, be deemed equal to the amount that would be payable if the taxable year or period of all of the Acquired Companies ended at the end of the day on the Closing Date (including, for such purpose, the taxable period of any partnership or other pass-through entity in which any Acquired Company holds an interest), and (ii) in the case of any Taxes not described in clause (i), be deemed to be the amount of such Taxes for the entire Straddle Period (or in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding taxable period) multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period. For all purposes of this Agreement (including Section 7.6(a) and the determination of Unpaid Income Tax and Indemnified Taxes), Transaction Tax Deductions shall be treated as deductible in a Pre-Closing Tax Period. 7.7 Conduct of the Business. (a) From the date of this Agreement through the Closing, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), except (i) as required by Law or as otherwise expressly contemplated by this Agreement or any of the other Ancillary Agreements; or (ii) as set forth on Schedule 7.7, the Acquired Entities will, and the Parent shall cause the Acquired Entities to, operate the in the ordinary course of business.

-52- (b) Without limiting the generality of the foregoing, the Acquired Entities shall not, and Parent shall cause the Acquired Entities not to, except as otherwise specifically contemplated by this Agreement: (i) change or amend any of its respective Organizational Documents; (ii) issue or authorize the issuance of Equity Interests, or other equity interests in the Acquired Entities of any class, or securities convertible or exchangeable or exercisable for Equity Interests or other equity interests, or any options, warrants or other rights of any kind to acquire any equity interests or such convertible or exchangeable securities of the Acquired Entities; (iii) adopt a plan of complete or partial liquidation or dissolution, recapitalization or other reorganization; (iv) make any loan or advance to any Person, other than the extension of trade credit in the ordinary course of business and advances to officers and other employees of the Acquired Entities or their affiliates in the ordinary course of business for travel and similar business expenses; (v) sell, encumber or otherwise transfer any tangible or intangible assets having a fair market value in excess of twenty five thousand dollars ($25,000.00) individually or one hundred thousand ($100,000.00) in the aggregate other than sales of Acquired Companies Products in the ordinary course of business; (vi) acquire or agree to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any of the capital stock, other equity interests or assets of, or by any other manner, any other Person, except with respect to the Pre-Closing Assignment; (vii) make any material change to its business practices; (viii) commence or settle any legal proceeding, claim or lawsuit against any Person for an amount involving in excess of twenty five thousand dollars ($25,000) in the aggregate or involving equitable or injunctive relief; (ix) (A) waive or extend any statute of limitations with respect to Taxes or obtain or seek an extension to file any Tax Return (other than pursuant to an automatic extension of time to file), (B) make, change or revoke any material Tax election, (C) adopt, elect or change any Tax accounting period or method, (D) file any amended Tax Return, (E) settle any audit, assessment, dispute, action or investigation in respect of Taxes, (F) surrender any right to, or file any claim for, a refund, offset or other reduction of Taxes (other than surrendering any such right through inaction), or (G) enter into any “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to Taxes; (x) except to the extent required by applicable Law, permit any material change in (i) any investment, accounting, financial reporting, inventory, credit, or allowance policy of the Acquired Entities; (ii) any method of calculating any bad debt, contingency or other reserve

-53- of the Acquired Entities for accounting, financial reporting or Tax purposes; or (iii) permit any change in the fiscal year of the Acquired Entities; (xi) except as required by applicable Laws, (A) materially increase, or promise to materially increase, the compensation of any director, officer, employee, or Contingent Worker; (B) pay, or promise to pay, any special bonus, change of control pay, or special remuneration to any director, officer, employee, or Contingent Worker; (C) terminate or furlough the employment of any director, officer, executive, or management-level or key employee; (D) enter into, or agree to enter into, a settlement agreement with any current or former director, officer, employee, or Contingent Worker; (E) enter into, or make any commitment to enter into, any labor or collective bargaining agreement, or recognize any Union or other labor organization as the representative of any of the employees of the Acquired Entities; (F) implement or announce any facility closings or reductions in workforce; or (G) waive or release any non-competition, non- solicitation, non-disclosure, non-disparagement, or other restrictive covenant obligation of any current or former director, officer, employee or Contingent Worker; (xii) (A) modify the job duties of any employee such that he or she is no longer performing services in connection with the Business; (B) modify the job duties of any employee who does not currently provide services for the Business such that he or she provides services for the Business; or (C) hire any individual to become an employee other than with respect to open requisitions set forth on Schedule 7.4(a); (xiii) (i) increase the compensation (including severance, change-in- control and retention compensation) or benefits of any current or former officer, employee or other individual service provider of the Acquired Companies, or (ii) grant or promise to grant to any current or former officer, employee or other individual service provider of the Acquired Companies any new or additional entitlement to (1) any bonus, loan, equity or equity-based, phantom equity, retention, change-of-control, deferred compensation, severance or termination pay or (2) any payments or benefits triggered by a change in control or by the transactions contemplated herein, except, in each case for purposes of (i) and (ii), (x) as required by applicable Law or the terms of an Acquired Company Plan or Contract or agreement in effect on the date hereof as set forth in Section 7.7(b)(xiii) of the Acquired Companies Disclosure Letter, (y) acceleration of the vesting of equity-based awards under any equity incentive plan of the Public Parent, or (z) in connection with salary increases in the ordinary course of business and consistent with past practice that do not to exceed, in the aggregate in the case of this clause, $200,000; or (xiv) enter into any agreement, or otherwise be obligated, to do any action prohibited under this Section 7.7. 7.8 Access to Information; Contact with Customers and Suppliers. (a) Prior to the Closing, the Acquired Companies will (i) provide Purchaser and its Representatives with reasonable access, upon reasonable prior written notice and request during normal business hours, to the senior management of the Acquired Companies and its assets and properties and books and records; and (ii) furnish Purchaser and such Representatives with all such information and data (including without limitation copies of Contracts, Acquired Company Plans and other books and records) concerning the business and operations of the Acquired Companies

-54- as Purchaser or any of such other Persons reasonably may request in connection with an investigation reasonably related to the transactions contemplated by this Agreement; provided, however, that none of the Acquired Companies or the Parent will be required to provide access or information to Purchaser or its Representatives if in any particular instance doing so would (a) result in a breach of a Contract or applicable Law, or (b) waive any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information. Notwithstanding the foregoing, any access to any offices of any Acquired Company or its affiliates shall be subject to such company’s reasonable security measures. No information or knowledge obtained in any investigation pursuant to this Section 7.8(a) or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the conditions to the obligations of the Parties to consummate the transactions contemplated hereby or otherwise prejudice in any way the rights and remedies of Purchaser. (b) Until the Closing, Purchaser shall not knowingly, and shall use commercially reasonable efforts to cause its Representatives not to knowingly, contact or communicate with the employees, customers, potential customers, suppliers, distributors or licensors of the Acquired Companies or their affiliates, or any other Persons having a business relationship with the Acquired Companies, concerning the Transactions without the prior written consent of the Parent, which shall not be unreasonably withheld. 7.9 Wrong Pockets. (a) If, following the Closing, Parent or its affiliates (other than the Acquired Entities) receives any notices, monies or amounts that are properly due, deliverable or owing to Purchaser or attributable to the Acquired Entities or the Business, Parent shall promptly remit, or cause to be remitted, such notices, monies or amounts by notice to Purchaser or by wire transfer of immediately available funds into an account or accounts of Purchaser and/or any Person that Purchaser may designate in writing, as applicable. If, following the Closing, if Purchaser (or any affiliate of Purchaser) receives any notices, monies or amounts that are properly due, deliverable or owing to Parent in accordance with the purposes and intent of this Agreement, Purchaser promptly shall remit, or cause to be remitted, such notices, monies or amounts by notice to Parent or by write transfer of immediately available funds into an account or accounts designated by Parent, as applicable. (b) If, following the Closing, any right, property, Permit, contract, or asset, which, prior to the Closing, was used by the Parent or its affiliates (other than the Acquired Entities), is found, upon mutual good faith agreement between Parent and Purchaser, to have been retained in error by any Acquired Entity, (i) the applicable Acquired Entity will promptly deliver, or cause to be delivered, at Purchaser’s sole cost and expense, such right, property or asset (subject to any related liabilities) as soon as reasonably practicable to the Parent or an affiliate thereof designated by the Parent in writing and (ii) Parent or its affiliate (other than the Acquired Entities) will promptly assume such right, property, Permit, contract or asset. If, following the Closing, any right, property, Permit, contract or asset which, prior to the Closing, was used exclusively by an Acquired Entity, other than any right, property or asset which, prior to the Closing, was used by the Parent or its affiliates other than the Acquired Entity, is found to have been retained in error by the Parent or its affiliates, (i) the Parent will promptly deliver, or cause to be delivered, at Parent’s sole cost and expense, such right, property or asset (subject to any related liabilities) as soon as

-55- reasonably practicable to Purchaser or an affiliate thereof designated by Purchaser in writing and (ii) Purchaser or an Acquired Entity will promptly assume such right, property, Permit, contract or asset for no additional consideration. 7.10 Consents. Before the Closing, the Acquired Entities shall, and Parent shall cause the Acquired Entities to, use commercially reasonable efforts to obtain the third party consents, waivers and approvals listed on Schedule 7.10. These consents, waivers and approvals will be in a form and substance reasonably acceptable to Purchaser. 7.11 Termination of Certain Agreements. Before the Closing, the Acquired Entities shall, and Parent shall cause the Acquired Entities to, take or cause to be taken all actions necessary to terminate as of the Closing, the Contracts listed on Schedule 7.11, in each case, without any further Liability to the Acquired Entities or Purchaser. 7.12 No Solicitation. Until the earlier of (i) the Closing, or (ii) the date of the valid termination of this Agreement pursuant to the provisions of ARTICLE X hereof, Parent and Public Parent shall not, and shall not authorize or permit any of its subsidiaries (including the Acquired Entities) or any of its subsidiaries’ respective officers, directors, consultants, advisors, employees, agents or representatives (each, a “Parent Representative”) to, directly or indirectly, take any of the following actions with any Person other than Purchaser and its designees: (A) solicit, initiate or knowingly encourage any inquiry, proposal, request or offer, directly or indirectly relating to an Alternative Transaction (each, a “Proposal”), (B) participate in any discussions or negotiations relating to (except to provide notice as to the existence of this restriction), assist or cooperate with any Person to make, or furnish any Person with information in connection with, or take other action to knowingly facilitate, any Proposal or Alternative Transaction, (C) disclose any information to any Person concerning the business, technologies or properties of the Acquired Entities, or afford to any Person access to the Acquired Entities’ properties, technologies, books or records, in each case, with respect to, or that would be reasonably expected to lead to, a Proposal, or (D) propose, authorize or enter into any agreement or understanding (whether binding or nonbinding, written or oral) relating to, or engage in or consummate, any Alternative Transaction or requiring Parent or any Acquired Entity to abandon, terminate or fail to consummate the transactions contemplated hereby. If Public Parent, Parent or any Parent Representative receives or has received, prior to the Closing or the valid termination of this Agreement in accordance with ARTICLE X hereof, any Proposal, or any request for disclosure or access referenced in clause (C) above, Public Parent and Parent shall, or cause such Parent Representative to, (x) immediately suspend any discussions with regard to such Proposal and (y) promptly (and in any event within two (2) business days) notify Purchaser in writing thereof, and, subject to the terms of any confidentiality agreements in place as of the date hereof, such notice shall include information as to the identity of the Person making any such inquiry, offer or proposal and the specific terms of such inquiry, offer or proposal, and all written documentation related thereto. 7.13 Domain Names. Following the date of this Agreement and prior to the Closing, the Parent shall release and transfer possession and control of the domain names owned or purported to be owned by the Parent and related to the Business (“Domains”) to the Acquired Entities by initiating the transfer with the current registrar of each Domain and performing, following or cooperating with Purchaser on all procedures and actions specified by each registrar or as otherwise reasonably requested by Purchaser in connection with the foregoing. The Parent

-56- hereby authorizes each such registrar to transfer the ownership and control of the Domains to the Acquired Entities. ARTICLE VIII. CONDITIONS TO THE PURCHASE AND SALE 8.1 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Purchase and Sale and consummate the other transactions under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law: (a) (i) The representations and warranties of the Acquired Companies and the Parent set forth in this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects (without giving effect to any materiality or Acquired Companies Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the Fundamental Representations shall be true and correct in all respects (without giving effect to any materiality or Acquired Companies Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty shall be true and correct as of such earlier date), other than de minimis inaccuracies; (b) The Acquired Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; (c) The Pre-Closing Assignment shall have been executed; (d) The Parent shall have delivered to Purchaser a certificate, dated as of the Closing Date and executed on behalf of the Parent by its Chief Financial Officer, to the effect that each of the conditions set forth in Sections 8.1(a) and 8.1(b) have been satisfied; (e) The Parent shall have paid (or caused to be paid) the Escrow Amount to the Escrow Agent as required to be paid pursuant to Section 2.4; (f) Each of the following documents shall have been delivered to Purchaser and dated as of the Closing Date (unless otherwise indicated): (i) The Escrow Agreement, duly executed by Parent; (ii) The Transition Services Agreement, duly executed by Parent; (iii) An employee offer letter or service contract with Purchaser or an affiliate thereof, together with a confidential information and invention assignment agreement (collectively, an “Offer Letter”) and a restrictive covenant agreement (a “Restrictive Covenant Agreement”), duly executed by (A) each of the Available Employees listed on Schedule

-57- 8.1(f)(iii)(A) and (B) at least 80% of the Available Employees listed on Schedule 8.1(f)(iii)(B) (collectively, “Continuing Available Employees”), and no such Continuing Available Employee shall have provided notice of its desire to rescind such Offer Letter or Restrictive Covenant Agreement; (iv) Executed resignations for each director and each officer of each Acquired Entity, in each case, effective as of the Closing Date; (v) A certificate of good standing, dated within thirty (30) business days of the Closing Date, for each Acquired Entity issued by the secretary of state or similar agency of its jurisdiction of formation, if applicable; and (vi) All such other documents, contracts, certificates, instruments and records as may be reasonably necessary to consummate or effectuate the transactions contemplated by this Agreement; (g) The Parent shall have delivered a properly executed IRS Form W-9 of Parent to Purchaser; (h) The Parent shall have delivered to Purchaser written releases of any and all obligations of the Acquired Entities (including, but not limited to, indebtedness or guaranties of indebtedness) owing to any of Parent or its affiliates (other than the Acquired Entities), including, for the avoidance of doubt, any amount owed to Bank of America pursuant to that certain Security Agreement by and among Bridge2 Company, Bank of America, N.A. and Bank of America Corporation, dated May 19, 2022, and any security interests encumbering any assets of the Business held by such Persons, in each case in form and substance reasonably acceptable to Purchaser; (i) The Parent shall have delivered to Purchaser, each in form and substance reasonably satisfactory to Purchaser, all third party consents set forth on Schedule 8.1(i); (j) The Cash on Hand of the Acquired Companies, calculated as of the Closing, shall be no less than the sum of (i) $11,000,000, plus (ii) to the extent the Estimated Working Capital is less than the Target Working Capital, the positive value of the Estimated Working Capital, plus (iii) to the extent the positive value of Estimated Indebtedness is greater than $0, the positive value of the Estimated Indebtedness; (k) Parent shall have terminated the employment of the employees of the Acquired Companies identified by Purchaser at least five (5) business days prior to the Closing; (l) completion reasonably satisfactory to Purchaser of an API integration in connection with the Outpayce Agreement; (m) Parent shall have delivered to Purchaser the Braintree Loan Amount; (n) Parent shall have delivered to Purchaser the Insurance Premium Amount; (o) No Acquired Companies Material Adverse Effect shall have occurred; and

-58- (p) No judgment, order, injunction, decree or ruling issued by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Purchase and Sale shall have been issued and then be in effect, nor shall there have been any Law enacted, enforced or deemed applicable to the Purchase and Sale that makes the consummation of the Purchase and Sale illegal; provided, however, that this condition shall not be available to Purchaser if Purchaser’s failure to fulfill its obligations pursuant to Section 7.1 has been the primary cause of, or has primarily resulted in, such order, decree, judgment, injunction or other ruling. 8.2 Conditions to Obligation of the Acquired Companies and the Parent. The obligations of the Acquired Companies and the Parent to effect the Purchase and Sale and consummate the other transactions under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, by the Parent, to the extent permitted by applicable Law: (a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct (without giving effect to any materiality qualifications set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (b) Purchaser shall have performed all covenants and agreements required to be performed by it under this Agreement in all material respects at or prior to the Closing Date; (c) Purchaser shall have delivered to the Parent a certificate, dated as of the Closing Date and executed on behalf of Purchaser by its Chief Executive Officer, to the effect that each of the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied; (d) Each of the following documents shall have been delivered to Parent and dated as of the Closing Date (unless otherwise indicated): (i) The Escrow Agreement, duly executed by Purchaser; and (ii) The Transition Services Agreement, duly executed by Purchaser; (iii) The Braintree Note, duly executed by Purchaser; and (e) No judgment, order, injunction, decree or ruling issued by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Purchase and Sale shall have been issued and then be in effect, nor shall there have been any Law enacted, enforced or deemed applicable to the Purchase and Sale that makes the consummation of the Purchase and Sale illegal; provided, however, that this condition shall not be available to the Acquired Companies if the Acquired Companies’ failure to fulfill its obligations pursuant to Section 7.1 has been the primary cause of, or has primarily resulted in, such order, decree, judgment, injunction or other ruling.

-59- ARTICLE IX. SURVIVAL; INDEMNIFICATION 9.1 Survival. Other than with respect to Fraud, all representations and warranties of the Parties (other than Fundamental Representations) contained in this Agreement shall survive until the one (1) year anniversary of the Closing Date. Fundamental Representations contained in this Agreement shall survive until the expiration of their applicable statute of limitation plus sixty (60) days. Notwithstanding anything herein to the contrary, Purchaser must give notice to Parent of any claim for indemnification with respect to any representation and warranty in ARTICLE IV, in writing setting forth the specific claim and the basis therefor in reasonable detail prior to the expiration of the applicable survival period. Unless otherwise expressly provided in this Agreement, each of the covenants of the Parties contained in this Agreement shall expire and be of no further force or effect as of the Closing, except that the covenants which by their terms survive the Closing and remain in full force and effect until performed in accordance with their terms. Notwithstanding the foregoing, if a written claim or written notice is given under this ARTICLE IX with respect to any representation, warranty or covenant prior to the expiration of the applicable survival period, the claim with respect to such representation, warranty or covenant shall continue indefinitely until such claim is finally resolved. The Parties specifically intend that the statutory limitation periods with respect to any claims arising in connection with this Agreement and the transactions contemplated hereby are superseded and replaced by the Parties’ agreement in this Section 9.1. 9.2 Indemnification by Parent. Subject to Section 9.5 and the other provisions of this ARTICLE IX, Parent shall reimburse, defend, indemnify and hold Purchaser and its successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Losses based upon or resulting from: (a) any breach of a representation or warranty (other than the Fundamental Representations) by the Acquired Companies or the Parent contained herein; (b) any breach of a Fundamental Representation by the Acquired Companies or the Parent contained herein; (c) any breach of or failure to perform any covenant or agreement by the Acquired Companies or the Parent contained herein; (d) Indemnified Taxes; (e) any claim by any Person for Transaction Expenses or Indebtedness; or (f) any claim, whether civil, criminal or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing, a director or officer of any of the Acquired Companies or who is or was serving at the request of an Acquired Company as a director or officer of another Person, is, or is threatened to be, made a party or witness based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, (i) the fact that such Person is serving or did serve in any such capacity, or (ii) this Agreement.

-60- 9.3 Indemnification by Purchaser. Subject to Section 9.5 and the other provisions of this ARTICLE IX, Purchaser hereby agrees to pay, reimburse, defend, indemnify and hold the Acquired Companies, the Parent, the Public Parent and their directors, officers, partners, members, employees, affiliates, stockholders, agents, attorneys, representatives, heirs, successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses, whether or not relating to third party claims, including any Losses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder or under any Ancillary Agreement, in each case, based upon or resulting from: (a) any breach of any of the representations or warranties made by Purchaser in this Agreement; or (b) any breach of or failure to perform any covenant or agreement made by Purchaser in this Agreement. 9.4 Indemnification Procedures. (a) In the event that indemnification may be sought under this ARTICLE IX (an “Indemnification Claim”) in connection with (i) any action, suit or proceeding that may be instituted or (ii) any claim that may be asserted by any Person not a party to this Agreement, the party seeking indemnification hereunder (the “Indemnified Party”) shall promptly cause written notice of the assertion of such Indemnification Claim to be delivered to the party from whom indemnification hereunder is sought (the “Indemnifying Party”); provided, however, that failure to so notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its indemnification obligation hereunder except to the extent that the Indemnifying Party has been materially prejudiced thereby. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, other than Indemnification Claims involving or seeking (i) non-monetary remedy or monetary Losses in excess of the then-remaining portion of Indemnity Escrow Amount, (ii) claims for equitable relief, or (iii) potential criminal lability. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any such Indemnification Claim, it shall within ten (10) business days (or sooner, if the nature of the Indemnification Claim so requires) (the “Dispute Period”) notify the Indemnified Party of its intent to do so in writing, stating that (A) the Indemnifying Party would be liable for indemnity under the provisions hereof if such third party claim were valid, (B) the Indemnifying Party disputes and requests to defend such claim, and (C) the Indemnifying Party will be solely responsible for all costs, expenses and liabilities incurred in connection with or otherwise relating to defending against such claim. If the Indemnifying Party assumes the defense of a third party claim pursuant to the foregoing, the Indemnified Parties shall execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such third party claim and shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in defense of such third party claim. If the Indemnifying Party within the Dispute Period elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party assumes the defense of any Indemnification Claim, the Indemnified Party may participate, at its own expense, in the defense of such Indemnification Claim. Notwithstanding

-61- anything in this Section 9.4 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim; provided, further, that in no event shall an Indemnifying Party settle or compromise any Indemnification Claim that involves the imposition of an injunction or other equitable relief on the Indemnified Party without the prior written consent of the Indemnified Party. (b) In all cases, the Parties shall cooperate in the defense of any third party Indemnification Claim subject to this ARTICLE IX and the records of each shall be made reasonably available to the other with respect to such defense; provided that no Party shall be required to produce any document that would jeopardize, in the reasonable determination by legal counsel to the Party asserting such claim, the attorney-client privilege. The Party controlling the defense of such third party Indemnification Claim shall keep the other Party reasonably advised of the status of such Indemnification Claim and the defense thereof and shall consult with and consider in good faith any reasonable recommendations made by the non-controlling Party with respect thereto, including, without limitation, as to matters of strategy, cost and expense budgets, insurance recovery or other matters that could reasonably be expected to mitigate the cost of indemnification to the Indemnifying Party. The Party controlling the defense of any third party Indemnification Claim shall cooperate with and make available to the non-controlling Party such materials as may be reasonably requested by it (including copies of any claim, summons, complaint or other pleading which may have been served and any demand, invoice, billing or other document, that could be the subject of an Indemnification Claim). (c) In the event that an Indemnified Party has any claim against an Indemnifying Party hereunder, but which such claim does not involve an action, suit, proceeding or claim by a third party not party to this Agreement, which such Indemnified Party determines to assert, then such Indemnified Party shall assert such Indemnification Claim by sending written notice to the Indemnifying Party describing in reasonable detail the nature of such claim and the Indemnified Party’s estimate of the amount of Losses attributable to such claim; provided, however, that failure to so notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its indemnification obligation hereunder except to the extent that the Indemnifying Party has been materially prejudiced thereby. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Indemnification Claim. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that the Indemnifying Party disputes its liability to the Indemnified Party, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party promptly after demand therefor or, in the case of any notice in which the claim (or any portion thereof) is estimated, on such later date on which such amount (or such portion) is finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through such negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with Sections 11.11 and 11.12.

-62- (d) After any final and non-appealable decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction, or a settlement or arbitration shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to any Indemnification Claim hereunder, then, the Indemnifying Party or, the Escrow Agent if required by Section 9.5(e) shall pay any amount so determined to such Indemnified Party in accordance with the provisions of this Agreement and the Escrow Agreement. 9.5 Limitations on Indemnification. The Parties’ respective obligations pursuant to this ARTICLE IX are subject to the following limitations: (a) Notwithstanding the provisions of this ARTICLE IX, except in the event of Fraud: (i) Parent shall not have any indemnification obligations for Losses under Section 9.2(a) unless and until (A) the aggregate amount of all Losses incurred by the applicable Purchaser Indemnified Party with respect to the event or occurrence giving rise to such Indemnification Claim and all other events or occurrences arising from the same circumstances, in each case, exceeds $15,000 (the “De Minimis Threshold”) and (B) the aggregate amount of all Losses exceeds an amount equal to $60,000 (the “Aggregate Deductible”) and, in such event, indemnification shall be made from the first dollar of such Losses (provided, for the avoidance of doubt, that any Indemnification Claim which is not indemnifiable by operation of subsection (A) hereof shall not be included in the determination of whether the Aggregate Deductible has been exceeded). (b) Except to the extent Losses are caused by Fraud, (i) the aggregate indemnification to be paid by Parent for Losses under Section 9.2(a) shall in no event exceed $1,000,000 and (ii) the aggregate indemnification to be paid by Purchaser for Losses under this Agreement shall in no event exceed $2,000,000. (c) Purchaser Indemnified Parties will not be entitled to recover any Losses relating to any matter arising under a provision of this Agreement to the extent that Purchaser Indemnified Parties have already recovered Losses with respect to such matter pursuant to another provision of this Agreement. If a state of facts exists that would allow Purchaser Indemnified Parties to seek recovery under more than one provision of this ARTICLE IX, such Purchaser Indemnified Parties may only receive recovery for Losses under one provision. (d) Notwithstanding the provisions of this ARTICLE IX, Purchaser shall not have any indemnification obligations for Losses under this ARTICLE IX unless and until (A) the aggregate amount of all Losses incurred by the Seller Indemnified Parties with respect to the event or occurrence giving rise to such Indemnification Claim and all other events or occurrences arising from the same circumstances, in each case, exceeds the De Minimis Threshold and (B) the aggregate amount of all such Losses exceeds the Aggregate Deductible and, in such event, indemnification shall only be made to the extent of such excess. Except to the extent Losses are caused by Fraud, the aggregate indemnification to be paid by Parent for Losses under this Agreement shall in no event exceed $2,000,000.

-63- (e) Any indemnification to be paid to any Purchaser Indemnified Party pursuant this ARTICLE IX will first be offset against any then-remaining and available funds in the Indemnity Escrow Amount, and Purchaser and Parent shall jointly instruct the Escrow Agent, pursuant to the terms of the Escrow Agreement, to disburse such amount to Purchaser, subject to the limitations in this Section 9.5; provided, that, in the event the amount of Losses exceeds the Indemnity Escrow Amount, such excess shall be recoverable by Purchaser (at Purchaser’s sole option) by: (i) offset against any then-remaining and available Adjustment Escrow Amount; and/or (ii) directly from the Parent. (f) Parent shall not be required to indemnify any Purchaser Indemnified Party and Purchaser shall not be required to indemnify any Seller Indemnified Party to the extent of any Losses that a court of competent jurisdiction shall have determined by final judgment to have resulted from the willful misconduct or illegal conduct of the party seeking indemnification. (g) Notwithstanding anything herein to the contrary, in connection with any indemnification pursuant to Section 9.2(a) and/or Section 9.2(b), for the purposes of determining the amount of Losses (including whether the De Minimis Threshold and/or Aggregate Deductible has been met) and whether or not any inaccuracy in or breach of any representation or warranty has occurred, no effect shall be given to any materiality, material adverse effect, “Material Adverse Effect” or similar qualification contained or incorporated directly or indirectly in such representation or warranty. (h) Each Indemnified Party shall use commercially reasonable efforts to mitigate the amount of any Loss for which it is entitled to seek indemnification under this ARTICLE IX. (i) The amount of any Losses for which indemnification is provided under this ARTICLE IX shall be net of any amounts actually recovered by the Indemnified Party under insurance policies or otherwise with respect to such Losses. The Indemnified Parties shall use commercially reasonable efforts to collect any amounts specified above. (j) Notwithstanding anything to the contrary herein, no Indemnified Party shall be entitled to indemnification under this ARTICLE IX for any Losses relating to, resulting from or arising out of (i) Taxes to the extent such Taxes have been reflected in the calculation of the Total Consideration, (ii) the amount or availability in any taxable period (or portion thereof) beginning after the Closing Date of any Tax asset or Tax attribute of an Acquired Entity that is attributable to a Pre-Closing Tax Period, or (iii) Taxes arising from any transactions entered into by Purchaser or its affiliates (including the Acquired Entities after the Closing) on the Closing Date after the Closing, outside of the ordinary course of business and not otherwise contemplated by this Agreement. 9.6 Sole and Exclusive Remedy. From and after Closing, the sole and exclusive remedy for any breach, or alleged breach, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this ARTICLE IX. Notwithstanding the foregoing, this Section 9.6 shall not operate to limit the rights of the Parties to seek equitable remedies (including specific performance or injunctive relief) or to seek any

-64- remedy relating to any Party’s Fraud; provided, however, that no Party shall be entitled to rescission of this Agreement or the transactions contemplated hereby. ARTICLE X. TERMINATION 10.1 Termination. This Agreement may be terminated, and the Purchase and Sale contemplated hereby may be abandoned, at any time prior to the Closing, as follows: (a) by mutual written consent of Purchaser, the Acquired Companies and the Parent; (b) by either the Parent, the Acquired Companies or Purchaser if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Purchase and Sale, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose breach of this Agreement has been the primary cause of, or primarily resulted in, any such order, decree, ruling or other action, including, without limitation, such Party’s obligation to use its commercially reasonable efforts to resist, resolve or lift, as applicable, any such order, decree, ruling or other action; (c) by the Parent upon a material breach by Purchaser of any of its obligations under this Agreement if, within twenty (20) days after notice thereof has been provided to Purchaser, Purchaser has not commenced good faith efforts to cure such breach; provided that there shall be no right to terminate if such breach was caused, in whole or in part, by a material breach by the Acquired Companies of this Agreement; or (d) by Purchaser upon a material breach by the Acquired Companies of any of their obligations under this Agreement if, within twenty (20) days after notice thereof has been provided to the Parent and the Acquired Companies, none of the Parent and Acquired Companies or any of its or their affiliates has commenced good faith efforts to cure such breach; provided that there shall be no right to terminate if such breach was caused, in whole or in part, by a material breach by Purchaser of this Agreement. 10.2 Effect of Termination. In the event of termination of this Agreement by either the Acquired Companies or Purchaser as provided in Section 10.1, this Agreement shall forthwith become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of Purchaser, the Acquired Companies, the Parent, or their respective affiliates or Representatives with respect to this Agreement, except (a) with respect to Section 7.2, this Section 10.2 and ARTICLE XI, which shall survive any termination or expiration of this Agreement, and (b) with respect to any liabilities or damages incurred or suffered by a Party as a result of the fraud or willful and material breach by the other Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

-65- ARTICLE XI. GENERAL PROVISIONS 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) or sent via email (with confirmation of receipt) to the Parties at the below address (or at such other address for a Party as shall be specified by like notice). If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by facsimile or e-mail, such communication shall be deemed delivered the day of the transmission or, if the transmission is not made on a business day before 5:00 p.m. at the place of receipt, the first business day after transmission; if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal; and if sent by overnight courier, such communication shall be deemed delivered upon receipt. If to Purchaser or, following Closing, the Acquired Companies: Project Labrador Holdco, LLC 3300 S. Dixie Hwy. Ste. 179 West Palm Beach, FL 33496 [***] with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue Boston, MA 02110 Email: gkatz@goodwinlaw.com; mhickey@goodwinlaw.com Attention: Gregg Katz; Meggie Hickey If to the Parent or, prior to Closing, the Acquired Companies: BAKKT OPCO HOLDINGS, LLC 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 Email: marc.dannunzio@bakkt.com Attention: Marc D’Annunzio, General Counsel with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor

-66- Austin, Texas 78746 Email: mlyons@wsgr.com; nrobinson@wsgr.com Attention: J. Matthew Lyons; Nathan Robinson 11.2 Amendment. This Agreement may be amended by Purchaser, the Acquired Companies and the Parent. This Agreement may not be amended except by an instrument in writing signed by those Parties having the authority to amend this Agreement as described in the preceding sentence or their authorized representatives. 11.3 Waiver. At any time prior to the Closing, Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Acquired Companies and/or Parent, (b) waive any inaccuracies in the representations and warranties of the Acquired Companies and/or Parent contained herein or in any document delivered pursuant hereto and (c) waive compliance by the Acquired Companies and/or Parent with any of the agreements or conditions contained herein. At any time prior to the Closing, the Acquired Companies and Parent may (a) extend the time for the performance of any of the obligations or other acts of Purchaser, (b) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto and (c) waive compliance by Purchaser with any of the agreements or conditions contained herein. Any agreement on the part of any Party to such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 11.4 Further Assurances. From and after the Closing, each of the Parties shall use commercially reasonable efforts to deliver or cause to be delivered such additional documents and other papers and to take or cause to be taken such further actions as may reasonably be necessary, proper or advisable to make effective the Transactions and to carry out the provisions hereof. 11.5 Specific Performance and Injunctive Relief. The Parties agree that irreparable damage (for which monetary relief, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed by the Parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) Purchaser, on the one hand, and the Parent and the Acquired Companies, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise and that this shall include the right of the Parent and the Acquired Companies to cause Purchaser to fully perform the terms of this Agreement and the Ancillary Agreements to the fullest extent permissible pursuant to this Agreement, the Ancillary Agreements and applicable Laws and to thereafter cause this Agreement, the Ancillary Agreements and the Transactions to be consummated on the terms and subject to the conditions thereto set forth in this Agreement, and (ii) the right of specific performance and other equitable relief is an integral part of such transactions and without that right, neither the Parent or the Acquired Companies, on the one hand, nor Purchaser, on the other hand, would have entered into this Agreement or the Ancillary Agreements. Remedies shall be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement and the Ancillary Agreements. Each Party hereby (A) waives any defenses in any action for specific

-67- performance, including the defense that a remedy at law would be adequate, (B) waives any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief, and (C) agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. 11.6 Fees and Expenses. Subject to Section 10.2 of this Agreement and except as set forth herein, all costs and expenses incurred in connection with the negotiation of this Agreement shall be paid by the Party incurring such costs or expenses, provided, that notwithstanding Section 10.2 of this Agreement, upon the earlier of (i) the Closing or (ii) the termination of this Agreement other than a termination pursuant to Section 10.1(c) hereof, Parent shall pay the fees and expenses of Goodwin Procter LLP, the counsel for Purchaser, in an amount not to exceed, in the aggregate, $600,000. 11.7 Entire Agreement. This Agreement (including any exhibits, schedules and annexes hereto), the Acquired Companies Disclosure Letter, (including any exhibits, schedules and annexes hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. 11.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 11.9 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any purported assignment hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding on, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. 11.10 Parties in Interest. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, other than as set forth in Section 7.4 and ARTICLE XI. 11.11 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law principles or rules that would cause the application of the Laws of any other jurisdiction. 11.12 Jurisdiction; Forum. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware over all claims or causes

-68- of action (whether in contract or tort, at law or in equity, or granted by statute or otherwise) that may be based upon, arise out of, or relate to this Agreement, the Ancillary Agreements, and any other document or instrument delivered pursuant to this Agreement or the Ancillary Agreements, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance, or nonperformance of this Agreement or the Ancillary Agreements or otherwise arising from the transactions contemplated by this Agreement or the Ancillary Agreement or the relationship between the parties (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement or the Ancillary Agreements) (“Related Claims”) and, if the Court of Chancery of the State of Delaware is unable to establish jurisdiction over any such Related Claim, then any other federal or state court located within the State of Delaware, and each party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding commenced in any court specified in this Section 11.12 by the delivery of a copy thereof in accordance with the provisions of Section 11.1. 11.13 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE ANCILLARY AGREEMENTS, OR ANY RELATED CLAIMS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING OR RELATED CLAIM BROUGHT BY OR AGAINST IT, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS, OR ANY RELATED CLAIMS. EACH PARTY ACKNOWLEDGES AND AGREES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT MAKES SUCH WAIVER VOLUNTARILY; AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13. 11.14 Attorneys’ Fees. If any action, suit, arbitration or other proceeding for the enforcement of this Agreement is brought, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, or otherwise relating to or in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, suit, arbitration or other proceeding, in addition to any other relief to which it may be entitled. 11.15 Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via email (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

-69- 11.16 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 11.17 General Interpretative Provisions. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms. Words such as “herein”, “hereafter”, “hereto”, “hereby” and “hereunder”, when used with reference to this Agreement, refer to this Agreement as a whole, and not any particular provision of this Agreement. The words “include”, “includes”, “included”, “including” and “such as” shall be construed as if followed by the phrase “without limitation”. No distinction in interpretation shall be made between the terms “shall” and “will”. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. To the extent a document or a list referenced herein was available in the Data Room and a Party or its Representatives were given access to such document or list, in each case, prior to forty eight hours (48) preceding the Closing Date, then such document or list shall be deemed to have been “delivered”, “provided” or “made available” for purposes of this Agreement. The use of “dollars” or “$” shall refer to United States dollars. No Party, or its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any Party. 11.18 Disclosure. The fact that any item of information is disclosed in a disclosure schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms material or Acquired Companies Material Adverse Effect or other similar terms in this Agreement. Nothing disclosed in any disclosure schedule is intended to or shall be deemed to broaden the scope of any representation or warranty contained in this Agreement. 11.19 Legal Representation. Purchaser, the Acquired Companies, and Parent acknowledge and agree that Wilson Sonsini Goodrich & Rosati, P.C. (the “Law Firm”) has represented Parent and the Acquired Companies in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions and has represented the Parent and the Acquired Companies in the past, and that Parent, its affiliates, and their respective partners, officers, directors, employees, and Representatives (the “Parent Group Members”) have a reasonable expectation that the Law Firm will represent them in connection with any Related Claim involving any Parent Group Member, on the one hand, and Purchaser, the Acquired Companies, or any of their respective affiliates and Representatives (the “Purchaser Group Members”), on the other hand, arising under this Agreement, the Ancillary Agreements, or the transactions contemplated herein or therein (the “Transactions”). Purchaser hereby, on behalf of itself and the Acquired Companies, any affiliates, assignees or successors of interest of the Acquired Companies after the Closing, and the other Purchaser Group Members, irrevocably: (a) acknowledges and agrees that any attorney-client privilege, solicitor-client privilege, work product, or other attorney-client or solicitor-client confidential information arising from communications prior to the Closing between the Acquired

-70- Companies (including any one or more officers, directors, employees, or members of the Acquired Companies), on the one hand, and the Law Firm, on the other hand, that relate primarily to this Agreement or other Transactions and not the Business generally (“Attorney-Client Information”), are not included in the property, rights, privileges, powers, franchises, and other interests that are possessed by or vested in any Acquired Company, that any Acquired Company’s rights to such Attorney-Client Information shall be deemed property of, and controlled solely by, Parent for the benefit and on behalf of the Parent Group Members, and that, other than in connection with a claim for Fraud, no Purchaser Group Member shall have any right to waive any attorney-client privilege, solicitor-client privilege, or other right to confidentiality with respect to such Attorney-Client Information at any time after the Closing; (b) acknowledges and agrees that the Parent Group Members shall have the right to retain, or cause the Law Firm to retain, any such documentation or information in the possession of the Law Firm or such Parent Group Members at the Closing; (c) agrees not to intentionally and knowingly access any documentation or information constituting Attorney-Client Information except with the prior written consent of Parent; (d) other than in connection with a claim for Fraud, disclaims the right to assert a waiver by any Parent Group Member with regard to the attorney-client privilege, solicitor-client privilege, or other right to confidentiality with respect to such Attorney-Client Information solely due to the fact that such documentation or information is physically in the possession of the Acquired Companies after the Closing; (e) consents to the Law Firm’s representation after the Closing of any Parent Group Member in any Related Claim arising out of this Agreement and the Transactions, and consents to and waives any conflict of interest arising therefrom without the need for any future waiver or consent; and (f) consents to the disclosure by the Law Firm to any Parent Group Member of any documentation or information obtained by Law Firm during the course of its representation of the Acquired Companies or any affiliate prior to the Closing to the extent such documentation or information is related to this Agreement, the Ancillary Agreements, or the Transactions, and such disclosure either (i) constitutes Attorney-Client Information or (ii) is reasonably necessary to either enforce the applicable Parent Group Member’s rights under, or to defend against any claim against the Parent Group Member under, this Agreement, the Ancillary Agreements or the Transactions, whether or not such documentation or information disclosed is subject to any attorney-client privilege, solicitor-client privilege, or confidentiality obligations to the Acquired Companies, or an affiliate of the Acquired Companies, but such disclosure may only be made to the extent that the applicable Parent Group Member is obligated to keep such documentation or information confidential and the Acquired Companies and affiliates of the Acquired Companies are intended third party beneficiaries of such obligation. To the extent that the Acquired Companies has any rights to request or control files of the Law Firm, only the Parent Group Members shall have such rights. Notwithstanding the foregoing, in the event that any Related Claim arises after the Closing between any Purchaser Group Member and a Person other than a Parent Group Member, Parent, Purchaser and its affiliates (including the Acquired Companies) may assert attorney-client privilege to prevent disclosure of confidential communications to such Person; provided, however, that such Purchaser Group Member shall not waive such privilege with respect to such files without the prior written consent of Parent; provided further, that if such Purchaser Group Member is required by judicial order or other legal process to make such disclosure, such Purchaser Group Member shall promptly notify Parent in writing of such requirement (without making disclosure) and shall provide Parent with such cooperation and assistance as shall be necessary to enable Parent to prevent disclosure by reason of such attorney-client privilege, solicitor-client privilege,

-71- or other rights of confidentiality. This Section 11.19 is for the benefit of the Parent Group Members and such Persons are intended third-party beneficiaries of this Section 11.19. [Signature page follows.]

EQUITY PURCHASE AGREEMENT SIGNATURE PAGE IN WITNESS WHEREOF, each of the parties hereto has caused this Equity Purchase Agreement to be executed as of the date first written above by a duly authorized officer. PROJECT LABRADOR HOLDCO, LLC By: /s/ Donald Basile Name: Donald Basile Title: Chief Executive Officer BRIDGE2 SOLUTIONS, LLC By: /s/ Andrew Main Name: Andrew Main Title: Authorized Person ASPIRE LOYALTY TRAVEL SOLUTIONS, LLC By: /s/ Andrew Main Name: Andrew Main Title: Authorized Person BRIDGE2 SOLUTIONS CANADA LTD. By: /s/ Andrew Main Name: Andrew Main Title: Authorized Person B2S RESALE, LLC By: /s/ Andrew Main Name: Andrew Main Title: Authorized Person BAKKT OPCO HOLDINGS, LLC By: /s/ Andrew Main Name: Andrew Main Title: Authorized Person

EXHIBIT A Braintree Note [Attached.]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS PROMISSORY NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). FOR INFORMATION REGARDING THIS PROMISSORY NOTE’S ISSUE PRICE, ISSUE DATE, AMOUNT OF OID AND YIELD TO MATURITY, THE HOLDER OF THIS PROMISSORY NOTE SHOULD CONTACT PROJECT LABRADOR HOLDCO, LLC AT 3300 S. DIXIE HWY STE 179, WEST PALM BEACH, FL 33496. PROMISSORY NOTE $_________ West Palm Beach, FL [Date], 2025 Project Labrador Holdco, LLC, a Delaware limited liability company (“Issuer”) hereby promises to pay to the order of Bakkt Opco Holdings, LLC (“Seller”), its successors and assigns, in lawful money of the United States of America, the lesser of [_] DOLLARS ($[_]) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on the earlier of [_], 20[_]1 or five (5) business days following the date the Braintree Agreement is terminated (the “Maturity Date”). The “Braintree Agreement” means the Braintree Payment Services Agreement, between PayPal, Inc. and Bridge2 Solutions LLC, effective as of December 23, 2019, as amended pursuant to that certain Amendment to Paypal Agreement(s), effective as of November 10, 2023. The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to [_] percent ([_]%)2 calculated on the basis of a 365 day year and the actual number of days elapsed. Accrued interest on this Promissory Note shall be payable annually in arrears on December 31, [year(s)]3, which amount shall be added to, and shall increase, the outstanding principal balance of this Promissory Note (and thereafter interest shall accrue thereon). If any interest is determined to be in excess of the then legal maximum rate, then (x) the interest rate shall be reduced to such legal maximum rate and (y) that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note, or, if such principal has been fully repaid, returned to Seller on demand . This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty. In the event that Issuer shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then if such payment of principal or interest is not made within 5 days of the due date, Seller may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. The amounts due pursuant to this Promissory Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Issuer’s Senior Indebtedness (as defined below). Seller subordinates to holders of Senior Indebtedness any security interest, mortgage, pledge, lien, claim, charge or other encumbrance with respect to property that Seller may have or in the future obtain in any property of the Issuer. Notwithstanding the respective dates of attachment or perfection of the security interest of Seller and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Issuer shall at all times be prior to the security interest of Seller. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any 1 NTD: Date shall be the date that is 18 months following the date of issuance of this Promissory Note. 2 NTD: Interest rate shall be fixed on the date of issuance of this Promissory Note at an amount equal to the applicable federal annual “short-term” rate in effect on the date of issuance of this Promissory Note. 3 NTD: To be each December 31 between the date of issuance and the 18 month anniversary of the date of issuance.

reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest. Seller will not demand or receive from the Issuer (and the Issuer will not pay to Seller) all or any part of the amounts due pursuant to this Promissory Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Seller exercise any remedy with respect to any collateral securing Senior Indebtedness, nor will Seller commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Issuer (other than any suit or action initiated or maintained to prevent the loss of a claim as a result of the running of any applicable statute of limitations or other similar restriction on claims or any proof of claim in any insolvency proceeding), for so long as any Senior Indebtedness remains outstanding, except to the extent such payment is expressly permitted pursuant to the terms of the Senior Indebtedness and would not result in a default or event of default thereunder. Notwithstanding the foregoing, the Seller shall be entitled to receive (i) any note, instrument or other evidence of indebtedness which may be issued by the Issuer in exchange for or in substitution of this Promissory Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this paragraph and (ii) other payments consented to in writing by holders of Senior Indebtedness. Seller shall promptly deliver to holders of Senior Indebtedness in the form received (except for endorsement or assignment by Seller where required by holders of Senior Indebtedness), for application to the Senior Indebtedness, any payment, distribution, security or proceeds received by Seller with respect to the amounts due pursuant to this Promissory Note other than in accordance with this paragraph. In the event of the Issuer’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this paragraph shall remain in full force and effect, and except as otherwise permitted in this paragraph, the Senior Indebtedness shall be paid in full before any payment is made to Seller pursuant to this Promissory Note. This paragraph shall remain effective for so long as the Issuer owes any amounts under the Senior Indebtedness. If, at any time after payment in full of the Senior Indebtedness any payments of the Senior Indebtedness must be disgorged by holders of Senior Indebtedness for any reason (including, without limitation, the bankruptcy of the Issuer), this paragraph and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Seller shall immediately pay over to holders of Senior Indebtedness all payments received with respect to the amounts due pursuant to this Promissory Note to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Seller, holders of Senior Indebtedness may take such actions with respect to the Senior Indebtedness as holders of Senior Indebtedness, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Issuer, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Indebtedness and any collateral securing the Senior Indebtedness, and enforcing or failing to enforce any rights against the Issuer or any other person. No such action or inaction shall impair or otherwise affect the rights of any holder of Senior Indebtedness hereunder. Seller waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Seller agrees that it shall not assert any such defenses or rights. Subject to the payment in full of all Senior Indebtedness, Seller shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this paragraph) to receive payments and distributions of assets of the Issuer applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Issuer and its creditors, other than the holders of Senior Indebtedness and Seller, be deemed to be a payment by Issuer to or on account of this Promissory Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Seller would be entitled except for the provisions of this paragraph shall, as between Issuer and its creditors, other than the holders of Senior Indebtedness and Seller, be deemed to be a payment by Issuer to or on account of the Senior Indebtedness. By acceptance of this Promissory Note, Seller agrees to promptly execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and the Issuer may require that Seller execute such forms of subordination agreement. In the event that Seller fails to comply with the immediately preceding sentence, Seller hereby authorizes Issuer and/or any holder of Senior Indebtedness to execute and deliver any such subordination agreement on behalf of Seller and agrees that any such subordination agreement signed by Issuer and/or any holder of Senior Indebtedness pursuant to hereto shall be valid, enforceable and binding upon Seller. Seller, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Promissory Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on an unsecured, pari passu basis in right of payment with the amounts due under this Promissory Note, all obligations owing to any provider (a “Senior Creditor”) of indebtedness for borrowed money to the Issuer, including, without limitation, principal (and premium, if any), unpaid interest, fees, expenses, costs and other amounts due in connection with such indebtedness, and costs of collecting such obligations (including attorneys’ fees), and any renewals, extensions, increases, refinancings, replacements, modifications or refundings thereof, including any interest, premiums, fees, reimbursement obligations with respect to letters of credit, obligations to pay or provide reimbursement for costs and expenses and indemnification obligations, all whether accruing, created or arising before or after the commencement of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the relief or liquidation, dissolution or other winding up of the Issuer or its properties (including, without limitation, any such proceeding under the United States Bankruptcy Code) whether under the laws of the United States (or any state, commonwealth or territory thereof) or of any other country (a “Proceeding”) and, in the case of any commencement of any such Proceeding, whether or not allowable or allowed in such Proceeding (and specifically including without limitation any debtor-in-possession financing provided by such Senior Creditor in any Proceeding to the Issuer to refinance, repay or “roll-up” any pre-petition Senior Indebtedness), and shall also include any and all financing advances and/or made available to the Issuer in any Proceeding by any Senior Creditor (including any so-called “DIP financing” made available by any Senior Creditor to the Issuer under Section 364 of the Bankruptcy Code in any Proceeding (whether or not used to refinance, repay or “roll-up” any pre-petition Senior Indebtedness). Issuer hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Delaware, without regard to principles of conflict of laws. This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Issuer and inure to the benefit of the Seller and its permitted successors, endorsees and assigns. Neither party’s rights or obligations under this Promissory Note may be transferred without the express written consent of the other party hereto, provided that if the other party hereto consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to the transferor party and shall inure to the benefit of and be extended to any holder thereof. In connection with any assignment or transfer of this Promissory Note, in whole or in part, the holder shall surrender this Promissory Note to the Issuer, whereupon the Issuer will issue and deliver a new Promissory Note to the assignee or transferee representing the unpaid principal of this Promissory Note being assigned transferred by the holder and, if less than the entire unpaid principal of this Promissory Note held by the holder is being assigned or transferred, a new note to the holder, representing the portion of the unpaid principal not being assigned or transferred. Notwithstanding any other provision to the contrary, the Issuer shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Promissory Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided, at Issuer’s reasonable request, any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate series of Internal Revenue Service Form W-8, as applicable, from each beneficial owner of this Promissory Note; provided that Issuer shall use reasonable best efforts to (a) provide at least five days advance notice to Seller of Issuer’s intention to withhold and (b) reasonably cooperate with Seller to minimize or eliminate such withholding. To the extent such amounts are so deducted or withheld, and timely paid over to the appropriate taxing authority, then such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid. [Signature Page Follows]

ISSUER: Project Labrador Holdco, LLC By: Name: Title: SELLER: Bakkt Opco Holdings, LLC By: Name: Title:

EXHIBIT B Escrow Agreement [Attached.]

ESCROW AGREEMENT THIS ESCROW AGREEMENT (the “Agreement”) is entered into and effective this [•] day of [•], 2025, by and among Acquiom Clearinghouse LLC (the “Escrow Agent”), Project Labrador Holdings, LLC (“Purchaser”), and Bakkt Opco Holdings, LLC, a Delaware limited liability company (“Parent” and together with the Purchaser, the “Parties”), in connection with that certain Equity Purchase Agreement, dated as of [•], 2025 (the “Purchase Agreement”), by and among Purchaser, Parent, Bridge2 Solutions, LLC, a Delaware limited liability company, B2S Resale, LLC, a Delaware limited liability company, Aspire Loyalty Travel Solutions, LLC, a Florida limited liability company, and Bridge2 Solutions Canada Ltd., a Canada private limited company. I. Terms and Conditions 1.1. Purchaser and Parent hereby appoint the Escrow Agent as their escrow agent, and the Escrow Agent hereby accepts its duties as provided herein. Parent shall remit funds (the “Escrow Funds”) to an account (the “Escrow Account”), using the wire instructions set forth on Schedule I. 1.2. Within two Business Days of receipt of written instructions (“Joint Instructions”), signed by an authorized representative of each of Purchaser and Parent, the Escrow Agent shall disburse funds held in the Escrow Account as provided in such Joint Instructions and this Section 1.2. The Joint Instructions shall include the amount to be disbursed and shall identify the party to whom the disbursement shall be made, which shall be either Purchaser or Parent. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 4.4 is authorized or required by law or executive order to remain closed. II. Provisions as to the Escrow Agent 2.1. This Agreement expressly and exclusively sets forth the duties of the Escrow Agent and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no liability in connection herewith except for the Escrow Agent’s fraud, willful misconduct, gross negligence, or bad faith. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Except as set forth above, the Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent in good faith pursuant to wiring or transfer instructions or in accordance with the Joint Instructions or instructions otherwise provided to the Escrow Agent in accordance with the provisions of this Agreement. Any wire transfers of funds made by the Escrow Agent pursuant to this Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary wire transfer procedures in effect from time to time, including without limitation call-back procedures. The Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to such security procedure may result in a delay in accomplishing such funds transfer and the parties agree that the Escrow Agent shall not be liable for any loss caused by any such delay. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in connection with this Agreement except in connection with the Escrow Agent’s fraud, willful misconduct, gross negligence, or bad faith. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. This Agreement constitutes the entire agreement between the Escrow Agent and Purchaser and Parent in connection with the subject matter of this Agreement, and no other agreement entered into between Purchaser and Parent, or either of them, including, without limitation, the Purchase Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent. Solely as between the Purchaser and Parent, in the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control. The Escrow Agent shall be protected in acting upon any Joint Instructions or other written instruction, notice, request or instrument which the Escrow Agent in good faith reasonably believes to be genuine and what it purports, to be. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder.

3 2.2. In the event of any disagreement between Purchaser and Parent, or between either of them and any other party, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith, be in reasonable doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder (provided, that the Escrow Agent shall as promptly as practicable notify Purchaser and Parent, in writing, of such refusal), so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and the Escrow Agent shall be entitled, in its good faith judgment, to continue to refrain from acting until (i) the rights of Purchaser and Parent and all other interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjudged and all doubt resolved by agreement among Purchaser and Parent and all other interested parties, and the Escrow Agent shall have been notified thereof in writing signed by Purchaser and Parent. Notwithstanding the preceding, the Escrow Agent may in its reasonable discretion obey the order, judgment, decree or levy of any court or of an agency of the United States or any political subdivision thereof (in each case, an “Order”), or of any agency of any State of the United States or of any political subdivision thereof, and the Escrow Agent is hereby authorized in its reasonable discretion, to comply with and obey any such orders, judgments, decrees or levies and it shall not be liable to any of the Parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated; provided, that, to the extent legally permissible, the Escrow Agent shall as promptly as practicable notify the Purchaser and Parent in writing of any such Orders, judgments, decrees or levies. The rights of the Escrow Agent in this paragraph are cumulative of all other rights which it may have by law or otherwise. 2.3. Purchaser and Parent agree to indemnify the Escrow Agent from and against any and all reasonable, documented and out-of-pocket losses, liabilities and expenses (“Losses”) which the Escrow Agent actually incurs, and which arise out of or in connection with this Agreement; provided, however, that the Escrow Agent shall not be entitled to indemnification with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been caused by the Escrow Agent’s fraud, gross negligence, willful misconduct, or bad faith. Notwithstanding anything in this Escrow Agreement to the contrary, in no event shall Purchaser or the Parent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits) of the Escrow Agent, even if such Purchaser or Parent has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, that this sentence shall not prejudice Escrow Agent’s right to be indemnified for losses payable by the Escrow Agent to third parties. As solely between Purchaser and Parent, each of Purchaser and Parent hereby agrees between themselves to severally pay the amount of any losses determined by final adjudication of a court of competent jurisdiction to have been caused by the action of such Purchaser or Parent, and such Purchaser or Parent agrees that it will be solely responsible for all payment obligations in respect of such losses owned to the Escrow Agent; provided, that if such losses are incurred due to no fault of either Purchaser or Parent, then the Purchaser and Parent each agree to pay for 50% of such losses; provided, that nothing herein shall limit either Purchaser or Parent from seeking contribution from the other in respect thereof. This section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent. 2.4. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be deemed the Escrow Agent under this Agreement without further action and the Escrow Agent shall use commercially reasonable efforts to promptly notify Purchaser and Parent of such occurrence. 2.5. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to Purchaser and Parent. The Escrow Agent may be removed and replaced with or without cause, by Purchaser and Parent, acting jointly, at any time, following written notice to the Escrow Agent by the Parties. In either event, such resignation or removal shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. Purchaser and Parent shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation or removal is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all Escrow Funds delivered hereunder and the Escrow

4 Agent shall thereupon be relieved of all further duties and obligations under this Agreement. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. III. Compensation of the Escrow Agent 3.1. All fees and expenses of the Escrow Agent hereunder in accordance with invoices, consistent with the fees set forth on Exhibit B delivered to Parent, shall be paid fifty percent (50%) by Purchaser and fifty percent (50%) by Parent. The Escrow Agent is hereby granted the right to set off and deduct any unpaid fees and unsatisfied indemnification rights that have been finally adjudicated by a court of competent jurisdiction to be owed to the Escrow Agent from the Escrow Funds that remain unpaid for a period of thirty (30) days after providing the Purchaser and Parent with an invoice for such amounts. IV. Miscellaneous 4.1. During the term of this Agreement, the Escrow Funds shall be deposited as indicated in Exhibit B. Any interest will accrue on Escrow Fund deposits beginning the day immediately following the day Escrow Fund deposits are received, based on the daily average balances of Escrow Funds so held in the Escrow Account. Any interest will be credited monthly and become part of the Escrow Fund. Deposits into the Escrow Account are eligible for Federal Deposit Insurance Corporation (“FDIC”) pass-through insurance up to the standard maximum, including principal and accrued interest, subject to the applicable rules and regulations of the FDIC, and are not secured. Escrow Agent or its affiliates may receive compensation from third parties based on balances deposited in the Escrow Account. 4.2 Purchaser and Parent agree that, subject to the terms and conditions of this Agreement, for U.S. federal and other applicable income tax purposes, the owner of the Escrow Funds is the Parent and all interest and income from the investment of the funds shall be reported as having been earned by Parent as of the end of the calendar year in which it was earned, whether or not such income was disbursed during such calendar year, to the extent required by the United States Internal Revenue Service (“IRS”). On or before the execution and delivery of this Agreement, each of Purchaser and Parent shall provide to the Escrow Agent a correct, duly completed, dated and executed current IRS Form W-9 or Form W-8, whichever is appropriate, or any successor forms thereto, in a form and substance satisfactory to the Escrow Agent (which such forms Escrow Agent shall be permitted to transmit to the depository institution where the Escrow Funds are held) including appropriate supporting documentation and/or any other form, document, and/or certificate required or reasonably requested by the Escrow Agent to validate the form provided. Notwithstanding anything to the contrary herein provided, except for the delivery and filing of tax information reporting forms required pursuant to the Internal Revenue Code of 1986, as amended, to be delivered and filed with the IRS by the Escrow Agent, as escrow agent hereunder, or by the institution where the Escrow Account is held, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon. 4.3 The Escrow Agent shall provide reasonably detailed monthly reports of transactions and balances to Purchaser and Parent as of the end of each month, until the disbursement of all Escrow Funds, and shall provide such other information relating to the subject matter of this Agreement as a party may reasonably request. This Agreement shall terminate upon the final disbursement of all Escrow Funds. 4.4. Any notice, request for consent, report, or any other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been given when delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by electronic mail to the email address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by United States mail, postage prepaid, or by certified mail, return receipt requested and postage prepaid, in each case to the appropriate address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing: If to the Escrow Agent:

5 Acquiom Clearinghouse LLC 950 17th Street, Suite 1400 Denver, CO 80202 [***] If to Purchaser: [***] with a copy (which shall not constitute notice) to: Goodwin Procter, LLP 100 Northern Avenue Boston, MA 02210 Attention: Gregg Katz; Meggie Hickey Email: GKatz@goodwinlaw.com; MHickey@goodwinlaw.com If to the Parent: Bakkt Opco Holdings, LLC 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 Attention: Marc D’Annunzio, General Counsel Email: marc.dannunzio@bakkt.com with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746 Attention: J. Matthew Lyons; Nathan Robinson Email: mlyons@wsgr.com; nrobinson@wsgr.com Any party may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party. 4.5. This Agreement is intended to be construed according to the internal laws of the State of Delaware, without regard to conflicts of laws principles. Except as permitted in Section 2.4, neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other parties hereto. This Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. 4.6. The terms of this Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the parties hereto. A waiver of any provision of this Agreement may be made only by an instrument in writing signed by the Party against whom the waiver is to be effective and the Escrow Agent. 4.7. If any provision of this Agreement shall be held or deemed to be or shall in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever. 4.8. This Agreement is for the sole benefit of Purchaser, Parent and the Escrow Agent, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by

6 reason of this Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through its affiliates, agents, attorneys, custodians or nominees. 4.9. No party to this Agreement shall be liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. 4.10 Following the public announcement of the transactions contemplated in the Purchase Agreement, Escrow Agent may reference the parties as clients and disclose that it is serving as the escrow agent in connection herewith. 4.11. All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof. 4.12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. 4.13. Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, each of the parties to this Agreement (other than the Escrow Agent) shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A-1 and A-2 hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of each such party. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent. Whenever this Agreement provides for joint written notices, joint written instructions or other joint actions to be delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on any joint written notice, instructions or action executed by persons named in such Certificate of Incumbency. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When a party opens an account, the Escrow Agent will ask for each party’s name, address, date of birth, or other appropriate information that will allow the Escrow Agent to identify such party. The Escrow Agent may also ask to see each party’s driver’s license or other identifying documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written. ACQUIOM CLEARINGHOUSE LLC, as the Escrow Agent By: Name: Jennifer Dunn Title: Director [PURCHASER] By: Name: Title: BAKKT OPCO HOLDINGS, LLC By: Name: Title:

EXHIBIT C Transition Services Agreement [Attached.]

Page 1 of 105 TRANSITION SERVICES AGREEMENT This Transition Services Agreement is entered into on [•] (“Effective Date”), by and between Bakkt Opco Holdings, LLC, a Delaware limited liability Company (“Seller”), and Project Labrador Holdings, LLC, a Delaware limited liability company (“Purchaser”) (each, a “Party” and collectively, the “Parties”) (this “Agreement”). Seller and Purchaser agree as follows: Background A. Pursuant to an Equity Purchase Agreement, dated July 23, 2025 (the “Purchase Agreement”), by and among the Parties and certain other parties thereto, Seller and certain of its affiliates have sold and transferred all Equity Interests of the Acquired Companies to Purchaser, subject to the terms and conditions of the Purchase Agreement. B. Purchaser has requested that certain Seller Services (as defined below) be provided by Seller and Seller has requested that certain Purchaser Services be provided by Purchaser, each for a period specified in the applicable Schedule with an additional optional [•]-day extension following the Closing, pursuant to and in accordance with the terms of this Agreement. Agreement ARTICLE I.Definitions Whenever used in this Agreement, the following terms will have the following specified meanings. Capitalized terms used and not otherwise defined herein will have the meaning assigned to them in the Purchase Agreement unless the context otherwise requires. 1.1 “Service Recipient Assets” means any office space, facilities, equipment, components, parts, supplies, materials, computer programs, documentation, communications, transportation, specification, data, information, and other assets provided or to be provided by Service Recipient to facilitate the performance of Services. 1.2 “Costs” means the aggregate amount of all reasonable amounts incurred by such Service Provider or Service Provider Personnel in connection with the products or services of third parties delivered to such Service Recipient or such Service Provider or their respective personnel in connection with the applicable Services including, without limitation: (a) amounts due to third parties under contracts relating in whole or in part to provision of the Services (such as license fees and costs for third-party equipment, technology, and services) and (b) any breakage or termination fees and any other termination costs payable by the Service Provider with respect to third party contracts relating in whole or in part to provision of the Services or termination of Services (including as a result of such Service Recipient’s exercise of its rights under Section 8.2), in each case of (a) and (b), in an equitably allocated portion thereof, in the case of any such equipment, resources or agreements that also were used by Service Provider for purposes other than providing Services. 1.3 “Deliverable” means any software (in source code or object code form), materials, texts, drawings, hardware, specifications, designs or other items or works of authorship, in preliminary or final form and on any media whatsoever developed, modified or made by or on behalf of Service Provider in connection with or as a result of its performance of any Services.

2 1.4 “Purchaser Services” means services performed or to be performed by Purchaser under this Agreement. 1.5 “Schedule” means a written agreement for the performance of specific Services that is made and entered into by the Parties pursuant to Section ARTICLE II, as the same may be amended from time to time by the Parties in accordance with the provisions of this Agreement. 1.6 “Seller Services” means services performed or to be performed by Seller under this Agreement. 1.7 “Service Provider Personnel” means the employees and independent contractors provided or to be provided by Service Provider or its affiliates to perform the Services under this Agreement. 1.8 “Service Provider” means the Party providing the Services, as specified in the applicable Schedule. 1.9 “Service Recipient” means the Party receiving the Services, as specified in the applicable Schedule. 1.10 “Services” means, as applicable, the Purchaser Services or Seller Services. ARTICLE II.The Services 2.1 Scope. During the Term (as defined below), Service Provider will use commercially reasonable efforts to perform, by itself or through an affiliate or a third party, the Services specified in the Schedules or otherwise agreed upon by the Parties pursuant to this Agreement. Except as otherwise expressly agreed by the Parties in a Schedule, in providing the Services, Service Provider is not obligated to: (a) hire any additional employees (other than, in the case of Seller as the Service Provider, in connection with the replacement of any terminated employees providing Seller Services to Purchaser, to the extent the termination of such employee will impact the receipt of such Seller Services in accordance with Section 2.3); (b) maintain the employment of any specific employee; (c) purchase, lease, or license any additional equipment or software (other than the replacement of existing equipment or software as of the date of this Agreement which later fails or becomes defective); (d) reallocate any Service Provider Personnel from their existing functions or (e) amend agreements or other arrangements with third parties to make available functionality or features that such third parties are not providing to such Service Provider in connection with the business of the Acquired Companies as of the Closing Date. 2.2 Schedules. Each Schedule will be in writing and signed by both Parties. The agreed- upon Schedules for the initial Services under this Agreement is attached to this Agreement as Schedule A for the Seller Services and Schedule B for the Purchaser Services. Purchaser may prepare and submit to Seller a written proposal for any additional Seller Services that Purchaser may desire to have performed under this Agreement and Seller may prepare and submit to Purchaser a written proposal for any additional Purchaser Services that Seller may desire to have performed under this Agreement. If the proposed Services are (reasonable and necessary extensions of Services that are already provided, then Service Provider will use its commercially reasonable efforts to provide such additional Services provided, however, that such Service

3 Recipient acknowledges and agrees that any change in Services may result in an increase in the fees for such Services. In the event any additional Services pursuant to this Section 2.2 are provided by such Service Provider, the Parties will prepare, sign and deliver a Schedule for such Services and additional fees. If a proposal for Services are not reasonable and necessary extensions of the Services that are already provided, then Service Provider may reject the proposal, or upon Service Provider’s request, the Parties will negotiate in good faith to agree upon mutually acceptable compensation, terms and conditions for Service Provider’s performance of such Services under this Agreement. 2.3 Purpose/Use of Services. The Service Recipient shall use the Services for substantially the same purposes and in substantially the same manner (including the nature and quantity of such Service) as the Acquired Companies and/or the Seller, as applicable, had historically used the Services. Seller shall be required to provide the Seller Services to the Acquired Companies only in connection with the conduct of their business as historically operated by Seller (and not in connection with any of the Purchaser’s other businesses). Purchaser shall be required to provide the Purchaser Services to the Seller only in connection with the conduct of the Seller’s business as historically operated by Seller or presently planned to be operated and natural extensions of such business, provided that such extensions do not materially increase the cost or effort required to provide such Purchaser Services, provided, further, that any increased costs shall be borne by Seller. Neither Service Recipient, nor the Acquired Entities, shall license or resell any of the Services to any person or entity whatsoever or permit the use of the Services by any person or entity, in each case, other than in connection with the conduct of its business in the ordinary course. The Service Coordinators will use commercially reasonable efforts to consult and cooperate to coordinate, to the extent possible, the Services with Service Provider’s other operations. ARTICLE III.Performance of Services 3.1 Coordination With Other Operations. During the Term, each Service Provider will designate an individual with sufficient knowledge and background to act as principal point-of- contact between the Service Providers with respect to the Services (each, a “Service Coordinator”). The Service Coordinators will coordinate the provision of the Services and serve as the primary contact with the other Service Provider in connection with this Agreement. The Service Coordinators will meet from time to time as reasonably necessary to discuss the Services and any issues with respect thereto. The Service Coordinator for each Service Provider as of the date hereof is set forth on Schedule C. Either Service Provider may change its Service Coordinator upon written notice to the other Service Provider. 3.2 Schedule. Service Provider will use reasonable efforts to perform, or cause to be performed, all Services with at least the same level of diligence as applied in Service Provider’s performance of similar services in the operation of its own business. 3.3 Service Provider Personnel. Each Service Provider Personnel will be, as between the Parties, an employee or independent contractor of Service Provider or its affiliates. No Service Provider Personnel will be treated as an employee of Service Recipient for any purpose.

4 3.4 Access to the Service Recipient Facilities. Service Recipient will provide the Service Provider Personnel access to its facilities as reasonably required for them to perform the Services in accordance with this Agreement. Service Provider is responsible for using to commercially reasonable efforts to ensure that the Service Provider Personnel comply with any reasonable restrictions and guidelines regarding access to Service Recipient facilities only if such restrictions or guidelines are provided to any such Service Provider Personnel at least 3 business days in advance of such access. 3.5 Service Recipient Assets. Service Recipient will provide and make available any Service Recipient Assets as reasonably required for the performance of the Services in accordance with the Schedules and other applicable requirements of this Agreement. Service Recipient hereby grants to Service Provider a license to use, and to permit the Service Provider Personnel to use, such Service Recipient Assets in the performance of Services during the Term, subject to any additional restrictions, limitations, terms and conditions, as may be specified in the applicable Schedule or provided by to any Service Provider Personnel at least 3 business days in advance of the provision of Services. 3.6 Deliverables. To the extent any Deliverables are developed pursuant to this Agreement, as between the Parties, except as otherwise set forth on a Schedule or agreed by the Parties in writing, Service Provider will own all right, title and interest in and to the Deliverables and all associated intellectual property rights. Service Provider hereby grants to Service Recipient a non-exclusive, sublicensable, transferable, perpetual and royalty-free license to use such Deliverables. ARTICLE IV.Compensation 4.1 Services. As compensation for the performance of Services, Service Recipient will pay to Service Provider the fees specified for the applicable Services on the applicable Schedule plus the applicable taxes as further described in Section 4.4. The fees for the Services may be (a) at an agreed fixed charge specified in the applicable Schedule, (b) on a Cost basis, (c) on an hourly basis based on Service Provider’s then-current applicable professional services rates applicable to the Service Provider Personnel providing the Services, or (d) a combination of (a), (b), and (c) or other payment structure specified in the applicable Schedule. For Services charged on a Cost basis, Service Recipient will pay to Service Provider the actual Costs for those Services, plus applicable taxes described in Section 4.4. 4.2 Invoices. By the [15th] day of every month during the Term, Service Provider will submit to Service Recipient a reasonably detailed invoice (an “Invoice”) for any compensation payable under Section 4.1 or Section 4.4 for any Services performed during the prior month. If the Services are terminated prior to the last day of the calendar month, the payment for that final month will be prorated based on the number of days elapsed. 4.3 Payment. Service Recipient will pay the amount payable under each of Service Provider’s Invoices under Section 4.2 by check or wire transfer within [30] calendar days after Service Recipient’s receipt of the Invoice. Upon reasonable notice, Service Recipient shall have reasonable access to Service Provider’s books and records related to the performance of the Services and the calculation of fees for such Services. In the event Service Recipient reasonably

5 believes that all or any portion of an Invoice is not payable under this Agreement, it shall, within [30] calendar days of receipt of such Invoice, pay the portion of such Invoice which it does not dispute and shall give written notice to the Service Provider of the disputed amount and, with reasonable detail, the basis on which the Service Recipient disputes such amount. If there is a disputed amount the parties shall in good faith seek to resolve the dispute within [15] calendar days of notice of the dispute. Failing such resolution, the Parties shall submit the dispute to Grant Thorton LLP in accordance with the dispute resolution mechanism in Section 3.3 of the Purchase Agreement. If all or any portion of the disputed amount is determined to have been due, Service Recipient shall pay to Service Provider such amount together with interest at a monthly rate of [3.0]%, from the date of such Invoice until the date paid to the Service Provider. Subject to the foregoing, any amount owing under any Invoices for Services that remains unpaid as of such date will accrue interest at a monthly rate of [3.0]%, and Service Provider will have the right to immediately suspend its Services until paid in full. 4.4 Taxes. To the extent not included directly in the price charged for Services, the charge for any Service will be increased by the amount of any applicable sales, use, gross receipts, value added or similar tax that is imposed as a result of, or measured by, any Service rendered hereunder unless covered by an exemption certificate, excluding any income or franchise taxes imposed on Service Provider and excluding any interest, penalties, or other additions to tax imposed by reason of Service Provider’s delay or failure to properly pay or report taxes. Service Provider will be solely responsible for any payroll, employment, or similar taxes, insurance premiums, severance or worker’s compensation, or other employment benefits in respect of its employees or other service providers it engages with respect to Services. . ARTICLE V.Confidentiality & Protection 5.1 Confidentiality. Any and all information disclosed by one Party to the other Party in connection with this Agreement will be subject to the terms of the Confidentiality Agreement. Each Party will disclose to the other Party only such of its Confidential Information (as defined in the Confidentiality Agreement) as may be reasonably necessary to provide the Services. 5.2 Protection. Each Party agrees to: (a) maintain commercially reasonable security measures to protect the other’s information technology systems and data from unauthorized access, misuse, or other unauthorized processing by third parties, (b) not attempt to obtain access to, use or interfere with any information technology systems or data used or processed by the other except to the extent required to do so to receive or provide the Services or as expressly permitted under this Agreement, (c) co-operate with the other Party in any commercially reasonable security arrangements which the other Party considers necessary to prevent any member of its group, or any unauthorized third party, accessing a system or data in a manner prohibited, (d) use commercially reasonable efforts to ensure the reliability of its employees, agents and subcontractors who have access to the systems or data and (e) on becoming aware of any actual or reasonably suspected security incident or breach, such Party shall (i) promptly act, as far as reasonably practicable, to prevent or mitigate the effects of that incident or breach; (ii) promptly inform the other Party of the incident or breach in writing together with details of the incident or breach, including the relevant surrounding circumstances; and (iii) identify such Party’s proposed resolution to remedy the incident or breach and proposed actions to prevent occurrence of future such incidents or breaches. For the avoidance of doubt, any information technology systems and

6 data to be purchased by and/or transferred to Purchaser in connection with the transactions contemplated by the Purchase Agreement are deemed Purchaser’s information technology systems and data hereunder following the Effective Date. ARTICLE VI.Licensed Technology Service Recipient understands that performance of certain Services may require that Service Recipient obtain from third parties a license or additional authorization for use of certain software or technology. Service Provider will reasonably assist Service Recipient in obtaining such license or additional authorization, but in each case Service Recipient, at its expense, will be responsible for timely securing the license or appropriate authorization from each such third party. Under no circumstances will Service Provider (or anyone acting on its behalf) be required to perform Services using software or technology owned by third parties without a license or written authorization from the owner or authorized provider of such software or technology, if such license or written authorization is deemed reasonably necessary by Service Provider. If the Parties are unable to obtain the relevant license or additional authorization after reasonable attempts, Service Provider may suspend its obligation to perform the portion of Services affected by the failure to obtain such license or authorization without liability or penalty, unless the parties mutually agree on an alternative approach for providing such portion of Services. To the extent a mutually agreed upon alternative approach requires payment above and beyond that which is included in Service Provider’s charge for the Service in question, Service Recipient will be responsible for that payment unless the Parties otherwise agree in writing. ARTICLE VII.Warranties, Indemnification and Limitations of Liability. 7.1 Warranty. Service Provider will provide the Services exercising the same degree of care and diligence as it exercises in performing the same or similar services for itself and its affiliates in accordance with Service Provider’s applicable policies, procedures, and practices in effect immediately before the Closing Date relating to or in connection with the Services. SERVICE PROVIDER DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES OTHER THAN AS PROVIDED IN THIS SECTION 7.1, INCLUDING ANY WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO ANY SERVICE PROVIDED UNDER THIS AGREEMENT. 7.2 Indemnification. (a) Each Party (“Indemnitor”) will defend the other Party and its principals, employees, agents, directors, members, officers, and affiliates (each an “Indemnitee”) from and against any claim, demand, suit, or proceeding (“Claim”) made or brought against an Indemnitee by a third party arising out of, or resulting from Indemnitor’s (1) actual or alleged breach of its warranties and representations in this Agreement, (2) negligence, or (3) failure to perform its duties under this Agreement. Indemnitor will indemnify the Indemnitees for any damages finally awarded against the Indemnitees and for reasonable attorneys’ fees incurred by the Indemnitees in connection with any such Claim if the Indemnitees comply with Section 7.2(b). (b) Any Indemnitee claiming indemnity under this Agreement will give written notice to the Indemnitor promptly after learning of the Claim for which indemnity is being sought.

7 A failure to provide that notice promptly will not relieve Indemnitor of any liability to the Indemnitee except to the extent Indemnitor is actually prejudiced thereby. The Indemnitee will provide Indemnitor with reasonable assistance, at Indemnitor’s expense, in connection with the defense of the Claim for which indemnity is being sought. Indemnitor will have the right to assume and conduct the defense of the Claim with counsel of its choice, except that the Indemnitee may participate in and monitor the defense with counsel of its own choosing at its sole expense (which will not be subject to indemnification). Indemnitor will not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, unless the settlement involves only the payment of money. If Indemnitor does not assume and conduct the defense of the Claim as provided above, (1) the Indemnitee may assume and conduct such defense and settle any Claim, subject to the prior written consent of Indemnitee, and (2) Indemnitor will remain responsible to indemnify the Indemnitee as provided in the clause setting forth the applicable indemnification obligation in this Agreement. 7.3 Force Majeure. Neither Party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any cause or condition beyond such Party’s reasonable control (including, but not limited to, fire, explosion, earthquake, storm, flood, wind, drought and act of God or the elements; court order; act, delay or failure to act by civil, military or other governmental authority; strike, lockout, labor dispute, riot, insurrection, sabotage and war; unavailability of required parts, materials or other items; and act, delay or failure to act by the other Party or any third Party); provided, that such Party uses commercially reasonable efforts to promptly overcome or mitigate the delay or failure to perform. 7.4 Limitation of Consequential Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT NECESSARILY LIMITED TO, LOSS OF PROFIT, REVENUE OR USE) RESULTING FROM ANY PERFORMANCE, NONPERFORMANCE, BREACH OR DEFAULT UNDER THIS AGREEMENT. THE LIMITATIONS SET FORTH IN THIS PARAGRAPH WILL NOT APPLY TO EITHER PARTY’S OBLIGATIONS UNDER SECTION 7.2 OF THIS AGREEMENT OR TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS UNDER SECTION ARTICLE V. 7.5 Limitation on Total Liability. THE TOTAL LIABILITY OF EACH PARTY (WHETHER IN CONTRACT, TORT OR OTHERWISE) WITH REGARD TO THE SERVICES OR THIS AGREEMENT WILL NOT IN THE AGGREGATE, WITH RESPECT TO EACH PARTY, EXCEED THE TOTAL AMOUNTS PAID BY SERVICE RECIPIENT TO SERVICE PROVIDER UNDER THIS AGREEMENT FOR THE SIX MONTHS PRECEDING THE MONTH IN WHICH ANY SUCH LIABILITY IS FIRST ASSERTED. THE LIMITATIONS SET FORTH IN THIS PARAGRAPH WILL NOT APPLY TO EITHER PARTY’S OBLIGATIONS UNDER SECTION ARTICLE V, OR ANY LIABILITY ARISING AS A RESULT OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ARTICLE VIII.Term and Termination. 8.1 General. The term of this Agreement will commence as of the Effective Date and will continue for ten months (the “Initial Term”) ; provided, that, Service Recipient may extend the

8 term for one additional 3-month period by giving Service Provider at least 30 days’ advance written notice prior to the end of the Initial Term of such extension (the “Extension Term” and, collectively with the Initial Term, the “Term”), unless otherwise terminated pursuant to this Section ARTICLE VIII. 8.2 Optional Termination. Service Recipient may terminate the Term by giving Service Provider [90] days’ advance written notice of termination. Subject to Section 8.5, Service Recipient may terminate any specific Service performed by Service Provider upon [90] days’ prior written notice to Service Provider. 8.3 Termination for Material Breach or Default. If either Party commits a material breach of or default under this Agreement, then the other Party may give such Party written notice of the breach or default (including, but not necessarily limited to, a statement of the facts relating to the breach or default, the provisions of this Agreement that are in breach or default, and the action required to cure the breach or default) and that the Term will terminate pursuant to this paragraph if the breach or default is not cured within [30] days after receipt of notice (or such later date as may be specified in such notice). If the other Party fails to cure the specified breach or default within 30 days after receipt of such notice (or such later date as may be specified in such notice), then the non-breaching Party may immediately terminate this Agreement. 8.4 End of the Term. Upon termination of the Term, the following will apply, unless otherwise agreed upon by the Parties: (a) the Parties will use commercially reasonable efforts to cooperate to effect an orderly, efficient, effective and expeditious winding-up of the Services; (b) within 30 business days after the end of the Term, Service Provider will return to Service Recipient or destroy any and all Service Recipient Assets, and all copies thereof, then in Service Provider’s possession or control; (c) Service Recipient will have no obligation to pay for any terminated Services performed after the effective date of such termination; and (d) neither Service Provider nor anyone acting on its behalf will have any further obligation to perform any Services under this Agreement or any Schedule. 8.5 Partial Termination. Service Recipient may terminate any Schedule (or portion thereof) by giving Service Provider 30 days’ advance written notice of termination. Upon the termination of any Schedule (or portion thereof) pursuant to this paragraph, the following will apply, unless otherwise agreed upon by the Parties: (a) the Parties will use commercially reasonable efforts to cooperate to effect an orderly, efficient, effective and expeditious winding-up of such Schedule (or portion thereof); (b) Neither Service Provider nor anyone acting on its behalf will have any obligation to perform any Services under any such terminated Schedule (or portion thereof) after the effective date of such termination;

9 (c) Service Recipient will have no obligation to pay for any Services under any such terminated Schedule (or portion thereof) performed after the effective date of such termination; and (d) this Agreement and any other Schedules (or portion thereof) will remain in full force and effect. 8.6 Administrative and Support Services. Service Recipient acknowledges that the Services are being provided to Service Recipient as an accommodation to Service Recipient and as partial consideration for the transactions contemplated in the Purchase Agreement, both to allow Service Recipient a period of time to obtain its own support for its businesses. During the Term, Service Recipient agrees that it shall take all reasonable steps necessary to obtain its own administrative and support services prior to the expiration of the Services under this Agreement. 8.7 Survival. Notwithstanding anything to the contrary in this Agreement, (i) the rights and obligations contained in Section ARTICLE VII (“Warranties, Indemnification and Limitations of Liability”) will survive any termination of this Agreement for [90] calendar days and (ii) the rights and obligations contained in Section 3.6 (“Deliverables”) Section ARTICLE IV (“Compensation”), Section ARTICLE V (“Confidentiality and Protection”), Section 8.7 (“Survival”), Section 9.3 (“Non-Assignability and Binding Effect”), Section 9.4 (“Notices”), Section 9.5 (“Governing Law; Exclusive Jurisdiction”), Section 9.6 (“Remedies Cumulative”), Section 9.7 (“Waivers and Severability”), Section 9.8 (“Drafting and Interpretation”) and Section 9.9 (“Entire Agreement”) will survive any termination of this Agreement. ARTICLE IX.General. 9.1 No Restriction on Services for Third Parties. This Agreement will not be interpreted or construed to prohibit or in any way restrict either Party’s right to perform or receive any services for any third party (including, but not limited to, any services that are comparable or similar to the Services). 9.2 Independent Contractors. Each Party is an independent contractor and not a partner or agent of the other. This Agreement will not be interpreted or construed as creating or evidencing any partnership or agency between the Parties or as imposing any partnership or agency obligation or liability upon either Party. Further, neither Party is authorized to, and will not, enter into or incur any agreement, contract, commitment, obligation or liability in the name of or otherwise on behalf of the other Party. 9.3 Non-Assignability and Binding Effect. Neither Party may assign its rights and obligations under this Agreement without the written consent of the other Party, except pursuant to a merger, acquisition, or sale of all or substantially all of its assets. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their successors and assigns. 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) or sent via email (with confirmation of receipt) to the Parties at the below address (or at

10 such other address for a Party as shall be specified by like notice). If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by facsimile or e-mail, such communication shall be deemed delivered the day of the transmission or, if the transmission is not made on a business day before 5:00 p.m. at the place of receipt, the first business day after transmission; if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal; and if sent by overnight courier, such communication shall be deemed delivered upon receipt. If to Purchaser or: [***] with a copy (which shall not constitute notice) to: [***] If to the Seller: Bakkt Opco Holdings, LLC 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 Email: marc.dannunzio@bakkt.com Attention: Marc D’Annunzio, General Counsel with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746 Email: mlyons@wsgr.com; nrobinson@wsgr.com Attention: J. Matthew Lyons; Nathan Robinson 9.5 Governing Law; Exclusive Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law principles or rules that would cause the application of the Laws of any other jurisdiction. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware over all claims or causes of action (whether in contract or tort, at law or in equity, or granted by statute or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, termination, validity, interpretation,

11 construction, enforcement, performance, or nonperformance of this Agreement or otherwise arising from the transactions contemplated by this Agreement or the Ancillary Agreement or the relationship between the parties (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement) (“Related Claims”) and, if the Court of Chancery of the State of Delaware is unable to establish jurisdiction over any such Related Claim, then any other federal or state court located within the State of Delaware, and each party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding commenced in any court specified in this Section 9.5 by the delivery of a copy thereof in accordance with the provisions of Section 9.5. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED CLAIMS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING OR RELATED CLAIM BROUGHT BY OR AGAINST IT, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED CLAIMS. EACH PARTY ACKNOWLEDGES AND AGREES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT MAKES SUCH WAIVER VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5. 9.6 Remedies Cumulative. The remedies provided to the Parties under this Agreement are cumulative and will not exclude any other remedies to which a Party may be lawfully entitled. 9.7 Waiver and Severability. A Party’s waiver of any breach of this Agreement does not waive any other breach. A Party’s failure to insist on strict performance of any covenant or obligation under this Agreement will not be a waiver of such Party’s right to demand strict compliance in the future, nor will the same be construed as a novation of this Agreement. If any part of this Agreement is unenforceable, then the remaining portions of this Agreement will remain in full force and effect. 9.8 Drafting and Interpretation. The Parties have had an equal opportunity to participate in the drafting of this Agreement and the attached Schedules. No ambiguity will be construed against any Party based upon a claim that that Party drafted the ambiguous language. The headings appearing at the beginning of several sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Whenever required by context, a singular number will include the plural, the plural number will include the singular, and the gender of any pronoun will include all genders. 9.9 Entire Agreement. This Agreement, including any Schedules, and the Confidentiality Agreement are the final and complete expression of all agreements between these Parties, and supersedes all previous oral and written agreements, regarding the subject matter of

12 this Agreement. It may be changed only by a written agreement signed by the Party against whom enforcement is sought. The Schedules referred to in this Agreement are incorporated by this reference as if fully set forth here. 9.10 Execution in Counterparts. The Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute but one and the same instrument. The Agreement may be executed and delivered by e-mail and the Parties agree that such e-mail execution and delivery will have the same force and effect as delivery of an original document with original signatures, and that each Party may use such electronic signatures as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used. The Parties have caused this Agreement to be executed as of the Effective Date. For Purchaser For Seller Signature: Signature: Name: Name: Title: Title: Date: Date:

Schedule A Seller Services [***] The Parties have caused this Schedule A to be executed as of the date set forth above. Signature: Signature: Name: Name: Title: Title: Date: Date:

Schedule B Purchaser Services [***] The Parties have caused this Schedule B to be executed as of the date set forth above. Signature: Signature: Name: Name: Title: Title: Date: Date: